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EXECUTION COPY

ARRANGEMENT AGREEMENT

        THIS ARRANGEMENT AGREEMENT is made as of the 22nd day of September, 2011

AMONG:

  US GOLD CORPORATION, a corporation incorporated under the laws of the State of Colorado

  ("US Gold")

  -and -

  MCEWEN MINING—MINERA ANDES ACQUISITION CORP., a corporation incorporated under the laws of the Province of Alberta

  ("Exchangeco")

  -and -

  MINERA ANDES INC., a corporation incorporated under the laws of the Province of Alberta

  ("Minera Andes")

        WHEREAS the respective Boards of Directors of US Gold and Minera Andes each established a special committee of independent directors to evaluate a combination of their respective businesses and each special committee recommended to its Board of Directors that such a business combination pursuant to the Plan of Arrangement (as hereinafter defined) in accordance with the terms and conditions contained herein is advisable and in the best interests of the corporation;

        WHEREAS the Board of Directors of US Gold deems it advisable and in the best interests of US Gold and its shareholders to combine the businesses of US Gold and Minera Andes by Exchangeco acquiring all of the outstanding common shares of Minera Andes pursuant to the Plan of Arrangement, subject to the terms and conditions contained herein;

        WHEREAS the Board of Directors of Minera Andes deems it advisable and in the best interests of Minera Andes to combine the businesses of US Gold and Minera Andes by Exchangeco acquiring all of the outstanding common shares of Minera Andes pursuant to the Plan of Arrangement, subject to the terms and conditions contained herein;

        AND WHEREAS the Parties intend to carry out the transactions contemplated by this Agreement by way of an arrangement under the Business Corporations Act (Alberta) and the respective Boards of Directors of US Gold, Exchangeco and Minera Andes have approved the transactions contemplated by this Agreement;

        AND WHEREAS each of US Gold and Minera Andes has entered into a voting agreement with the Locked-up Shareholders, pursuant to which, among other things, such shareholders have agreed to vote in favour of the Arrangement Resolution and the US Gold Resolution (as applicable) all of the Minera Andes Shares and US Gold Shares held by them, on the terms and subject to the conditions set forth in such agreements;

        NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby covenant and agree as follows:

Article 1
INTERPRETATION

1.1   Definitions

        In this Agreement (including the recitals hereto), the following terms have the following meanings:

        "1933 Act" means the United States Securities Act of 1933, as amended.

        "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

        "ABCA" means the Business Corporations Act (Alberta), including the regulations promulgated thereunder, in either case as amended.

        "Acquisition Proposal" means, with respect to Minera Andes or US Gold, as the case may be, other than the transactions contemplated by this Agreement and other than any transaction involving the Other Party and/or one or more of its wholly-owned Subsidiaries (and/or in the case of Minera Andes, its 49% interest in Minera Santa Cruz S.A.), any offer, proposal, inquiry or expression of interest from any third Person or group of third Persons, whether or not in writing and whether or not delivered to the shareholders of the Target Party, after the date hereof relating to: (i) any acquisition, purchase, sale, transfer, lease, partnership, joint venture, earn-in right, option to acquire, direct or indirect, involving assets of the Target Party and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Target Party and its Subsidiaries, taken as a whole, or which contribute 15% or more of the consolidated revenues of the Target Party and its Subsidiaries, taken as a whole; (ii) any, direct or indirect, acquisition, purchase or option to acquire or purchase from the Target Party or its Subsidiaries (x) 15% or more of any voting or equity securities of the Target Party, or (y) all of the voting or equity securities of any one or more of the Target Party's Subsidiaries that, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Target Party and its Subsidiaries, taken as a whole, or which contribute 15% or more of the consolidated revenues of the Target Party and its Subsidiaries, taken as a whole; (iii) any arrangement, merger, amalgamation, consolidation, business combination, liquidation or dissolution or other similar transaction involving the Target Party or any one or more of its Subsidiaries (or in the case of Minera Andes, its 49% interest in Minera Santa Cruz S.A.) that, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Target Party and its Subsidiaries, taken as a whole, or which contribute 15% or more of the consolidated revenues of the Target Party and its Subsidiaries, taken as a whole; (iv) any take-over bid, tender offer, exchange offer, reorganization or recapitalization or similar transaction that, if consummated, would result in any Person, or group of Persons or securityholders of such Person(s) beneficially owning, directly or indirectly, (x) 15% or more of any class of voting or equity securities (including based on securities convertible, exchangeable or exercisable for voting or equity securities) of the Target Party or (y) the Target Party's Subsidiaries that, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Target Party and its Subsidiaries, taken as a whole, or which contribute 15% or more of the consolidated revenues of the Target Party and its Subsidiaries, taken as a whole; or (v) any combination of the foregoing. For the purposes of this definition, in the case of Minera Andes, for the purpose of calculating consolidated assets and revenues the term "Subsidiaries" shall include Minera Andes' 49% interest in Minera Santa Cruz S.A.

        "Action" has the meaning set forth in Section 3.1(t).

        "affiliate" has the meaning set forth in National Instrument 45-106—Prospectus and Registration Exemptions of the Canadian Securities Administrators.

        "Agreement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this arrangement agreement (including the exhibits hereto) as may be supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof.

        "Applicable Canadian Securities Laws" means the applicable securities legislation of each of the provinces and territories of Canada and the rules, regulations, instruments and policies published and/or promulgated thereunder and the rules, regulations and policies of any applicable stock exchange, as any of the foregoing may be amended from time to time prior to the Effective Date.

        "Arrangement" means the proposed arrangement under the provisions of Section 193 of the ABCA, on the terms and conditions set forth in the Plan of Arrangement as may be supplemented, modified or amended.

        "Arrangement Resolution" means the special resolution of the Minera Andes Shareholders approving, as required by applicable Law (including MI 61-101), the Arrangement and such other actions as may be required in order to allow Minera Andes to consummate the transactions contemplated by this Agreement.

        "Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under Section 193 of the ABCA to be filed after the Final Order has been granted giving effect to the Arrangement.

        "associate" has the meaning set forth in the Securities Act (Ontario).

        "Business Day" means a day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in the Province of Ontario, the Province of Alberta and the State of New York are generally open for the transaction of banking business.

        "Callco" means McEwen Mining (Alberta) ULC, an unlimited liability company wholly owned by US Gold, incorporated under the laws of the Province of Alberta.

        "Canadian GAAP" means Canadian generally accepted accounting principles determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time.

        "Canadian Resident" means a beneficial owner of Minera Andes Shares immediately prior to the Effective Time who is a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person), or a partnership any member of which is (i) a resident of Canada for the purposes of the Tax Act and (ii) not a Tax Exempt Person.

        "Certificate of Arrangement" means the certificate to be issued by the Registrar pursuant to Section 193(11) of the ABCA, giving effect to the Arrangement;

        "Confidentiality Agreement" means that certain Mutual Confidentiality Agreement, dated July 8, 2011, between US Gold and Minera Andes, as amended.

        "Contract" means any contract, instrument, franchise, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding whether written or oral.

        "Court" means the Court of Queen's Bench of Alberta.

        "Depositary" means any trust company, bank or financial institution agreed to in writing among the Parties for the purpose of, among other things, delivering the Exchangeable Shares to Minera Andes Shareholders in connection with the Arrangement.

        "Dissent Rights" means the rights of dissent as provided for in the ABCA and the Interim Order in favour of Minera Andes Shareholders in respect of the Arrangement.

        "Dissenting Shareholders" means a registered shareholder of Minera Andes that duly and validly exercises its right to dissent with respect to the Arrangement in accordance with the ABCA, the Interim Order and the Plan of Arrangement.

        "Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

        "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date or such other time on the Effective Date as may be specified in writing by the Parties.

        "Eligible Holder" means: (i) a Canadian Resident, or (ii) an Eligible Non-Resident.

        "Eligible Non-Resident" means a beneficial owner of Minera Andes Shares immediately prior to the Effective Time who is not, and is not deemed to be, a resident of Canada for purposes of the Tax Act and whose Minera Andes Shares are "taxable Canadian property" and not "treaty-protected property", in each case as defined in the Tax Act.

        "Employee Plan" means any employee benefit, fringe benefit, deferred benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, severance, change of control, pension, retirement, stock option, stock purchase, stock appreciation, insurance, health, welfare, medical, dental, disability, life insurance, vacation, programmes, arrangements, practices or similar plans for the benefit of or relating to any of the current or former directors, officers or employees or consultants of US Gold or Minera Andes, as applicable, maintained, sponsored, funded or otherwise contributed to or required to be contributed to, by US Gold or Minera Andes, as applicable, or with respect to which US Gold or Minera Andes, as applicable, could have any obligation or liability, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

        "Environmental Laws" has the meaning set forth in Section 3.1(dd).

        "Entity Joint Venture" means any joint venture incorporated or organized as a corporation, partnership, general partnership, joint stock company, limited liability company, association, or other organization, which for greater certainty in the case of Minera Andes includes Minera Santa Cruz S.A.

        "Exchange Ratio" means 0.45, subject to adjustment as provided for herein and in the Plan of Arrangement.

        "Exchangeable Share Support Agreement" means an agreement to be made between US Gold, Callco and Exchangeco, substantially in the form of Exhibit "B", as may be supplemented, modified or amended from time to time in accordance with the terms thereof.

        "Exchangeable Shares" means the exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Exhibit 1 of the Plan of Arrangement.

        "Exchangeco" means McEwen Mining—Minera Andes Acquisition Corp., a wholly owned subsidiary of Callco, incorporated under the laws of the Province of Alberta.

        "Existing Exchangeable Share Rights" has the meaning set forth in Section 3.1(c).

        "Final Order" means the final order of the Court approving the Arrangement, as such order may be affirmed, supplemented, modified or amended by any court of competent jurisdiction.

        "FINRA" means the Financial Industry Regulatory Authority Inc.

        "GAAP" means U.S. generally accepted accounting principles.

        "Governmental Entity" means any (i) multinational, federal, provincial, territorial, state, municipal, local or other government, governmental or public department, central bank, court, commission, commissioner, tribunal, arbitral body, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of the foregoing, or (iv) stock exchange, automated quotation system, self-regulatory authority or securities regulatory authority, including, without limitation, the TSX and the NYSE.

        "IFRS" means International Financial Reporting Standards adopted by the International Accounting Standards Board, as adopted by the Canadian Accounting Standards Board from time to time.

        "Indemnified Person" has the meaning set forth in Section 4.5(d).

        "Interested Minera Andes Shareholders" means those Minera Andes Shareholders whose votes are excluded from the determination of minority approval of the Arrangement Resolution under MI 61-101.

        "Interested Target Party Shareholders" means the Interested US Gold Shareholders, if the Target Party is US Gold, or the Interested Minera Andes Shareholders, if the Target Party is Minera Andes.

        "Interested US Gold Shareholders" means those US Gold Shareholders whose votes are excluded from the determination of minority approval of the US Gold Resolution under MI 61-101.

        "Interim Order" means an interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement and the holding of the Minera Andes Meeting, as such order may be affirmed, supplemented, modified or amended by any court of competent jurisdiction.

        "knowledge" means, (i) in the case of US Gold, the actual knowledge of any of the Chief Executive Officer; President; Chief Operating Officer; Chief Financial Officer; Vice-President, Projects; and Senior Vice-President, in each case after reasonable inquiry, and (ii) in the case of Minera Andes, the actual knowledge of any of the Chief Executive Officer; President; Chief Operating Officer and Chief Financial Officer, in each case after reasonable inquiry.

        "Laws" means all laws (including common law and civil law), by-laws, statutes, rules, regulations, principles of law and equity, orders, ordinances, judgments, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term "applicable" with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities.

        "Liens" means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing.

        "Locked-up Shareholders" means collectively the Minera Andes Locked-up Shareholders and the US Gold Locked-up Shareholders.

        "Los Azules Litigation" means collectively the following two Actions commenced in the Supreme Court of British Columbia: (i) TNR Gold Corp. and Solitario Argentina S.A.[Plaintiffs] v. MIM Argentina Exploraciones S.A., Minera Andes Inc., Minera Andes S.A., Los Azules Mining Inc. and Andes Corporation Minera S.A.[Defendants] (Court File No. S-084670, Vancouver Registry) initiated June 30, 2008; and (ii) Minera Andes S.A., Minera Andes Inc., Los Azules Mining Inc. and Andes Corporacion Minera S.A.[Plaintiffs] v. TNR Gold Corp. and Solitario Argentina S.A. [Defendants] (Court File No. VLC-S-S-122292) initiated April 1, 2010.

        "Material Adverse Effect" with respect to either Minera Andes or US Gold means any change, condition, circumstance, effect, event, fact or development that individually or in the aggregate with other changes, conditions, circumstances, effects, events, facts or developments (a) is or would reasonably be expected to be material and adverse to the business, affairs, properties, assets (tangible or intangible), liabilities and obligations (including contingent liabilities and obligations), capitalization, operations, results of operations or condition (financial or otherwise) of such Party and its Subsidiaries (and in the case of Minera Andes, its 49% interest in Minera Santa Cruz S.A.) taken as a whole; or (b) prevents or would reasonably be expected to prevent such Party from consummating the transactions contemplated by this Arrangement, provided that any change, condition, circumstance, effect, event, fact or development resulting from or arising in connection with any of the following shall not constitute a Material Adverse Effect: (i) any change in general political, financial or economic conditions, including in Canada, the United States, Mexico, Central America or South America (provided that such conditions do not have a materially disproportionate effect on such Party relative to comparable exploration and/or mining companies); (ii) any change in the state of securities, currency, exchange or commodities markets in general or changes in commodity prices or currency exchange rates (provided that it does not have a materially disproportionate effect on such Party relative to comparable exploration and/or mining companies); (iii) changes affecting the mining industry in general and not having a disproportionate effect on such Party relative to comparable exploration and/or mining companies; (iv) any change in applicable accounting standards or in Law or in the interpretation, application or non-application of Law by any Governmental Entity; (v) any change in regional, national or international, political or social conditions (including, the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of any natural disaster or military, militant or terrorist attack (or any escalation or worsening thereof) (provided that such conditions do not have a materially disproportionate effect on such Party relative to comparable exploration and/or mining companies); (vi) any failure to meet any estimates or expectations regarding its revenues, earnings or other financial performance or results of operations (provided that the causes of such failure may be taken into account in determining whether a Material Adverse Effect has occurred); (vii) the announcement of the execution of this Agreement and the transactions contemplated hereby; and (viii) any action taken by such Party or its Subsidiaries that is required pursuant to this Agreement (excluding any obligation to act in the ordinary course of business) or any action taken (or omitted to be taken) by such Party at the written request of the other Party. In no event shall a change in the trading price of a Party's equity securities by itself be deemed to constitute a Material Adverse Effect (provided that the causes of such change may be taken into account in determining whether a Material Adverse Effect has occurred).

        "Meetings" means the US Gold Meeting and the Minera Andes Meeting.

        "MI 61-101" means Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions of the Ontario Securities Commission and the Autorité des marchés financiers of Quebec.

        "Minera Andes Audited Financials" has the meaning set forth in Section 3.2(l).

        "Minera Andes Board Change in Recommendation" has the meaning set forth in Section 7.2(a).

        "Minera Andes Disclosure Letter" means the disclosure letter delivered on the date hereof by Minera Andes to US Gold in connection with this Agreement.

        "Minera Andes Expense Fee" has the meaning set forth in Section 6.3(c).

        "Minera Andes Financial Statements" has the meaning set forth in Section 3.2(l).

        "Minera Andes Information Circular" means the information circular of Minera Andes together with all appendices thereto, to be prepared by Minera Andes and sent by Minera Andes to the Minera Andes Shareholders in connection with the Minera Andes Meeting.

        "Minera Andes Locked-up Shareholders" means Robert McEwen, Allen Ambrose, Richard Brissenden, Victor Lazarovici, Allan Marter, Donald Quick, Michael Stein, Perry Ing, James Duff and Nils Engelstad.

        "Minera Andes Meeting" means the special meeting of the Minera Andes Shareholders, and any adjournment(s) thereof, to, among other things, consider and vote on the Arrangement Resolution.

        "Minera Andes Mining Properties" has the meaning set forth in Section 3.2(v).

        "Minera Andes Option" means an outstanding option issued pursuant to Minera Andes' stock option plan in effect as of the date hereof.

        "Minera Andes Permits" has the meaning set forth in Section 3.2(z).

        "Minera Andes Public Disclosure Record" means the documents and other materials relating to Minera Andes that have been filed or furnished by Minera Andes under applicable securities Laws since December 31, 2008 and which are publicly available on EDGAR and/or SEDAR.

        "Minera Andes Securities Documents" has the meaning set forth in Section 3.2(i).

        "Minera Andes Securityholders" means, collectively, the Minera Andes Shareholders and holders of outstanding Minera Andes Options.

        "Minera Andes Share" means a common share in the capital of Minera Andes.

        "Minera Andes Shareholder" means a holder of a Minera Andes Share.

        "Minera Andes Special Committee" means the special committee of Minera Andes' Board of Directors.

        "Minera Andes Termination Fee" has the meaning set forth in Section 6.3(a).

        "Misrepresentation" means any untrue statement of a material fact, any omission to state a material fact that is required to be stated or any omission to state a material fact that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        "Nevada Pacific Gold" means Nevada Pacific Gold Ltd., a corporation incorporated under the laws of the Province of Alberta and a Subsidiary of US Gold.

        "Nevada Pacific Gold Options" has the meaning set forth in Section 3.1(c).

        "Nominating Committee" has the meaning set forth in Section 4.5(a).

        "NYSE" means the New York Stock Exchange.

        "Organizational Documents" means the articles of incorporation, certificate of incorporation, bylaws, shareholder or equityholder agreement, joint venture agreement, voting agreement, voting trust agreement, memorandum and articles or any other similar document adopted or filed in connection with the formation, organization or governance of any Person, in each case as in effect on the date hereof.

        "Other Party" means Minera Andes if US Gold is the Target Party and means US Gold if Minera Andes is the Target Party.

        "Outside Date" means April 30, 2012.

        "Parties" means US Gold, Exchangeco and Minera Andes and "Party" means any one of them, provided that for the purposes of Sections 6.2 and 6.3 and Article 7 (and as used in the definitions referenced therein), "Parties" means US Gold and Minera Andes and "Party" means either of them.

        "Permitted Liens" means (i) statutory liens for Taxes not yet due or payable or which US Gold or Minera Andes, as applicable, or its Subsidiaries or Entity Joint Ventures owing such Taxes is contesting in good faith and adequate reserves with respect thereto are maintained in the appropriate financial statements; (ii) statutory liens incurred on deposits made in the ordinary course of the business in connection with workers' compensation, unemployment insurance and similar Laws, but only to the extent that each such statutory lien relates to amounts not yet due; (iii) security given to a public utility or any Governmental Entity when required in the ordinary course of business, including environmental bonds provided in the ordinary course; (iv) undetermined or inchoate construction, mechanics or repair or storage liens arising in the ordinary course of the business, with respect to amounts which are not yet due; (v) easements, including rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar services and any registered restrictions or covenants that run with the land, provided that there has been compliance with the material provisions thereof and that they do not in the aggregate materially detract from the value of any owned real property or ability use real property subject to leases and will not materially and adversely affect the ability to carry on business as it has been carried on in the past; (vi) zoning by-laws, ordinances or other restrictions as to the use of real property, and agreements with other Persons registered against title to any owned real property or real property subject to leases, provided that they do not in the aggregate materially detract from the value of any owned real property or ability to use any real property subject to leases and will not materially and adversely affect the ability to carry on business as it has been carried on in the past; (vii) reservations in federal patents; (viii) as to properties comprising any portion of the US Gold Mining Properties or Minera Andes Mining Properties which are leased, or otherwise held by contractual interest, the terms and conditions of the leases and other Contracts pertaining thereto that have been provided to US Gold or Minera Andes, as applicable, prior to the date of this Agreement; (ix) Liens referenced in the title opinions included in Section 3.1(w) of the US Gold Disclosure Letter and Section 3.2(v) of the Minera Andes Disclosure Letter; (x) customary rights of general application reserved to or vested in any Governmental Entity to control or regulate any interest in the US Gold Mining Properties or Minera Andes Mining Properties, as applicable; provided that such Liens (A) were not incurred in connection with any indebtedness and (B) do not, individually or in the aggregate, have a material adverse effect on the value or materially impair or add material cost to the use of the subject property; and (xi) such other defects or irregularities of title as do not materially and adversely detract from the value or interfere with the use of the properties or assets subject thereto or affected thereby.

        "Person" means and includes individuals, corporations, partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities, and governments, agencies and political subdivisions thereof.

        "Plan of Arrangement" means the plan of arrangement substantially in the form attached hereto as Exhibit "A", as may be supplemented, modified or amended from time to time in accordance with the terms thereof.

        "Pre-Acquisition Reorganization" has the meaning set forth in Section 4.8.

        "Registrar" means the registrar appointed pursuant to Section 263 of the ABCA.

        "Registration Statement" means the registration statement on Form S-4 (or other applicable form) required to register under applicable securities Laws the US Gold Shares issuable from time to time after the Effective Time upon exchange of Exchangeable Shares.

        "Requesting Party" has the meaning set forth in Section 4.8.

        "Reorganizing Party" has the meaning set forth in Section 4.8.

        "Sarbanes-Oxley Act" has the meaning set forth in Section 3.1(n).

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Regulatory Authorities" means the applicable securities commission or other securities regulatory authority in each province and territory of Canada.

        "Special Voting Share" means the one share of Series B Special Voting Preference Stock with no par value, to be issued by US Gold to and deposited with the trustee under the Voting and Exchange Trust Agreement, which entitles the holder of record to a number of votes at meetings of holders of US Gold Shares equal to the number of Exchangeable Shares outstanding from time to time that are held by the registered holders of Exchangeable Shares, other than US Gold and its Subsidiaries.

        "Subsidiary" means, with respect to a specified person, any entity, whether incorporated or unincorporated, in which such person owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such person otherwise has the power to direct, and for greater certainty with respect to Minera Andes does not include Minera Santa Cruz S.A.

        "Superior Proposal" means a bona fide Acquisition Proposal made in writing before the time the Arrangement Resolution or the US Gold Resolution, as applicable, is passed: (i) to purchase or otherwise acquire, directly or indirectly, all of the shares of the Target Party (other than those held by the Person making the Acquisition Proposal) on the same terms and conditions to all Target Party Shareholders (other than the Person making such Acquisition Proposal and any joint actor and any of their respective affiliates) or all or substantially all of the assets of the Target Party and its Subsidiaries taken as a whole; (ii) that is reasonably capable of being completed in accordance with its terms and without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal; (iii) that is not subject to any financing condition; (iv) that in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to be available to the satisfaction of the Target Party Board of Directors, acting in good faith (after receipt of advice from its financial advisors and outside legal counsel); (v) that is not subject to a due diligence and/or access condition; (vi) that did not result from a breach of Section 7.1 by the Target Party, its Subsidiaries or its representatives; and (vii) in respect of which the Target Party Board of Directors determines in good faith (upon recommendation of the Target Party Special Committee and after receipt of advice from outside legal counsel and financial advisors) that failure to recommend such Acquisition Proposal to the Target Party Shareholders would be inconsistent with its fiduciary duties under applicable Law and that such Acquisition Proposal would, taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the Target Party Shareholders from a financial point of view than the Arrangement (including any adjustments to the terms and conditions of the Arrangement proposed pursuant to this Agreement).

        "Target Party" means, with respect to an Acquisition Proposal and the covenants and agreements set forth in Article 7, either Minera Andes or US Gold, as the case may be, in the event that it receives an Acquisition Proposal or a request for non-public information from a Person where it is reasonably likely that such Person may propose an Acquisition Proposal.

        "Target Party Shareholder" means a US Gold Shareholder, if the Target Party is US Gold, or a Minera Andes Shareholder, if the Target Party is Minera Andes.

        "Target Party Special Committee" means the US Gold Special Committee, if the Target Party is US Gold, or the Minera Andes Special Committee, if the Target Party is Minera Andes.

        "Tax" and "Taxes" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers' compensation, employment/ unemployment insurance or compensation taxes, mandatory pension and other social fund taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imposts, assessments or charges or any kind whatsoever, and any instalments in respect thereof, together with any interest, fines and any penalties or additional amounts imposed by any Taxing Authority (domestic or foreign) and any interest, fines, penalties, additional Taxes and additions to Tax imposed by any Taxing Authority (domestic or foreign) with respect to the foregoing and including any amount in respect of the foregoing as a transferee or successor, guarantor or surety or in a similar capacity under any Contract or by operation of Laws.

        "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

        "Tax Exempt Person" means a Person who is exempt from Tax under Part I of the Tax Act.

        "Tax Return" means any returns, reports, declarations, elections, notices, filings, forms, statements and other documents whether in tangible, electronic or other form and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto made, prepared, filed or required to be made, prepared or filed in respect of Taxes.

        "Taxing Authority" means any Governmental Entity exercising regulatory authority in respect of any Taxes.

        "Transaction Documents" means the Exchangeable Share Support Agreement, the Voting and Exchange Trust Agreement, the Voting Agreement and such other agreements contemplated by this Agreement.

        "TSX" means the Toronto Stock Exchange.

        "US Gold Board Change in Recommendation" has the meaning set forth in Section 7.2(a).

        "US Gold Disclosure Letter" means the disclosure letter delivered on the date hereof by US Gold to Minera Andes in connection with this Agreement.

        "US Gold Expense Fee" has the meaning set forth in Section 6.3(d).

        "US Gold Locked-up Shareholders" means Robert McEwen, Michele Ashby, Leanne Baker, Peter Bojtos, Declan Costelloe, Perry Ing, Ian Ball, Stefan Spears and Nils Engelstad.

        "US Gold Meeting" means the special meeting of the US Gold Shareholders, and any adjournment(s) thereof, to, among other things, consider and vote on the US Gold Resolution.

        "US Gold Mining Properties" has the meaning set forth in Section 3.1(w).

        "US Gold Option" means an outstanding option to purchase a US Gold Share.

        "US Gold Permits" has the meaning set forth in Section 3.1(aa).

        "US Gold Proxy Statement" means the proxy statement of US Gold together with all appendices thereto, to be prepared by US Gold and sent by US Gold to the US Gold Shareholders in connection with the US Gold Meeting.

        "US Gold Public Disclosure Record" means the documents and other materials relating to US Gold that have been filed or furnished by US Gold under applicable securities Laws since December 31, 2008 and which are publicly available on EDGAR and/or SEDAR.

        "US Gold Resolution" means the resolution of the US Gold Shareholders to approve, as required by applicable Law (including MI 61-101 with respect to the issuance of Exchangeable Shares and US Gold Shares and the rules of the NYSE and the TSX), the issuance of US Gold Shares and the Exchangeable Shares to Minera Andes Securityholders pursuant to the Arrangement and to approve such other actions as may be required in order to allow US Gold to consummate the transactions contemplated by this Agreement, including all actions necessary to create and permit the issuance of the Special Voting Share and to increase the authorized capital of US Gold to permit the issuance of all US Gold Shares issuable upon the exchange of, or otherwise in connection with, the Exchangeable Shares.

        "US Gold Securities Documents" has the meaning set forth in Section 3.1(j).

        "US Gold Share" means a share of common stock in the capital of US Gold.

        "US Gold Shareholder" means a holder of a US Gold Share.

        "US Gold Special Committee" means the special committee of the US Gold Board of Directors.

        "US Gold Termination Fee" has the meaning set forth in Section 6.3(b).

        "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended.

        "Voting Agreement" means the voting agreement (including all amendments thereto) between US Gold, Minera Andes and the Locked-up Shareholders setting forth the terms and conditions upon which such shareholders have agreed, among other things, to vote their US Gold Shares in favour of the US Gold Resolution and their Minera Andes Shares in favour of the Arrangement Resolution, as applicable.

        "Voting and Exchange Trust Agreement" means an agreement to be made between US Gold, Exchangeco, Callco and the trustee under such agreement, substantially in the form of Exhibit "C", as may be supplemented, modified or amended from time to time in accordance with the terms thereof.

1.2   Interpretation Not Affected by Headings

        The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3   Article References

        Unless reference is specifically made to some other document or instrument, all references herein to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits of this Agreement.

1.4   Extended Meanings

        Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders.

1.5   Entire Agreement

        This Agreement, together with the exhibits attached hereto, the Minera Andes Disclosure Letter, the US Gold Disclosure Letter and the Confidentiality Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof.

1.6   Date for Any Action

        If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.7   Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and "US$" refers to United States dollars and "C$" refers to Canadian dollars.

1.8   Other Definitional and Interpretive Provisions

  (a)
  References in this Agreement to the words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation" whether or not they are in fact followed by those words or words of like import.

  (b)
  Any capitalized terms used in any exhibit or schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

  (c)
  References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

  (d)
  References to a particular statute or law shall be to such statute or law and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated thereunder or amended from time to time, except in the case of references to a particular statute or law in force as at a particular time, which shall be to such statute or law and the rules, regulations and published policies made thereunder, as in effect as of such time.

1.9   Governing Law; Waiver of Jury Trial

        This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract (except for the matters subject to the ABCA (including duties of the Board of Directors of Minera Andes and the Plan of Arrangement) which shall be governed by and in accordance with the ABCA and except for the matters subject to the Colorado Business Corporation Act (including duties of the Board of Directors of US Gold) which shall be governed by and in accordance with the Colorado Business Corporation Act). Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the Courts of the Province of Ontario. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

1.10 Exhibit

        Exhibit "A" annexed to this Agreement, being the Plan of Arrangement, is incorporated by reference into this Agreement and forms a part hereof.

Article 2
THE ARRANGEMENT

2.1   The Arrangement

        The Parties agree to carry out the Arrangement in accordance with this Agreement on the terms set out in the Plan of Arrangement, subject to such changes as may be mutually agreed to in writing by the Parties in accordance with this Agreement. US Gold and Exchangeco covenant in favour of Minera Andes that, on or prior to the Effective Date and subject to the satisfaction or waiver of the conditions herein contained in favour of each such Party:

  (a)
  US Gold, Callco and Exchangeco shall execute and deliver the Exchangeable Share Support Agreement;

  (b)
  US Gold, Callco, Exchangeco and the trustee to be appointed under such agreement shall execute and deliver the Voting and Exchange Trust Agreement, and

  (c)
  US Gold shall issue to and deposit with the trustee under the Voting and Exchange Trust Agreement the Special Voting Share.

2.2   Interim Order

        As soon as reasonably practicable after the later of (i) 10 days after the filing of the US Gold Proxy Statement and (ii) all comments of the SEC, if any, on the US Gold Proxy Statement have been resolved, Minera Andes shall file, proceed with and pursue an application to the Court for an Interim Order under Section 193 of the ABCA, in form and substance reasonably satisfactory to US Gold, providing, among other things:

  (a)
  for the class of Persons to whom notice is to be provided in respect of the Arrangement Resolution and the Minera Andes Meeting and the manner in which such notice is to be provided;

  (b)
  that the requisite approval for the Arrangement Resolution shall be: (i) 66 2/3% of the votes cast on the Arrangement Resolution by the Minera Andes Shareholders, present in person or represented by proxy at the Minera Andes Meeting; and (ii) a simple majority of the votes cast by the Minera Andes Shareholders, present in person or represented by proxy at the Minera Andes Meeting, excluding the votes attached to Minera Andes Shares held by Interested Minera Andes Shareholders;

  (c)
  that, in all other respects, the provisions of the by-laws and articles of Minera Andes, including quorum requirements and all other applicable matters, shall apply in respect of the Minera Andes Meeting;

  (d)
  for the grant of Dissent Rights as set forth in the Plan of Arrangement;

  (e)
  for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

  (f)
  that the Minera Andes Meeting may be adjourned or postponed from time to time by management of Minera Andes in accordance with the terms of this Agreement without the need for additional approval of the Court; and

  (g)
  confirmation of the record date for the purposes of determining the Minera Andes Shareholders entitled to receive notice and vote at the Minera Andes Meeting and that such record date will not change in respect of any adjournment(s) or postponement(s) of the Minera Andes Meeting.

Minera Andes shall advise the Court that it is US Gold's intention to rely upon Section 3(a)(10) of the 1933 Act in respect of the distribution of the Exchangeable Shares to the holders of Minera Andes Shares as of immediately prior to the Effective Time in exchange for their Minera Andes Shares in accordance with the Plan of Arrangement.

2.3   US Gold Meeting

        Subject to receipt of the Interim Order and the terms of this Agreement, US Gold hereby covenants and agrees that it will:

  (a)
  call and convene the US Gold Meeting as soon as practicable (and in any event no later than the later of (i) 70 days after the filing of the US Gold Proxy Statement and (ii) 60 days after all comments of the SEC, if any, on the US Gold Proxy Statement have been resolved and provided that US Gold and Minera Andes shall use their commercially reasonable efforts to ensure that the US Gold Meeting and the Minera Andes Meeting occur on the same date) and conduct the US Gold Meeting as required by applicable Law and its Organizational Documents;

  (b)
  not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the US Gold Meeting without Minera Andes' prior written consent, except (i) in the case of adjournment, as required for quorum purposes, by applicable Law or US Gold's by-laws or by valid US Gold Shareholder action (which such US Gold Shareholder action is not solicited or proposed by US Gold or the US Gold Board of Directors), (ii) a postponement or adjournment not exceeding five Business Days for the purposes of attempting to obtain approval of the US Gold Resolution or (iii) as otherwise permitted under this Agreement;

  (c)
  use its commercially reasonable efforts to (i) solicit proxies to be voted at the US Gold Meeting in favour of the US Gold Resolution, and (ii) take all actions that are reasonably necessary to seek the approval of the US Gold Resolution by US Gold Shareholders in accordance with any applicable Laws, including MI 61-101, with respect to the issuance of Exchangeable Shares and US Gold Shares, and the rules of the TSX and the NYSE, provided that US Gold shall not be required to engage a proxy solicitation agent in connection therewith unless requested to do so by Minera Andes acting reasonably;

  (d)
  provide notice to Minera Andes of the US Gold Meeting and allow representatives of Minera Andes and its legal counsel to attend the US Gold Meeting;

  (e)
  advise Minera Andes as Minera Andes may reasonably request from time to time as to the aggregate tally of the proxies received by US Gold in respect of the US Gold Resolution and the manner in which such proxies have been voted; and

  (f)
  upon request, prepare or cause to be prepared by its transfer agent and provide or cause to be provided to Minera Andes a list of the holders of US Gold Shares, and deliver to Minera Andes thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be in electronic format if available.

2.4   Minera Andes Meeting

        Subject to receipt of the Interim Order and the terms of this Agreement, Minera Andes hereby covenants and agrees that it will:

  (a)
  call and convene the Minera Andes Meeting as contemplated by the Interim Order as soon as practicable (and in any event no later than the later of (i) 70 days after the filing of the US Gold Proxy Statement and (ii) 60 days after all comments of the SEC, if any, on the US Gold Proxy Statement have been resolved and provided that US Gold and Minera Andes shall use their commercially reasonable efforts to ensure that the US Gold Meeting and the Minera Andes Meeting occur on the same date) and conduct the Minera Andes Meeting in accordance with the Interim Order and as otherwise required by applicable Law and its Organizational Documents;

  (b)
  not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Minera Andes Meeting without US Gold's prior written consent, except (i) in the case of adjournment, as required for quorum purposes, by applicable Law or Minera Andes' by-laws or by valid Minera Andes Shareholder action (which such Minera Andes Shareholder action is not solicited or proposed by Minera Andes or the Minera Andes Board of Directors); (ii) a postponement or adjournment not exceeding five (5) Business Days for the purposes of attempting to obtain approval of the Arrangement Resolution; or (iii) as otherwise permitted under this Agreement;

  (c)
  use its commercially reasonable efforts to (i) solicit proxies to be voted at the Minera Andes Meeting in favour of the Arrangement Resolution, and (ii) take all actions that are reasonably necessary to seek the approval of the Arrangement Resolution by Minera Andes Shareholders in accordance with the provisions of the Interim Order and any applicable Laws, including MI 61-101 and the rules of the TSX, provided that Minera Andes shall not be required to engage a proxy solicitation agent in connection therewith unless requested to do so by US Gold acting reasonably;

  (d)
  provide notice to US Gold of the Minera Andes Meeting and allow representatives of US Gold and its legal counsel to attend the Minera Andes Meeting;

  (e)
  promptly advise US Gold of (and provide US Gold with) any written notice of dissent or purported exercise by any Minera Andes Shareholder of Dissent Rights received by Minera Andes in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by Minera Andes and, subject to applicable Law, any written communications sent by or on behalf of Minera Andes to any Minera Andes Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution;

  (f)
  advise US Gold as US Gold may reasonably request from time to time as to the aggregate tally of the proxies received by Minera Andes in respect of the Arrangement Resolution and the manner in which such proxies have been voted; and

  (g)
  upon request, prepare or cause to be prepared by its transfer agent and provide or cause to be provided to US Gold a list of the holders of Minera Andes Shares and Minera Andes Options, and deliver to US Gold thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be in electronic format if available.

2.5   Minera Andes Information Circular

  (a)
  As promptly as reasonably practicable after execution of this Agreement and subject to US Gold's compliance with Section 2.5(b), Minera Andes shall prepare, in compliance with the Interim Order and in consultation with US Gold, the Minera Andes Information Circular

    (which shall be in a form and substance satisfactory to US Gold, acting reasonably), together with any other documents required by applicable Laws in connection with the Minera Andes Meeting, in the form containing the information required by all applicable Laws, including all applicable corporate Laws and Applicable Canadian Securities Laws (including MI 61-101), and a copy of the fairness opinion and formal valuation of its independent financial adviser.

  (b)
  US Gold shall prepare such information to be included in the Minera Andes Information Circular describing US Gold, its business, operations and affairs, in accordance with Applicable Canadian Securities Laws, for inclusion in the Minera Andes Information Circular, including any pro forma financial statements prepared in accordance with GAAP, as is reasonably requested by Minera Andes or required by the Interim Order or applicable Laws and shall provide such information to Minera Andes in a reasonably timely manner. US Gold shall use commercially reasonable efforts to obtain any necessary consents from any of its auditors and any other advisers (including technical consultants) to the use of any financial, technical or other expert information required to be included in the Minera Andes Information Circular.

  (c)
  US Gold shall ensure that the information provided by it for inclusion in the Minera Andes Information Circular does not contain any Misrepresentation. US Gold shall indemnify and save harmless Minera Andes, its Subsidiaries and their respective directors, officers, employees, agents, advisors and representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which Minera Andes, any Subsidiary of Minera Andes or any of their respective directors, officers, employees, agents, advisors or representatives may be subject or may suffer, in any way caused by, or arising directly or indirectly, from or in consequence of: (i) any Misrepresentation in any information included in the Minera Andes Information Circular that is provided by US Gold or its representatives in writing specifically for the purpose of inclusion in the Minera Andes Information Circular; and (ii) any order made, or any inquiry, investigation or proceeding by any Securities Regulatory Authority, the SEC or other Governmental Entity, to the extent based on any Misrepresentation in any information related to US Gold and provided by US Gold or its representatives in writing specifically for the purpose of inclusion in the Minera Andes Information Circular.

  (d)
  As promptly as practicable after obtaining the Interim Order, Minera Andes shall cause the Minera Andes Information Circular and all other proxy materials for the Minera Andes Meeting to be mailed to the Minera Andes Securityholders and such other securityholders of Minera Andes as may be required pursuant to the Interim Order or applicable Law and file with the applicable Securities Regulatory Authorities, the Minera Andes Information Circular and all other proxy materials for the Minera Andes Meeting, and if necessary in order to comply with applicable securities Laws, after the Minera Andes Information Circular shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy materials, and, if required in connection therewith, re-solicit proxies.

  (e)
  Prior to the filing of the Minera Andes Information Circular (or any amendment or supplement thereto) with the Securities Regulatory Authorities or its mailing to Minera Andes Shareholders, and during the course of its preparation, Minera Andes shall provide US Gold and the US Gold Special Committee and their respective legal and other advisers with reasonable opportunity to review and comment on the Minera Andes Information Circular and all other proxy materials for the Minera Andes Meeting, and Minera Andes shall include in such documents any comments reasonably proposed by US Gold, the US Gold Special Committee and their counsel, including, for certainty, the information provided pursuant to Section 2.5(b).

  (f)
  Without limiting the generality of the foregoing, Minera Andes shall ensure that the Minera Andes Information Circular complies in all material respects with all applicable Laws and the information provided by it in the Minera Andes Information Circular does not contain any Misrepresentation (other than with respect to the information provided by US Gold pursuant to Section 2.5(b)) and shall provide Minera Andes Securityholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Minera Andes Meeting.

  (g)
  The Minera Andes Board of Directors shall (i) include its recommendation to vote in favour of the Arrangement Resolution in the Minera Andes Information Circular, and (ii) include in the Minera Andes Information Circular a statement that each director and executive officer of Minera Andes intends to vote all of such Person's Minera Andes Shares (including any Minera Andes Shares issued upon the exercise of any Minera Andes Options) in favour of the Arrangement Resolution, subject to the other terms of this Agreement and the Voting Agreement; and, shall not (A) withdraw or modify in any manner adverse to US Gold, the recommendation, or (B) publicly propose to, or publicly announce that the Board of Directors has resolved to, take any such action, except in each case as and to the extent expressly permitted by Article 7.

  (h)
  Minera Andes and US Gold shall each promptly notify the other if at any time before the Effective Date either becomes aware that (i) the Minera Andes Information Circular contains a Misrepresentation; or (ii) an amendment or supplement to the Minera Andes Information Circular is required, and the Parties shall cooperate in the preparation of any amendment or supplement.

  (i)
  Minera Andes shall take all such actions as may be required under the Interim Order or applicable Laws, including the rules of the TSX, in connection with the transactions contemplated by this Agreement and the Arrangement.

2.6   US Gold Proxy Statement and Registration Statement

  (a)
  As promptly as reasonably practicable and subject to Minera Andes' compliance with Section 2.6(b), US Gold shall prepare, in consultation with Minera Andes, and file (i) the US Gold Proxy Statement (which shall be in a form and substance satisfactory to Minera Andes, acting reasonably), together with any other documents required by applicable Laws in connection with the US Gold Meeting; and (ii) the Registration Statement, each in the form and containing the information required by all applicable Laws, with the SEC and in all jurisdictions where the US Gold Proxy Statement or Registration Statement is required to be filed, and a copy of the fairness opinion and formal valuation of its independent financial adviser as may be required in the US Gold Proxy Statement.

  (b)
  Minera Andes shall prepare such information to be included in the US Gold Proxy Statement describing Minera Andes, its business, operations and affairs, in accordance with applicable Laws for inclusion in the US Gold Proxy Statement, including any pro forma financial statements prepared in accordance with GAAP, as is reasonably requested by US Gold or required by applicable Laws and shall provide such information to US Gold in a reasonably timely manner. Minera Andes shall use commercially reasonable efforts to obtain any necessary consents from any of its auditors and any other advisers (including technical consultants) to the use of any financial, technical or other expert information required to be included in the US Gold Proxy Statement.

  (c)
  Minera Andes shall ensure that the information provided by it for inclusion in the US Gold Proxy Statement does not contain any Misrepresentation. Minera Andes shall indemnify and save harmless US Gold, its Subsidiaries and their respective directors, officers, employees, agents, advisors and representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which US Gold, any Subsidiary of US Gold or any of their respective directors, officers, employees, agents, advisors or representatives may be subject or may suffer, in any way caused by, or arising directly or indirectly, from or in consequence of: (i) any Misrepresentation in any information included in the US Gold Proxy Statement that is provided by Minera Andes or its representatives in writing specifically for the purpose of inclusion in the US Gold Proxy Statement; and (ii) any order made, or any inquiry, investigation or proceeding by any Securities Regulatory Authority, the SEC or other Governmental Entity, to the extent based on any Misrepresentation in any information related to Minera Andes and provided by Minera Andes or its representatives in writing specifically for the purpose of inclusion in the US Gold Proxy Statement.

  (d)
  As promptly as practicable after the later of (i) 10 days after the filing of the US Gold Proxy Statement and (ii) all comments of the SEC, if any, on the US Gold Proxy Statement have been resolved, US Gold shall cause the US Gold Proxy Statement and all other proxy materials for the US Gold Meeting to be mailed to the US Gold Shareholders and such other securityholders of US Gold as may be required pursuant to applicable Law and file with the SEC and with the other applicable Securities Regulatory Authorities, the US Gold Proxy Statement and all other proxy materials for the US Gold Meeting, and if necessary in order to comply with applicable securities Laws, after the US Gold Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy materials, and, if required in connection therewith, re-solicit proxies.

  (e)
  Prior to the filing of the US Gold Proxy Statement and the Registration Statement (or any amendment or supplement thereto) with the SEC and prior to the mailing of the US Gold Proxy Statement and the effectiveness of the Registration Statement, and during the course of preparation of such documents, US Gold shall provide Minera Andes and the Minera Andes Special Committee and their respective legal and other advisers with reasonable opportunity to review and comment on the US Gold Proxy Statement and all other proxy materials for the US Gold Meeting and the Registration Statement, and US Gold shall include in such documents any comments reasonably proposed by Minera Andes, the Minera Andes Special Committee and their counsel, including, for certainty, the information provided pursuant to Section 2.6(b).

  (f)
  Without limiting the generality of the foregoing, US Gold shall ensure that the US Gold Proxy Statement complies in all material respects with all applicable Laws and the information provided by it in the US Gold Proxy Statement and the Registration Statement does not contain any Misrepresentation (other than with respect to the information provided by Minera Andes pursuant to Section 2.6(b)) and shall provide the US Gold Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the US Gold Meeting.

  (g)
  The US Gold Board of Directors shall (i) include its recommendation to vote in favour of the US Gold Resolution in the US Gold Proxy Statement, and (ii) include in the US Gold Proxy Statement a statement that each director and executive officer of US Gold intends to vote all of such Person's US Gold Shares (including any US Gold Shares issued upon the exercise of any US Gold Options) in favour of the US Gold Resolution, subject to the other terms of this Agreement and the Voting Agreement; and, shall not (A) withdraw or modify in any manner adverse to Minera Andes, the recommendation, or (B) publicly propose to, or publicly announce that the Board of Directors has resolved to, take any such action, except in each case as and to the extent expressly permitted by Article 7.

  (h)
  Minera Andes and US Gold shall each promptly notify the other if at any time before the Effective Date either becomes aware that (i) the US Gold Proxy Statement or the Registration Statement contains any Misrepresentation, or (ii) there is required an amendment or supplement to the US Gold Proxy Statement or the Registration Statement, and the Parties shall cooperate in the preparation of such amendment or supplement.

  (i)
  US Gold shall take all such actions as may be required under applicable Laws (including the Colorado Business Corporation Act, MI 61-101, with respect to the issuance of Exchangeable Shares and US Gold Shares, and the rules of the NYSE and the TSX) in connection with the transactions contemplated by this Agreement and the Arrangement, including adopting and filing an amended certificate of incorporation and taking all other actions necessary to create and permit the issuance of the Special Voting Share and to increase the authorized capital of US Gold to permit the issuance of all US Gold Shares issuable on the exchange of, or otherwise in connection with, the Exchangeable Shares.

  (j)
  US Gold shall use commercially reasonable efforts to cause the Exchangeable Shares that will be issuable pursuant to the Arrangement and the US Gold Shares to be issued on the exchange of the Exchangeable Shares to be approved for listing (subject to official notice of issuance) on the NYSE and the TSX prior to the Effective Time.

  (k)
  US Gold shall file the Registration Statement, and use its reasonable best efforts to cause the Registration Statement to become effective at the Effective Time and to maintain the effectiveness of such registration for the period that the Exchangeable Shares remain outstanding.

2.7   Amendments

        In a timely and expeditious manner, each of Minera Andes and US Gold shall prepare (in consultation with the other) and file any mutually agreed (or as otherwise required by applicable Laws) amendments or supplements to their respective proxy and information circulars with respect to the Minera Andes Meeting and the US Gold Meeting (as the case may be) and mail such amendments or supplements, as required by the Interim Order, in the case of Minera Andes, and in accordance with all applicable Laws, in and to all jurisdictions where such amendments or supplements are required to be mailed, complying in all material respects with all applicable Laws on the date of the mailing thereof.

2.8   Securities Law Compliance

        US Gold and Minera Andes shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, including the preparation of any applications for orders, registrations, consents, filings, circulars and approvals, required in connection with this Agreement and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under this Agreement, the Arrangement and the Plan of Arrangement, and to complete any of the transactions contemplated by this Agreement, in accordance with applicable securities Laws.

2.9   Final Order

        If (a) the Interim Order is obtained; (b) the requisite approval for the US Gold Resolution is obtained from US Gold Shareholders at the US Gold Meeting as required by applicable Law (including MI 61-101, with respect to the issuance of Exchangeable Shares and US Gold Shares) and the rules of the NYSE and the TSX; and (c) the requisite approval for the Arrangement Resolution is obtained from Minera Andes Shareholders at the Minera Andes Meeting as provided for in the Interim Order and as required by applicable Law (including MI 61-101), subject to the terms of this Agreement,

Minera Andes shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order (in form and substance reasonably acceptable to US Gold) pursuant to Section 193 of the ABCA held as soon as reasonably practicable.

2.10 Copy of Documents

        Each of US Gold and Minera Andes will notify the other promptly of the receipt of any comments from the SEC or the Securities Regulatory Authorities and of any request by the SEC or the Securities Regulatory Authorities for amendments or supplements to the Minera Andes Information Circular, the US Gold Proxy Statement (as the case may be) or the Registration Statement, or for additional information, and will supply the other with copies of all correspondence with the SEC or the Securities Regulatory Authorities with respect to each Party's proxy circular or the Registration Statement. Each Party will respond reasonably promptly to comments from the staff of the SEC or the Securities Regulatory Authorities.

2.11 Court Proceedings

        Subject to the terms of this Agreement, US Gold will cooperate with and assist Minera Andes in seeking the Interim Order and the Final Order, including by providing to Minera Andes, on a timely basis, any information reasonably required to be supplied by US Gold in connection therewith. Minera Andes will provide US Gold and the US Gold Special Committee and their respective counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will give reasonable consideration to all such comments. Subject to applicable Law, Minera Andes will not file any material with the Court in connection with the approval of the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.11 or with US Gold's prior written consent, such consent not to be unreasonably withheld or delayed; provided that nothing herein shall require US Gold to agree or consent to any increase in or variation in the form of consideration or other modification or amendment to such filed or served materials that expands or increases US Gold's obligations set forth in any such filed or served materials or under this Agreement or the Arrangement and provided further that nothing herein shall limit Minera Andes' ability to take any and all steps to enforce its rights hereunder. Minera Andes shall also provide to US Gold and the US Gold Special Committee and their respective counsel on a timely basis, copies of any notice of appearance or other Court documents served on Minera Andes in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by Minera Andes indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. Minera Andes will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, Minera Andes will not object to legal counsel to US Gold or the US Gold Special Committee making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that Minera Andes is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. Minera Andes will also oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, Minera Andes is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, US Gold and the US Gold Special Committee.

2.12 Articles of Arrangement and Effective Date

        The Articles of Arrangement shall, unless otherwise agreed to in writing by US Gold and Minera Andes, be filed by Minera Andes not later than the fifth Business Day after the satisfaction or, where not prohibited by applicable Law, the waiver of the conditions set forth in Article 5 by the applicable Party for whose benefit such conditions exist (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited by applicable Law, the waiver of those conditions as of the Effective Time by the applicable Party for whose benefit such conditions exist). Upon the issuance of the Certificate of Arrangement, the Arrangement shall be effective at the Effective Time on the Effective Date and will have all of the effects provided by applicable Law.

2.13 Withholdings

        US Gold, Exchangeco, Callco, Minera Andes and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends or other distributions otherwise payable to any Minera Andes Securityholder such amounts as US Gold, Exchangeco, Callco, Minera Andes or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the U.S. Tax Code or any provision of any applicable federal, provincial, state, local or foreign Tax Law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to such Person exceeds the cash portion of the consideration otherwise payable to such Person, US Gold, Exchangeco, Callco, Minera Andes and the Depositary, as the case may be, are hereby authorized:

  (a)
  in the case of the transactions described in Section 3.1(b) of the Plan of Arrangement, to require such Person to make a cash payment in the amount of such Tax to US Gold, Exchangeco, or the Depositary, as the case may be, prior to the transfer of Exchangeable Shares to such Person; and

  (b)
  in the case of other transactions, to sell or otherwise dispose of such portion of the consideration as is necessary to provide funds to US Gold, Exchangeco, Callco, Minera Andes or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Exchangeco, Callco, Minera Andes or the Depositary will notify such Person and remit to the Person any unapplied balance of the net proceeds of such sale.

2.14 Payment of Consideration

        US Gold will, following receipt by Minera Andes of the Final Order and prior to the filing by Minera Andes of the Articles of Arrangement, cause to be delivered to the Depositary sufficient Exchangeable Shares to satisfy the aggregate consideration payable to Minera Andes Shareholders pursuant to the Plan of Arrangement.

2.15 U.S. Tax Matters

        US Gold, Exchangeco and Minera Andes intend that the exchange by Minera Andes Shareholders of their Minera Andes Shares for Exchangeable Shares shall qualify for nonrecognition of gain by such Minera Andes Shareholders pursuant to the provisions of either Section 351 or Section 368 of the U.S. Tax Code. To that end, the Parties adopt this Agreement and the Plan of Arrangement as a "plan of reorganization" within the meaning of U.S. Treasury Regulation Section 1.368-2(g), and the Parties further agree and confirm that the formation of Exchangeco, the contributions by US Gold of cash and other property to Exchangeco (via Callco, a disregarded entity for U.S. tax purposes formed for purposes of effecting the transactions contemplated herein) in exchange for common shares of Exchangeco, and the transfer to Exchangeco by Minera Andes Shareholders of their Minera Andes Shares in exchange for Exchangeable Shares issued by Exchangeco all constitute a prearranged series of steps constituting a single integrated transaction and that each such step is taken in contemplation of the completion of the other steps and of the entire transaction. Each Party agrees to act in a manner that is consistent with the foregoing intention and not to take any position on any Tax Return or otherwise take any tax reporting position inconsistent with such nonrecognition treatment for U.S. tax purposes, unless otherwise required by a "determination" within the meaning of Section 1313 of the U.S. Tax Code that such treatment is not correct. However, notwithstanding the foregoing, US Gold, Exchangeco and Minera Andes make no representation or warranty to any US Gold Shareholder or Minera Andes Securityholder regarding the U.S. federal, state or local income tax consequences of the transactions contemplated by this Agreement to US Gold, Exchangeco, Minera Andes, US Gold Shareholders or Minera Andes Securityholders.

2.16 Adjustments to Exchange Ratio

        The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, consolidation, stock dividend (including any dividend or distribution of securities convertible into US Gold Shares or Minera Andes Shares), merger, reorganization, recapitalization or other like change with respect to US Gold Shares or Minera Andes Shares occurring after the date hereof and prior to the Effective Time. For the avoidance of doubt, there shall be no adjustment to the Exchange Ratio due to any changes in the trading prices of a Party's equity securities.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of US Gold and Exchangeco

        Except as disclosed in the US Gold Public Disclosure Record (but excluding disclosures, other than specifically identified matters, in the "Risk Factors" or "Forward Looking Statements" sections thereof or any other disclosure included in such US Gold Public Disclosure Record that is cautionary, predictive or forward-looking in nature (it being understood and agreed that any disclosure in the US Gold Public Disclosure Record shall be deemed disclosed with respect to any Section of this Article 3 solely to the extent that it is reasonably apparent from a reading of such disclosure that it is applicable to such Section) and provided that the representations and warranties in Sections 3.1(a) to 3.1(l), 3.1(o), 3.1(v), 3.1(uu), 3.1(vv), 3.1(yy), 3.1(zz), 3.1(aaa), 3.1(bbb), 3.1(ddd) and 3.1(eee) shall not be qualified by the US Gold Disclosure Record), each of US Gold and Exchangeco, jointly and severally, represents and warrants to and in favour of Minera Andes as follows, and acknowledges that Minera Andes is relying upon such representations and warranties:

  (a)
  US Gold and each of its Subsidiaries and Entity Joint Ventures has been duly incorporated or organized, and is a valid and subsisting corporation, limited liability company or other entity, under the Laws of its jurisdiction of incorporation or organization, and has been duly qualified as an extra-provincial or foreign corporation, limited liability company or other entity for the transaction of business and is in good standing under the Laws of each other jurisdiction in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect on US Gold; US Gold and each of its Subsidiaries and Entity Joint Ventures has all requisite corporate or other entity power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate its properties and assets; the copies of the Organizational Documents of US Gold and each of its Subsidiaries and Entity Joint Ventures that have been delivered or made available to Minera Andes are in all material respects complete and correct copies thereof, each as amended; neither US Gold nor any of its Subsidiaries and Entity Joint Ventures is in violation of any of their respective Organizational Documents;

  (b)
  each of US Gold and Exchangeco has requisite corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof; subject to the requisite approval of consummation of the US Gold Resolution by US Gold Shareholders as provided in this Agreement, each of US Gold and Exchangeco has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to observe and perform the provisions of this Agreement and the other Transaction Documents to which it is a party in accordance with the provisions hereof and thereof; this Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Effective Time, duly authorized, executed and delivered by each of US Gold and Exchangeco and constitutes, or will constitute in the case of the other Transaction Documents to which it is a party, a valid and legally binding obligation of each of US Gold and Exchangeco enforceable against US Gold and Exchangeco in accordance with the terms hereof and thereof, subject to equitable principles and the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors;

  (c)
  as of the date hereof the authorized share capital of US Gold consists of 250,000,000 shares of common stock and one share of Series A Special Voting Preferred Stock; as of the Effective Time, the authorized share capital of US Gold will consist of 500,000,000 shares of common stock, one share of Series A Special Voting Preferred Stock and one share of Series B Special Voting Preferred Stock; as of the date hereof, 136,417,988 shares of common stock and one share of Series A Special Voting Preferred Stock are issued and outstanding; as of the date hereof, there are 3,334,731 exchangeable shares of US Gold Canadian Acquisition Corporation outstanding that are not held by US Gold or its Subsidiaries and that are exchangeable on a one-for-one basis into US Gold Shares (the "Existing Exchangeable Share Rights"); as of the date hereof, there are 3,869,667 US Gold Shares issuable under currently outstanding US Gold Options and 394,593 US Gold Shares issuable under currently outstanding options granted by Nevada Pacific Gold (the "Nevada Pacific Gold Options"); except for the Existing Exchangeable Share Rights, the US Gold Options, the Nevada Pacific Gold Options, the Exchangeable Shares issuable pursuant to the Arrangement, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by US Gold of any securities of US Gold (including US Gold Shares) or any Subsidiary or any and Entity Joint Venture of US Gold, or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of US Gold (including US Gold Shares) or any Subsidiary of US Gold; all outstanding US Gold Shares have been duly authorized and validly issued, are fully paid and non-assessable; all US Gold Shares issuable upon the exercise, exchange or conversion, as applicable of the Existing Exchangeable Share Rights, the US Gold Options, and the Nevada Pacific Gold Options in accordance with their respective terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights; all securities of US Gold (including the US Gold Shares, the Existing Exchangeable Share Rights, the US Gold Options, and the Nevada Pacific Gold Options) have been issued in compliance with all applicable Laws; other than the US Gold Shares, the Existing Exchangeable Share Rights, the US Gold Options, and the Nevada Pacific Gold Options, there are no securities of US Gold or of any of its Subsidiaries or Entity Joint Ventures outstanding or outstanding bonds, debentures or other evidences of indebtedness of US Gold or any of its Subsidiaries or Entity Joint Ventures which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the US Gold Shareholders on any matter; except for the Series A Special Voting Preferred Stock and as contemplated by this Agreement and the Plan of Arrangement, there are no outstanding contractual or other obligations of US Gold or any of its Subsidiaries or Entity Joint Ventures to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of US Gold or any of its Subsidiaries or Entity Joint Ventures;

  (d)
  Section 3.1(d) of the US Gold Disclosure Letter sets forth a complete and accurate list of all Subsidiaries owned, directly or indirectly, by US Gold, each of which is wholly-owned except as otherwise noted in Section 3.1(d) of the US Gold Disclosure Letter; all of the issued and outstanding shares of capital stock and other ownership interests in the Subsidiaries of US Gold are duly authorized, validly issued, fully paid and, where the concept is applicable, non-assessable, and other than as disclosed in Section 3.1(d) of the US Gold Disclosure Letter, all such shares and other ownership interests held directly or indirectly by US Gold are legally and beneficially owned free and clear of all Liens, and there are no outstanding options, warrants, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into or exchangeable for, any such shares of capital stock or other ownership interests in or material assets or properties of any of the Subsidiaries of US Gold; there are no Contracts, commitments, agreements, understandings, arrangements or restrictions which require any Subsidiaries of US Gold to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests;

  (e)
  Section 3.1(e) of the US Gold Disclosure Letter sets forth a complete and accurate list of all Entity Joint Ventures entered into by US Gold and its Subsidiaries, directly or indirectly, and their respective interest therein; US Gold and its Subsidiaries' interest in each such Entity Joint Venture is held free and clear of all Liens;

  (f)
  the US Gold Shares are listed and posted for trading on, and US Gold is in compliance with the rules and policies of, the TSX and the NYSE; US Gold is not subject to regulation by any other stock exchange or quotation system;

  (g)
  US Gold is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act) with respect to the US Gold Shares issuable upon exchange of the Exchangeable Shares;

  (h)
  US Gold is a reporting issuer within the meaning of applicable securities Laws in all provinces of Canada and not on the list of reporting issuers in default maintained by any of the Securities Regulatory Authorities, and is not in default, in any material respect, of any requirements of applicable securities Laws;

  (i)
  except as set forth in Section 3.1(i) of the US Gold Disclosure Letter, none of the execution and delivery of this Agreement or the other Transaction Documents, the compliance by US Gold or Exchangeco with the provisions of this Agreement or the other Transaction Documents and the consummation by US Gold of the transactions contemplated by this Agreement or the other Transaction Documents do or will: (i) require the consent, approval, or authorization, order or agreement of, notice to, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, including without limitation pursuant to the Competition Act (Canada), the Investment Canada Act (Canada) and the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, except such as have been obtained or made; or (ii) conflict with, result in any breach or violation of or default (with or without notice or lapse of time or both) under any of the provisions of, or give rise to any third Person right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right of first refusal, right to purchase or sale, or result in the imposition of any additional obligation under, or the creation of any Lien upon any of the assets or properties of US Gold or any of its Subsidiaries or Entity Joint Ventures under (A) any US Gold Permit or any material Contract to which US Gold or any Subsidiary or Entity Joint Venture of US Gold is a party or to which any of their properties or assets may be subject, (B) the Organizational Documents of US Gold or any Subsidiary or Entity Joint Venture of US Gold, or (C) any Law applicable to US Gold or any Subsidiary or Entity Joint Venture of US Gold or any of their respective properties or assets; or (iii) result in any payment (including severance, retention, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of US Gold or any of its Subsidiaries or Entity Joint Ventures or result in any increase or acceleration of contributions, liabilities or benefits, or acceleration of vesting with respect to any benefit of any director or employee of US Gold or any of its Subsidiaries or Entity Joint Ventures;

  (j)
  US Gold has filed or furnished, on a timely basis, all required reports, schedules, registration statements, financial statements, forms, registrations, certifications and other documents together with any amendments required to be made with respect thereto with the SEC, the Securities Regulatory Authorities, the TSX and the NYSE and AMEX since December 31, 2008 (together with the exhibits and other information incorporated therein, the "US Gold Securities Documents") and paid all fees and assessments due and payable in connection therewith; as of their respective dates of filing or furnishing (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing or furnishing, provided that for the purposes of Section 5.3(a), any document filed or furnished after the date of this Agreement and before the Effective Date may amend or supersede a filing made after the date of this Agreement), the US Gold Securities Documents complied in all material respects with the requirements of applicable securities Laws and none of the US Gold Securities Documents contained any Misrepresentation. US Gold has not filed any confidential material change reports which continue to be confidential;

  (k)
  US Gold has provided or made available to Minera Andes copies of all comment letters received by US Gold from the SEC, Securities Regulatory Authorities, the TSX and the NYSE since December 31, 2008 relating to the US Gold Securities Documents, together with all written responses of US Gold thereto; there are no outstanding or unresolved comments in any such comment letters received by US Gold from the SEC, the Securities Regulatory Authorities, the TSX or the NYSE; to the knowledge of US Gold, none of the US Gold Securities Documents is the subject of any ongoing review by the SEC, the Securities Regulatory Authorities, the TSX or the NYSE;

  (l)
  no order delisting or preventing, ceasing or suspending trading in any securities of US Gold or prohibiting the issue and sale of securities by US Gold has been issued and, to the knowledge of US Gold, no Action for such purpose of any Securities Regulatory Authority, the SEC, the TSX or the NYSE is in effect or ongoing;

  (m)
  the audited consolidated financial statements of US Gold and its Subsidiaries and Entity Joint Ventures for the years ended December 31 of each of 2008, 2009 and 2010, together with the auditors' report thereon and the notes thereto, and the interim unaudited consolidated financial statements of US Gold for the six months ended June 30, 2011, have been prepared in accordance with GAAP applied on a basis consistent with prior periods (except as disclosed therein) and fairly present in all material respects the consolidated financial position of US Gold and its consolidated Subsidiaries and Entity Joint Ventures and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies as of the dates and for the periods shown (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount);

  (n)
  US Gold is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder ("Sarbanes-Oxley Act") and the provisions of the 1934 Act and the 1933 Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to US Gold; each of the principal executive officer of US Gold and the principal financial officer of US Gold has made all certifications required by Rule 13a-14 or 15d-14 under the 1934 Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the US Gold Securities Documents; for purposes of the preceding clause, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act; US Gold has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act; US Gold's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by US Gold in the reports that it files or furnishes under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to US Gold's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act; US Gold has delivered or made available to Minera Andes complete and accurate copies of notices received by US Gold from its independent auditor of any significant deficiencies or material weaknesses in US Gold's internal control over financial reporting since January 1, 2008 and any other management letter or similar correspondence received by US Gold since January 1, 2008 from any independent auditor of US Gold or any of its Subsidiaries or Entity Joint Ventures (at the time such entities were Subsidiaries or Entity Joint Ventures of US Gold). There is no reason to believe that the principal executive officer of US Gold and the principal financial officer of US Gold would not be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act without qualification when due;

  (o)
  as of August 31, 2011, US Gold had current assets of not less than $78.4 million, consisting of cash and cash equivalents, short-term securities and gold and silver bullion;

  (p)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures has any material obligations or liabilities of any nature (mature or unmatured, fixed or contingent, on or off-balance sheet), other than:

  (i)
  those set forth or adequately provided for in the balance sheet and related notes included in US Gold's audited consolidated financial statements for the year ended December 31, 2010 and interim unaudited consolidated financial statements for the six months ended June 30, 2011;

  (ii)
  liabilities incurred since June 30, 2011 in the ordinary course of business; and

  (iii)
  those incurred in connection with the execution of this Agreement;

  (q)
  since June 30, 2011, except as contemplated by this Agreement:

  (i)
  each of US Gold and each Subsidiary and Entity Joint Ventures of US Gold has conducted its business only in the ordinary and regular course of business in all material respects;

  (ii)
  there has not occurred a Material Adverse Effect in respect of US Gold;

  (iii)
  the business and property of US Gold and its Subsidiaries and Entity Joint Ventures conform in all material respects to the description thereof disclosed in the US Gold Public Disclosure Record and there has not been any acquisition or sale by US Gold or any of its Subsidiaries or Entity Joint Ventures of any material property or assets;

  (iv)
  other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by US Gold or any of its Subsidiaries of any debt for borrowed money, any creation or assumption by US Gold or any of its Subsidiaries of any Lien (other than Permitted Liens) or any making by US Gold or any of its Subsidiaries of any loan, advance or capital contribution to or investment in any other Person;

  (v)
  there has been no dividend or distribution of any kind declared, paid or made by US Gold on any US Gold Shares;

  (vi)
  US Gold has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding US Gold Shares, or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for US Gold Shares;

  (vii)
  there has not been any change in accounting methods, principles or practices by US Gold or any of its Subsidiaries or Entity Joint Ventures materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP; and

  (viii)
  there has not been any material increase in or modification of the compensation payable to or to become payable by US Gold or any of its Subsidiaries to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any material increase in severance or termination pay or any material increase or modification of any bonus, pension, insurance or benefit arrangement made to, for or with any of such directors, officers, employees or consultants;

  (r)
  Section 3.1(r) of the US Gold Disclosure Letter lists all material Contracts to which US Gold or any of its Subsidiaries is a party, including those material Contracts that fall within any of the following categories: (i) Contracts not entered into in the ordinary course of business; (ii) royalty, joint venture, partnership and similar agreements; (iii) Contracts containing covenants purporting to limit the freedom of US Gold or its Subsidiaries to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (iv) Contracts which after the Effective Time would have the effect of limiting the freedom of US Gold or its Subsidiaries (other than US Gold and its Subsidiaries prior to the Effective Time) to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (v) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationship of US Gold or its Subsidiaries; (vi) Contracts involving annual revenues or expenditures to the business of US Gold or its Subsidiaries in excess of $500,000; (vii) Contracts containing any rights on the part of any party, including joint venture partners or other entities, to acquire property rights from US Gold or its Subsidiaries; (viii) under which US Gold or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third Person (other than ordinary course endorsements for collection); (ix) relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset; and (x) Contracts that require US Gold or its Subsidiaries to provide indemnification to any other Person, other than in the ordinary course of business; all such material Contracts are valid and binding obligations of US Gold or its Subsidiaries and, to the knowledge of US Gold, are valid and binding obligations of each other party thereto and enforceable by US Gold or its Subsidiaries in accordance with their respective terms, subject to equitable principles and the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors; neither US Gold nor, to the knowledge of US Gold, any other party thereto is in material violation of or in material default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or entitle any party to terminate, accelerate, modify or call a default under, or trigger any pre-emptive rights or rights of first refusal under, any such Contract; to the knowledge of US Gold, US Gold or its Subsidiaries are entitled to all rights and benefits under each material Contract in accordance with the terms thereof; neither US Gold nor any of its Subsidiaries has waived any material rights under a material Contract; neither US Gold nor any of its Subsidiaries has received written notice that any party to a material Contract intends to cancel, terminate or otherwise modify or not renew such material Contract, and to the knowledge of US Gold, no such action has been threatened;

  (s)
  none of US Gold or its Subsidiaries is indebted to any officer, director, employee or agent of, or consultant to, US Gold or its Subsidiaries or, to the knowledge of US Gold, any of their respective affiliates or associates (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses); except as disclosed in Section 3.1(s) of the US Gold Disclosure Letter, there are no loans, Contracts or other transactions between US Gold or its Subsidiaries and any (i) director or officer of US Gold or its Subsidiaries (other than retainer, indemnity and similar agreements); (ii) any holder of record, or, to the knowledge of US Gold, beneficial owner of 5% or more of any class of equity securities of US Gold (other than in such Person's capacity as a director); or (iii) to the knowledge of US Gold, any affiliate or associate of any such director, officer or beneficial owner;

  (t)
  there are no claims, actions, complaints, grievances, suits, proceedings, inquiries or investigations ("Action") existing, pending or, to the knowledge of US Gold, threatened against or which would adversely affect US Gold or any of its Subsidiaries or to which any of their respective properties or assets thereof is subject, at law or equity, that, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect on US Gold; neither US Gold nor any of its Subsidiaries, nor any of their respective assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree;

  (u)
  other than as disclosed in Section 3.1(s) of the US Gold Disclosure Letter, neither US Gold nor any Subsidiary is a party to any employment or consulting Contract with any officer, director, or securityholder of any of them, or any other Person not dealing at arm's length with US Gold;

  (v)
  US Gold is not party to any other Contract that would impede or restrict, in any material respect, the transactions contemplated by this Agreement, including, without limitation, a shareholder rights plan;

  (w)
  Section 3.1(w) of the US Gold Disclosure Letter sets forth a list of all material mining claims (whether patented or unpatented), concessions, leases, licences, permits, surface rights, access rights and other rights and interests to explore for, exploit, develop, mine or produce minerals which US Gold or any of its Subsidiaries or Entity Joint Ventures owns, has an interest in, or has a right or option to acquire, together with all joint venture, earn-in and other Contracts and royalties or other similar rights (the "US Gold Mining Properties"); other than as disclosed in Section 3.1(w) of the US Gold Disclosure Letter:

    (i)
    US Gold and its Subsidiaries and Entity Joint Ventures are the legal and/or beneficial owners of all right, title and interest in the US Gold Mining Properties, free and clear of any material title defects, pursuant to valid, subsisting and enforceable title documents or other recognized and enforceable agreements, permits, licenses, rights or instruments, and none of US Gold or its Subsidiaries is in default in any material respect of any of the provisions of such documents, agreements, permits, licenses, rights and instruments nor has any such default been alleged;

    (ii)
    the US Gold Mining Properties are the only material mining concessions, unpatented claims, leases, licenses, permits or other rights that are required to conduct the material activities of US Gold and its Subsidiaries and Entity Joint Ventures as currently conducted on the properties subject thereto;

    (iii)
    the interests of US Gold and its Subsidiaries and Entity Joint Ventures in the US Gold Mining Properties are held free and clear of all Liens other than Permitted Liens; Section 3.1(w) of the US Gold Disclosure Letter sets out an up-to-date, true description in all material respects of the interests of US Gold and its Subsidiaries and Entity Joint Ventures in each of the US Gold Mining Properties; true and complete copies of any agreement or document pursuant to which US Gold or any of its Subsidiaries or Entity Joint Ventures holds its interest in each of the US Gold Mining Properties have been provided or made available to Minera Andes;

    (iv)
    applying customary standards in the mining industry in the relevant jurisdictions, each of the US Gold Mining Properties has, to the extent such can be recorded or located, been properly recorded, and, to the knowledge of US Gold, located, in compliance with applicable Laws and, where applicable, comprises a valid and subsisting mineral claim;

    (v)
    each US Gold Mining Property is, where applicable, in good standing with the applicable Governmental Entities, except to the extent that not being in good standing would not, individually or in the aggregate, be materially adverse to such US Gold Mining Property;

    (vi)
    any and all Taxes and other payments required to be paid by the date hereof in respect of the US Gold Mining Properties and all rental payments required to be paid by the date hereof in respect of the US Gold Mining Properties have been paid except to the extent that failure to pay such Taxes or make such other payments would not, individually or in the aggregate, be materially adverse to such US Gold Mining Properties;

    (vii)
    any and all filings required to be filed by the date hereof in respect of the US Gold Mining Properties have been filed except to the extent that failure to make such filings would not, individually or in the aggregate, be materially adverse to such US Gold Mining Properties;

    (viii)
    US Gold and its Subsidiaries have, subject to any required approvals by applicable Governmental Entities and the terms of such US Gold Mining Properties, the exclusive right to deal with (A) the US Gold Mining Properties that are wholly-owned, and (B) subject to the applicable co-ownership arrangements as disclosed to Minera Andes, their interests in the US Gold Mining Properties that are not wholly-owned;

    (ix)
    there are no material back-in rights, earn-in rights, rights of first refusal, royalty rights or similar provisions in respect of the US Gold Mining Properties;

    (x)
    neither US Gold nor any of its Subsidiaries has received any notice, whether written or oral from any Governmental Entity or any Person with jurisdiction or applicable authority of any revocation or intention to revoke US Gold's or any of its Subsidiaries' or Entity Joint Ventures' interests in the US Gold Mining Properties;

    (xi)
    US Gold or one of its Subsidiaries or Entity Joint Ventures owns or has the right to use all exploration information, data reports and studies including all geological, geophysical and geochemical information and data (including all drill, sample and assay results and all maps) and all technical reports, feasibility studies and other similar reports and studies concerning the US Gold Mining Properties that is in the possession of US Gold or such Subsidiaries or Entity Joint Ventures or that US Gold or its Subsidiaries or Entity Joint Ventures has the right to obtain;

    (xii)
    all work and activities carried out on the US Gold Mining Properties by US Gold or its Subsidiaries or any other Person appointed by either of them have been carried out in all material respects in accordance with good mining and engineering practices and in compliance with all applicable Laws, and neither US Gold nor any of its Subsidiaries has received any notice of any material breach of any such applicable Laws;

    (xiii)
    except for Permitted Liens, nether US Gold's nor any of its Subsidiaries' right, title and interest in and to the US Gold Mining Properties is subject to any adverse claims (including claims of aboriginal or indigenous title) and neither US Gold nor any of its Subsidiaries has received any notice of such actual or potential claims;

  (x)
  US Gold and its Subsidiaries and Entity Joint Ventures have good and sufficient title to their real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by US Gold and its Subsidiaries and Entity Joint Ventures necessary to permit the operation of its business as presently owned and conducted, in each case free and clear of any Liens other than Permitted Liens; except for Permitted Liens, US Gold does not have any knowledge of any defects, failures or impairments in the title of US Gold to its assets, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in the aggregate would have a Material Adverse Effect on US Gold;

  (y)
  US Gold and its Subsidiaries and Entity Joint Ventures have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is material to the operation of the business of US Gold and its Subsidiaries and Entity Joint Ventures as currently conducted, in each case free and clear of any Liens other than Permitted Liens; the tangible personal property of US Gold and its Subsidiaries and Entity Joint Ventures that is material to the operation of their business as currently conducted is in all material respects in good condition, repair and (where applicable) proper working order, having regard to its use and age;

  (z)
  the most recent estimated, measured, indicated and inferred mineral resources and proven and probable reserves and technical reports disclosed in the US Gold Public Disclosure Record for each material mining property of US Gold have been prepared and disclosed in accordance with accepted mining industry practices and in accordance with the requirements prescribed by National Instrument 43-101—Standards of Disclosure for Mineral Projects and the companion policy thereto (as in effect on the date of publication of the relevant report or information); US Gold has no knowledge that the mineral resources as disclosed in the US Gold Public Disclosure Record are inaccurate in any material respect; there are no outstanding unresolved comments of any Securities Regulatory Authority in respect of the technical disclosure made in the US Gold Public Disclosure Record; to the knowledge of US Gold, there has been no material reduction in the aggregate amount of estimated mineral resources and reserves of US Gold and its Subsidiaries and Entity Joint Ventures, from the amounts last disclosed publicly by US Gold in the US Gold Public Disclosure Record;

  (aa)
  each of US Gold and its Subsidiaries and Entity Joint Ventures holds, and is in material compliance with, all permits, licences, certificates, consents, orders, grants, registrations, authorizations, leases, subleases, claims, concessions, approvals, agreements and franchises of Governmental Entities (collectively, the "US Gold Permits") that US Gold or such Subsidiary or Entity Joint Venture requires, or is required to have, to own or lease its properties and assets, and to carry on its businesses as currently conducted; the US Gold Permits are in full force and effect and there are no proceedings in progress or to the knowledge of US Gold, threatened, nor has US Gold or any of its Subsidiaries or Entity Joint Ventures received any notice from any Governmental Entity regarding any circumstances that have existed or currently exist, that would reasonably be expected to result in the revocation, cancellation, suspension, refusal to issue or renew or any adverse modification of any of the US Gold Permits, or adversely affecting or challenging the rights of possession or otherwise of US Gold under the US Gold Permits;

  (bb)
  no part of the material property or assets of any of US Gold or any Subsidiary or Entity Joint Venture has been taken, condemned or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of US Gold, has any such proceeding been threatened by any Governmental Entity;

  (cc)
  each of US Gold and its Subsidiaries maintains (or there is maintained on its behalf) insurance coverage with reputable insurers in such amounts and covering such risks as is generally maintained by comparable businesses. US Gold and its Subsidiaries are in compliance in all material respects with all requirements with respect to their insurance policies, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. There is no material claim pending under any insurance policies of US Gold or its Subsidiaries as to which coverage has been questioned, denied or disputed. Copies of all material insurance policies have been made available to Minera Andes;

  (dd)
  except as disclosed in Section 3.1(dd) of the US Gold Disclosure Letter, all operations of US Gold and its Subsidiaries and Entity Joint Ventures have been and all operations of US Gold and its Subsidiaries and Entity Joint Ventures are now being conducted, in all material respects, in compliance with all applicable Laws relating to the protection of the environment and employee and public health and safety ("Environmental Laws"), including, without limitation, any Laws respecting the use, storage, treatment, reclamation, transportation or disposition of any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law; neither US Gold nor any of its Subsidiaries or Entity Joint Ventures is a party to any Action nor, to the knowledge of US Gold, (i) has any Action been threatened against US Gold or any of its Subsidiaries or Entity Joint Ventures, or (ii) is any Action pending or threatened which would reasonably be expected to adversely affect US Gold or any Subsidiary or Entity Joint Venture or to which any of their respective properties or assets is subject, in any case referred to in clause (i) or (ii) at law or equity, or before or by any Governmental Entity, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect (whether financial or otherwise) on US Gold; none of US Gold or its Subsidiaries or Entity Joint Ventures is subject to any order, judgement or directive with respect to any

    Environmental Law or which relates to environmental, health or safety matters, and which requires any material work, repairs, construction or expenditure or that otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (whether financial or otherwise) on US Gold;

  (ee)
  all Tax Returns required by applicable Laws to be filed with or provided to any Taxing Authority by, or on behalf of, US Gold and each of its Subsidiaries and Entity Joint Ventures have been filed when due in accordance with all applicable Laws, and all such Tax Returns were true and complete in all material respects; US Gold and each of its Subsidiaries and Entity Joint Ventures has timely paid all material amounts of Taxes due and payable by US Gold and each of its Subsidiaries and Entity Joint Ventures (except for any amounts being contested in good faith by appropriate proceedings and in respect of which appropriate reserves have been taken) including all instalments on account of material amounts of Taxes for the current year that are due and payable by US Gold and each of its Subsidiaries and Entity Joint Ventures whether or not assessed (or reassessed) by the appropriate Taxing Authority; the most recent consolidated financial statements for US Gold and each of its Subsidiaries and Entity Joint Ventures contained in the US Gold Public Disclosure Record reflect an adequate reserve, in accordance with GAAP, for all material amounts of Taxes which are not yet due and payable in respect of periods ending on or prior to the date of such financial statements and US Gold and each of its Subsidiaries and Entity Joint Ventures has made adequate provision in accordance with GAAP in their books and records for any material amounts of Taxes accruing in respect of any period which has ended subsequent to the period covered by such financial statements; no deficiencies for any material amounts of Taxes have been assessed or asserted against US Gold or any of its Subsidiaries or Entity Joint Ventures; there are no Liens for Taxes (other than Taxes not yet due and payable or any amounts being contested in good faith by appropriate proceedings and in respect of which appropriate reserves have been taken) upon any of the assets or properties of US Gold or any of its Subsidiaries or Entity Joint Ventures that have not been paid by US Gold or any of its Subsidiaries or Entity Joint Ventures;

  (ff)
  US Gold and each of its Subsidiaries and Entity Joint Ventures has duly and timely deducted, collected or withheld from any amount paid or credited by it to or for the account or benefit of any Person and has duly and timely remitted the same (or is properly holding for such remittance) to the appropriate Taxing Authority all material amounts of Taxes it is required by applicable Law to so deduct or collect and remit;

  (gg)
  there is no dispute or claim, including any audit, investigation, examination or adjustment, by any Taxing Authority, actual, pending or, to the knowledge of US Gold, threatened, against US Gold or any of its Subsidiaries or Entity Joint Ventures with respect to a material amount of Taxes; any deficiency, assessment or reassessment resulting from any completed audit or examination or concluded litigation relating to material amounts of Taxes by any Taxing Authority has been timely paid;

  (hh)
  except for extensions obtained in the ordinary course to file a US Tax Return by June 15th of each year for a corporation that does not owe any US Taxes for the prior year, neither US Gold nor any of its Subsidiaries or Entity Joint Ventures has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax Return is to be filed or Tax is to be paid or remitted or in which any Tax may be assessed or collected by any Taxing Authority;

  (ii)
  to the knowledge of US Gold, no written claim has ever been made by any Taxing Authority in a jurisdiction where US Gold or any of its Subsidiaries or Entity Joint

    Ventures do not file Tax Returns that US Gold or such Subsidiary or Entity Joint Venture is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction;

  (jj)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures has, to any material extent, acquired property or services (or the right to use property or services) from, or disposed of property or provided services (or the right to use property or services) to any Person with whom it does not deal at arm's length within the meaning of Section 482 of the U.S. Tax Code or comparable provisions of any other Tax Laws for an amount that is other than the fair market value of such property or services;

  (kk)
  to the knowledge of US Gold, no circumstances exist or could reasonably be expected to arise before the Effective Date that may result in US Gold or any of its Subsidiaries or Entity Joint Ventures being liable for Taxes of any other Person, including, but not limited to, under Section 1.1502-6 of the U.S. Treasury Regulations promulgated under the U.S. Tax Code (or any similar provision of state, non-U.S. or local Tax Law), as a transferee or successor, by Contract or otherwise;

  (ll)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures has entered into any closing agreement or similar written or otherwise binding election, designation or arrangement with any Taxing Authority or other Governmental Entity with regard to the Tax liability of US Gold or any of its Subsidiaries or Entity Joint Ventures affecting any Tax period for which the applicable statute of limitations, after giving effect to any extension or waiver thereof, has not expired;

  (mm)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures is a party to any Tax indemnification or Tax sharing agreement or similar arrangement (other than indemnification provisions of commercial agreements entered into in the ordinary course of business);

  (nn)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures has been either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1) of the U.S. Tax Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the U.S. Tax Code in the two years prior to the date of the Agreement;

  (oo)
  US Gold has not consummated or participated in, and is not currently participating in, any transaction which was or is a "reportable transaction" as defined in Section 6707A(c)(1) of the U.S. Tax Code, applicable U.S. Treasury Regulations or other published guidance from the Internal Revenue Service;

  (pp)
  there is no agreement, judgment, injunction, order or decree binding upon US Gold or its Subsidiaries or Entity Joint Ventures that has, or would reasonably be expected to have, the effect of prohibiting, restricting or impairing in any material respect any business practice of US Gold or its Subsidiaries or Entity Joint Ventures, any acquisition of property by US Gold or its Subsidiaries or Entity Joint Ventures or the conduct of business by any of them as currently conducted (including following the Arrangement);

  (qq)
  the corporate records and minute books of US Gold and its Subsidiaries and Entity Joint Ventures have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;

  (rr)
  no agent, broker, investment banker, financial adviser or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee from US Gold or any of its Subsidiaries or Entity Joint Ventures in connection with any of the transactions contemplated by this Agreement (other than Raymond James Ltd., as disclosed to Minera Andes);

  (ss)
  US Gold and each of its Subsidiaries and Entity Joint Ventures have complied in all material respects with and are not in material violation of any applicable Laws, injunctions, orders, arbitral awards, judgments or decrees applicable to it, its business or operations or by which any of its properties or assets are bound or affected;

  (tt)
  neither US Gold nor any of its Subsidiaries or Entity Joint Ventures, nor any director, officer, employee, agent or representative of US Gold or any of its Subsidiaries or Entity Joint Ventures, has, directly or indirectly, given, promised, offered or authorized the same, or paid anything of value to any recipient that was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of the United States, or any applicable anti-corruption or any similar Law in other jurisdictions or any of the rules or regulations promulgated thereunder, and US Gold and its Subsidiaries and Entity Joint Ventures have conducted their business in compliance with all such Laws and all Contracts and arrangements between US Gold, or any of its Subsidiaries or Entity Joint Ventures and any other Person is in compliance with all such Laws;

  (uu)
  as of the date hereof, the US Gold Locked-up Shareholders have entered into the Voting Agreement;

  (vv)
  US Gold has received (i) a formal valuation with respect to the Arrangement dated the date of this Agreement prepared by Raymond James Ltd. in compliance with the requirements of MI 61-101, and (ii) the opinion of Raymond James Ltd. dated the date of this Agreement, to the effect that, as of such date and subject to the assumptions and limitations set out therein, the Exchange Ratio is fair, from a financial point of view, to the US Gold Shareholders; as of the date hereof, the board of directors of US Gold, after consultation with its financial and legal advisors, has determined that the Arrangement is in the best interests of US Gold and is fair to the US Gold Shareholders and accordingly has resolved unanimously to recommend to the US Gold Shareholders that they vote in favour of the US Gold Resolution; as of the date hereof, the board of directors of US Gold has unanimously approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement and the other Transaction Documents to which US Gold is or will be a party;

  (ww)
  except as disclosed in Section 3.1(ww) of the US Gold Disclosure Letter, neither US Gold nor any of its Subsidiaries or Entity Joint Ventures: (i) is a party to any written or oral agreement, arrangement, plan, obligation or understanding providing for severance or termination payments to, or any employment or change of control agreement with, any directors, officers, employees or consultants of US Gold; (ii) is a party to any collective bargaining agreement or subject to any application for certification or, to the knowledge of US Gold, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, nor (iii) are there any current or, to the knowledge of US Gold, threatened strikes or lockouts at US Gold or any of its Subsidiaries or Entity Joint Ventures; US Gold and its Subsidiaries and Entity Joint Ventures have been and are now in compliance, in all material respects, with all applicable Laws with respect to employment and labour and there are no current or, to the knowledge of US Gold, threatened Actions by or before any Governmental Entity with respect to employment or termination of employment of employees or independent contractors, except for any such Action that if adversely determined would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on US Gold;

  (xx)
  Section 3.1(xx) of the US Gold Disclosure Letter contains a list of all material Employee Plans of US Gold and its Subsidiaries and Entity Joint Ventures; true, current and complete copies of the following have been made available to Minera Andes with respect to each Employee Plan (where applicable): (i) the Employee Plan document, as currently in effect, (ii) copies of all material correspondence during the last three years with any Governmental Entity relating to such Employee Plan, (iii) the most recently prepared actuarial report or financial statement relating to such Employee Plan, (iv) the most recent summary plan description (and any summary of material modification related thereto) and/or employee booklet for each Employee Plan distributed to participants in such Employee Plan or to employees, and (v) all trust agreements, funding agreements or insurance Contracts relating to such Employee Plan; except as would not have a Material Adverse Effect on US Gold, (i) all of the Employee Plans of US Gold and its Subsidiaries and Entity Joint Ventures are and have been established, registered (where required), administered, operated and funded in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between US Gold and/or any of its Subsidiaries and/or Entity Joint Ventures, as the case may be, and their respective employees and former employees who are members of, or beneficiaries under, the Employee Plans, and (ii) to the knowledge of US Gold, no Employee Plan is subject to any pending or threatened investigation, examination, audit, litigation or other proceeding, action or claim initiated by any Governmental Entity, or by any other Person (other than routine claims for benefits); except as disclosed in Section 3.1(xx) of the US Gold Disclosure Letter, no Person will, as a result of US Gold completing the transactions contemplated by this Agreement (either alone or upon the occurrence of any subsequent termination of employment), become entitled to (i) any retirement, severance, bonus or other similar payment or benefit (or any increase therein); (ii) the forgiveness or postponement of payment of any indebtedness owing by such Person to US Gold or any of its Subsidiaries or Entity Joint Ventures, or (iii) receive any additional payments, compensation or benefits, or funding of any compensation or benefits, under or in respect of any employee benefits;

  (yy)
  the auditors of US Gold are independent public accountants as required by applicable Law and there are not now, and there has not been since January 1, 2008, any reportable event (as defined in National Instrument 51-102—Continuous Disclosure Obligations or under any substantially equivalent U.S. requirement) with the present or any former auditors of US Gold;

  (zz)
  the Exchangeable Shares to be issued in connection with the Arrangement have been duly authorized and will be validly issued by Exchangeco and fully paid and non-assessable. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares shall be substantially as set out in Exhibit 1 of the Plan of Arrangement;

  (aaa)
  the Special Voting Share to be issued in connection with the Arrangement has been duly authorized and will be validly issued by US Gold and fully paid and non-assessable. The rights, privileges, restrictions and conditions attaching to the Special Voting Share shall be substantially as set out in Exhibit 1 of the Plan of Arrangement;

  (bbb)
  the US Gold Shares to be issued by US Gold upon exercise from time to time of the Minera Andes Options or that will be delivered upon exchange from time to time of Exchangeable Shares have been duly authorized and will, in all cases, be validly issued by US Gold, fully paid and non-assessable;

  (ccc)
  US Gold has adopted a code of ethics and has promptly disclosed any change in or waiver of US Gold's code of ethics with respect to any Persons as required by applicable Law. To the knowledge of US Gold, there have been no material violations of provisions of US Gold's code of ethics since May 30, 2009;

  (ddd)
  the Exchangeable Shares and the US Gold Shares to be issued upon the exchange of the Exchangeable Shares to be issued under the Arrangement will be freely tradeable without any requirement for further registration under Applicable Canadian Securities Laws and the 1933 Act, subject to grant of the Final Order and, with respect only to the US Gold Shares to be issued upon the exchange of the Exchangeable Shares, the effectiveness of the Registration Statement; provided that former Minera Andes securityholders who become affiliates of US Gold shall be subject to restrictions with respect to such US Gold Shares in accordance with applicable Law; and

  (eee)
  US Gold is not registered, and is not required to be registered, as an "investment company" under the US Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.2   Representations and Warranties of Minera Andes

        Except as disclosed in the Minera Andes Public Disclosure Record (but excluding disclosures, other than specifically identified matters, in the "Risk Factors" or "Forward Looking Statements" sections thereof or any other disclosure included in such Minera Andes Public Disclosure Record that is cautionary, predictive or forward-looking in nature (it being understood and agreed that any disclosure in the Minera Andes Public Disclosure Record shall be deemed disclosed with respect to any Section of this Article 3 solely to the extent that it is reasonably apparent from a reading of such disclosure that it is applicable to such Section) and provided that the representations and warranties in Sections 3.2(a) to 3.2(k), 3.2(n), 3.2(u), 3.2(ss), 3.2(tt), 3.2(ww), and 3.2(yy) shall not be qualified by the Minera Andes Public Disclosure Record), Minera Andes represents and warrants to and in favour of US Gold and Exchangeco as follows, and acknowledges that US Gold and Exchangeco are each relying upon such representations and warranties:

  (a)
  Minera Andes and each of its Subsidiaries and Entity Joint Ventures has been duly incorporated or organized, and is a valid and subsisting corporation, limited liability company or other entity, under the Laws of its jurisdiction of incorporation or organization, and has been duly qualified as an extra-provincial or foreign corporation, limited liability company or other entity for the transaction of business and is in good standing under the Laws of each other jurisdiction in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect on Minera Andes; Minera Andes and each of its Subsidiaries and Entity Joint Ventures has all requisite corporate or other entity power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate its properties and assets; the copies of the Organizational Documents of Minera Andes and each of its Subsidiaries and Entity Joint Ventures that have been delivered or made available to US Gold are in all material respects complete and correct copies thereof, each as amended; neither Minera Andes nor any of its Subsidiaries or, to the knowledge of Minera Andes, Entity Joint Ventures is in violation of any of their respective Organizational Documents;

  (b)
  Minera Andes has requisite corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof; subject to the requisite approval of consummation of the Arrangement Resolution by Minera Andes Shareholders as provided in this Agreement, Minera Andes has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to observe and perform the provisions of this Agreement and the other Transaction Documents to which it is a party in accordance with the provisions hereof and thereof; this Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Effective Time, duly authorized, executed and delivered by Minera Andes and constitutes, or will constitute in the case of the other Transaction Documents to which it is a party, a valid and legally binding obligation of Minera Andes enforceable against Minera Andes in accordance with the terms hereof and thereof, subject to equitable principles and the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors;

  (c)
  the authorized share capital of Minera Andes consists of an unlimited number of common shares and an unlimited number of preferred shares; as of the date hereof, 282,948,854 common shares and no preferred shares are issued and outstanding; as of the date hereof, there are 4,237,000 Minera Andes Shares issuable under currently outstanding Minera Andes Options; except for the Minera Andes Options, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by Minera Andes of any securities of Minera Andes (including Minera Andes Shares) or any Subsidiary of Minera Andes, or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of Minera Andes (including Minera Andes Shares) or any Subsidiary of Minera Andes; all outstanding Minera Andes Shares have been duly authorized and validly issued, are fully paid and non-assessable; all Minera Andes Shares issuable upon the exercise of the Minera Andes Options in accordance with their terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights; all securities of Minera Andes (including the Minera Andes Shares and the Minera Andes Options) have been issued in compliance with all applicable Laws; other than the Minera Andes Shares and the Minera Andes Options, there are no securities of Minera Andes or of any of its Subsidiaries outstanding or outstanding bonds, debentures or other evidences of indebtedness of Minera Andes or any of its Subsidiaries which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the Minera Andes Shareholders on any matter; except as contemplated by this Agreement and the Plan of Arrangement, there are no outstanding contractual or other obligations of Minera Andes or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of Minera Andes or any of its Subsidiaries. Minera Andes is the owner of a 49% interest in Minera Santa Cruz S.A.; other than as set forth in the Organizational Documents of Minera Santa Cruz S.A., there are no options, warrants, conversion privileges or other rights, agreements, arrangements, understandings or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the sale or transfer by Minera Andes of its ownership interest in Minera Santa Cruz S.A.; to the knowledge of Minera Andes, except as set forth in the Organizational Documents of Minera Santa Cruz S.A., there are no outstanding rights of any third Person to acquire a material equity interest in Minera Santa Cruz S.A.;

  (d)
  Section 3.2(d) of the Minera Andes Disclosure Letter sets forth a complete and accurate list of all Subsidiaries owned, directly or indirectly, by Minera Andes, each of which is wholly-owned except as otherwise noted in Section 3.2(d) of the Minera Andes Disclosure

    Letter; all of the issued and outstanding shares of capital stock and other ownership interests in the Subsidiaries of Minera Andes are duly authorized, validly issued, fully paid and, where the concept is applicable, non-assessable, and other than as disclosed in Section 3.2(d) of the Minera Andes Disclosure Letter, all such shares and other ownership interests held directly or indirectly by Minera Andes are legally and beneficially owned free and clear of all Liens, and there are no outstanding options, warrants, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into or exchangeable for, any such shares of capital stock or other ownership interests in or material assets or properties of any of the Subsidiaries of Minera Andes; there are no Contracts, commitments, agreements, understandings, arrangements or restrictions which require any Subsidiaries of Minera Andes to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests;

  (e)
  Section 3.2(e) of the Minera Andes Disclosure Letter sets forth a complete and accurate list of all Entity Joint Ventures entered into by Minera Andes and its Subsidiaries, directly or indirectly, and their respective interest therein; other than as disclosed in Section 3.2(e) of the Minera Andes Disclosure Letter, Minera Andes and its Subsidiaries' interest in each such Entity Joint Venture is held free and clear of all Liens;

  (f)
  the Minera Andes Shares are listed and posted for trading on the TSX and are quoted on FINRA Over the Counter Bulletin Board; Minera Andes is in compliance with the rules and policies of the TSX and the FINRA Over the Counter Bulletin Board; Minera Andes is not subject to regulation by any other stock exchange or quotation system;

  (g)
  Minera Andes is a "foreign issuer" and a "reporting issuer" within the meaning of Regulation S under the 1933 Act; Minera Andes is a reporting issuer within the meaning of applicable securities Laws in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador and not on the list of reporting issuers in default maintained by any of the Securities Regulatory Authorities, and is not in default, in any material respect, of any requirements of applicable securities Laws;

  (h)
  except as set forth in Section 3.2(h) of the Minera Andes Disclosure Letter, none of the execution and delivery of this Agreement or the other Transaction Documents, the compliance by Minera Andes with the provisions of this Agreement or the other Transaction Documents and the consummation by Minera Andes of the transactions contemplated by this Agreement or the other Transaction Documents do or will: (i) require the consent, approval, or authorization, order or agreement of, notice to, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, including without limitation pursuant to the Competition Act (Canada), the Investment Canada Act (Canada) and the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, except such as have been obtained or made; or (ii) conflict with, result in any breach or violation of or default (with or without notice or lapse of time or both) under any of the provisions of, or give rise to any third Person right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right of first refusal, right to purchase or sale, or result in the imposition of any additional obligation under, or the creation of any Lien upon any of the assets or properties of Minera Andes or any of its Subsidiaries under; (A) any Minera Andes Permit or any material Contract to which Minera Andes or any Subsidiary of Minera Andes is a party or to which any of their properties or assets may be subject, (B) the Organizational Documents of Minera Andes or any Subsidiary of Minera Andes,

    or (C) any Law applicable to Minera Andes or any Subsidiary of Minera Andes or any of their respective properties or assets; or (iii) result in any payment (including severance, retention, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Minera Andes or any of its Subsidiaries or result in any increase or acceleration of contributions, liabilities or benefits, or acceleration of vesting with respect to any benefit of any director or employee of Minera Andes or any of its Subsidiaries; or (iv) breach or conflict with the Organizational Documents with respect to an Entity Joint Venture of Minera Andes;

  (i)
  Minera Andes has filed or furnished, on a timely basis, all required reports, schedules, registration statements, financial statements, forms, registrations, certifications and other documents together with any amendments required to be made with respect thereto with the SEC, the Securities Regulatory Authorities and the TSX since December 31, 2008 (together with the exhibits and other information incorporated therein, the "Minera Andes Securities Documents") with the TSX and the Securities Regulatory Authorities and paid all fees and assessments due and payable in connection therewith; as of their respective dates of filing (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing, provided that for the purposes of Section 5.2(a), any document filed or furnished after the date of this Agreement and before the Effective Date may amend or supersede a filing made after the date of this Agreement), the Minera Andes Securities Documents complied in all material respects with the requirements of applicable securities Laws and none of the Minera Andes Securities Documents contained any Misrepresentation; Minera Andes has not filed any confidential material change reports which continue to be confidential;

  (j)
  Minera Andes has provided or made available to US Gold copies of all comment letters received by Minera Andes from the Securities Regulatory Authorities and the TSX since December 31, 2008 relating to the Minera Andes Securities Documents, together with all written responses of Minera Andes thereto; there are no outstanding or unresolved comments in any such comment letters received by Minera Andes from the Securities Regulatory Authorities or the TSX; to the knowledge of Minera Andes, none of the Minera Andes Securities Documents is the subject of any ongoing review by the Securities Regulatory Authorities or the TSX;

  (k)
  no order delisting or preventing, ceasing or suspending trading in any securities of Minera Andes or prohibiting the issue and sale of securities by Minera Andes has been issued and, to the knowledge of Minera Andes, no Action for such purpose of any Securities Regulatory Authority (including, for purposes of this paragraph, the SEC and any similar authority in the United States) or the TSX is in effect or ongoing;

  (l)
  the audited consolidated financial statements of Minera Andes and its Subsidiaries for the years ended December 31 of each of 2008, 2009 and 2010, together with the auditors' report thereon and the notes thereto (the "Minera Andes Audited Financials") have been prepared in accordance with Canadian GAAP applied on a basis consistent with prior periods (except as disclosed therein), and the interim unaudited consolidated financial statements of Minera Andes and its Subsidiaries for the six months ended June 30, 2011 (together with the Minera Andes Audited Financials, the "Minera Andes Financial Statements") have been prepared in accordance with IFRS (except as disclosed therein), and the Minera Andes Financial Statements fairly present in all material respects the consolidated financial position of Minera Andes and its consolidated Subsidiaries and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies as of the dates and for the periods shown (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount);

  (m)
  Minera Andes has designed and implemented a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP or IFRS, as applicable, and includes policies and procedures that (i) relate to the maintenance of records that accurately and fairly reflect the material transactions, acquisitions and dispositions of the property and assets of Minera Andes and each of its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with Canadian GAAP or IFRS, as applicable, and that receipts and expenditures of Minera Andes and its Subsidiaries are made only in accordance with authorizations of management and directors of Minera Andes and its Subsidiaries, and (iii) provide reasonable assurance regarding prevention or timely detection of any unauthorized acquisition, use or disposition of the material property or assets of Minera Andes or any of its Subsidiaries; as of the date of this Agreement, to the knowledge of Minera Andes (A) there are no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of Minera Andes that would reasonably be expected to materially adversely affect the ability of Minera Andes to record, process, summarize and report financial information, and (B) there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of Minera Andes; neither Minera Andes nor any of its Subsidiaries, nor any of their respective representatives, has, since December 31, 2008, received any (x) complaint, allegation, assertion or claim in writing from any source regarding accounting, internal accounting controls or auditing matters or (y) expression of concern from employees of Minera Andes or any of its Subsidiaries regarding questionable accounting or auditing matters;

  (n)
  as of August 31, 2011, Minera Andes had current assets of not less than $18.0 million, consisting of cash and cash equivalents and short-term securities;

  (o)
  neither Minera Andes nor any of its Subsidiaries or Entity Joint Ventures has any material obligations or liabilities of any nature (mature or unmatured, fixed or contingent, on or off-balance sheet), other than:

  (i)
  those set forth or adequately provided for in the balance sheet and related notes included in Minera Andes' audited consolidated financial statements for the year ended December 31, 2010 and interim unaudited consolidated financial statements for the six months ended June 30, 2011;

  (ii)
  liabilities incurred since June 30, 2011 in the ordinary course of business;

  (iii)
  those incurred in connection with the execution of this Agreement; and

  (iv)
  with respect to any Entity Joint Venture of Minera Andes, liabilities that to the knowledge of Minera Andes would not constitute a Material Adverse Effect on Minera Andes.

  (p)
  since June 30, 2011, except as contemplated by this Agreement:

  (i)
  each of Minera Andes and each Subsidiary of Minera Andes, and, to the knowledge of Minera Andes (without due inquiry), each Entity Joint Venture of Minera Andes has conducted its business only in the ordinary and regular course of business in all material respects;

  (ii)
  there has not occurred a Material Adverse Effect in respect of Minera Andes;

    (iii)
    the business and property of Minera Andes and its Subsidiaries and its Entity Joint Ventures conform in all material respects to the description thereof disclosed in the Minera Andes Public Disclosure Record and there has not been any acquisition or sale by Minera Andes or any of its Subsidiaries of any material property or assets; to the knowledge of Minera Andes, there has not been since January 1, 2011 any sale or other disposition by Minera Santa Cruz S.A. of any of its material mining properties;

    (iv)
    other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by Minera Andes or any of its Subsidiaries of any debt for borrowed money, any creation or assumption by Minera Andes or any of its Subsidiaries of any Lien (other than Permitted Liens) or any making by Minera Andes or any of its Subsidiaries of any loan, advance or capital contribution to or investment in any other Person;

    (v)
    there has been no dividend or distribution of any kind declared, paid or made by Minera Andes on any Minera Andes Shares;

    (vi)
    Minera Andes has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Minera Andes Shares, or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for Minera Andes Shares;

    (vii)
    there has not been any change in accounting methods, principles or practices by Minera Andes or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in Canadian GAAP or IFRS; and

    (viii)
    there has not been any material increase in or modification of the compensation payable to or to become payable by Minera Andes or any of its Subsidiaries to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any material increase in severance or termination pay or any material increase or modification of any bonus, pension, insurance or benefit arrangement made to, for or with any of such directors, officers, employees or consultants;

  (q)
  Section 3.2(q) of the Minera Andes Disclosure Letter lists all material Contracts to which Minera Andes or any of its Subsidiaries is a party, including those material Contracts that fall within any of the following categories: (i) Contracts not entered into in the ordinary course of business; (ii) royalty, joint venture, partnership and similar agreements; (iii) Contracts containing covenants purporting to limit the freedom of Minera Andes or its Subsidiaries to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (iv) Contracts which after the Effective Time would have the effect of limiting the freedom of US Gold or its Subsidiaries (other than Minera Andes and its Subsidiaries prior to the Effective Time) to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (v) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationship of Minera Andes or its Subsidiaries; (vi) Contracts involving annual revenues or expenditures to the business of Minera Andes or its Subsidiaries in excess of $500,000; (vii) Contracts containing any rights on the part of any party, including joint venture partners or other entities, to acquire property rights from Minera Andes or its Subsidiaries; (viii) under which Minera Andes or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third Person (other than ordinary course endorsements for collection); (ix) relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset; and (x) Contracts that require Minera Andes or its Subsidiaries to provide indemnification to any other Person, other than in the ordinary course of business; all such material Contracts are valid and binding obligations of Minera Andes or its Subsidiaries and, to the knowledge of Minera Andes, are valid and binding obligations of each other party thereto and enforceable by Minera Andes or its Subsidiaries in accordance with their respective terms, subject to equitable principles and the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors; neither Minera Andes nor, to the knowledge of Minera Andes, any other party thereto is in material violation of or in material default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or entitle any party to terminate, accelerate, modify or call a default under, or trigger any pre-emptive rights or rights of first refusal under, any such Contract; to the knowledge of Minera Andes, Minera Andes or its Subsidiaries are entitled to all rights and benefits under each material Contract in accordance with the terms thereof; neither Minera Andes nor any of its Subsidiaries has waived any material rights under a material Contract; neither Minera Andes nor any of its Subsidiaries has received written notice that any party to a material Contract intends to cancel, terminate or otherwise modify or not renew such material Contract, and to the knowledge of Minera Andes, no such action has been threatened;

  (r)
  none of Minera Andes or its Subsidiaries is indebted to any officer, director, employee or agent of, or consultant to, Minera Andes or its Subsidiaries or, to the knowledge of Minera Andes, any of their respective affiliates or associates (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses); except as disclosed in Section 3.2(r) of the Minera Andes Disclosure Letter, there are no loans, Contracts or other transactions between Minera Andes or its Subsidiaries and any (i) director or officer of Minera Andes or its Subsidiaries (other than retainer, indemnity and similar agreements); (ii) any holder of record, or, to the knowledge of Minera Andes, beneficial owner of 5% or more of any class of equity securities of Minera Andes (other than in such person's capacity as a director); or (iii) to the knowledge of Minera Andes, any affiliate or associate of any such director, officer or beneficial owner;

  (s)
  there are no Actions existing, pending or, to the knowledge of Minera Andes, threatened against or which would adversely affect Minera Andes, any of its Subsidiaries or to which any of their respective properties or assets thereof is subject, or to the knowledge of Minera Andes, to which its Entity Joint Ventures are subject, at law or equity, that, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Minera Andes; neither Minera Andes nor any of its Subsidiaries nor to the knowledge of Minera Andes, with respect to its Entity Joint Ventures, nor any of their respective assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree;

  (t)
  other than as disclosed in Section 3.2(r) of the Minera Andes Disclosure Letter, neither Minera Andes nor any Subsidiary is a party to any employment or consulting Contract with any officer, director, or securityholder of any of them, or any other Person not dealing at arm's length with Minera Andes;

  (u)
  Minera Andes is not party to any other Contract that would impede or restrict, in any material respect, the transactions contemplated by this Agreement, including, without limitation, a shareholder rights plan;

  (v)
  Section 3.2(v) of the Minera Andes Disclosure Letter sets forth a list of all material mining claims (whether patented or unpatented), concessions, leases, licences, permits, surface rights, access rights and other rights and interests to explore for, exploit, develop, mine or produce minerals which Minera Andes or any of its Subsidiaries or Entity Joint Ventures owns, has an interest in, or has a right or option to acquire, together with all joint venture, earn-in and other Contracts and royalties or other similar rights (the "Minera Andes Mining Properties"); other than as disclosed in Section 3.2(v) of the Minera Andes Disclosure Letter:

  (i)
  Minera Andes and its Subsidiaries and Entity Joint Ventures are the legal and/or beneficial owners of all right, title and interest in the Minera Andes Mining Properties, free and clear of any material title defects, pursuant to valid, subsisting and enforceable title documents or other recognized and enforceable agreements, permits, licenses, rights or instruments, and none of Minera Andes or its Subsidiaries or Entity Joint Ventures is in default in any material respect of any of the provisions of such documents, agreements, permits, licenses, rights and instruments nor has any such default been alleged;

  (ii)
  the Minera Andes Mining Properties are the only material mining concessions, unpatented claims, leases, licenses, permits or other rights that are required to conduct the material activities of Minera Andes and its Subsidiaries and Entity Joint Ventures as currently conducted on the properties subject thereto;

  (iii)
  the interests of Minera Andes and its Subsidiaries and Entity Joint Ventures in the Minera Andes Mining Properties are held free and clear of all Liens other than Permitted Liens; Section 3.2(v) of the Minera Andes Disclosure Letter sets out an up to date, true description in all material respects of the interests of Minera Andes and its Subsidiaries and Entity Joint Ventures in each of the Minera Andes Mining Properties; true and complete copies of any agreement or document pursuant to which Minera Andes or any of its Subsidiaries or Entity Joint Ventures holds its interest in each of the Minera Andes Mining Properties have been provided or made available to US Gold;

  (iv)
  applying customary standards in the mining industry in the relevant jurisdictions, each of the Minera Andes Mining Properties has, to the extent such can be recorded or located, been properly recorded, and, to the knowledge of Minera Andes, located, in compliance with applicable Laws and, where applicable, comprises a valid and subsisting mineral claim;

  (v)
  each Minera Andes Mining Property is, where applicable, in good standing with the applicable Governmental Entities, except to the extent that not being in good standing would not, individually or in the aggregate, be materially adverse to such Minera Andes Mining Property;

  (vi)
  any and all Taxes and other payments required to be paid by the date hereof in respect of the Minera Andes Mining Properties and all rental payments required to be paid by the date hereof in respect of the Minera Andes Mining Properties have been paid except to the extent that failure to pay such Taxes or make such other payments would not, individually or in the aggregate, be materially adverse to such Minera Andes Mining Properties;

  (vii)
  any and all filings required to be filed by the date hereof in respect of the Minera Andes Mining Properties have been filed except to the extent that failure to make such filings would not, individually or in the aggregate, be materially adverse to such Minera Andes Mining Properties;

    (viii)
    Minera Andes and its Subsidiaries have, subject to any required approvals by applicable Governmental Entities and the terms of such Minera Mining Properties, the exclusive right to deal with (A) the Minera Andes Mining Properties that are wholly-owned, and (B) subject to the applicable co-ownership arrangements as disclosed to US Gold, their interests in the Minera Andes Mining Properties that are not wholly-owned;

    (ix)
    there are no material back-in rights, earn-in rights, rights of first refusal, royalty rights or similar provisions in respect of the Minera Andes Mining Properties;

    (x)
    neither Minera Andes nor any of its Subsidiaries has received any notice, whether written or oral from any Governmental Entity or any Person with jurisdiction or applicable authority of any revocation or intention to revoke Minera Andes' or any of its Subsidiaries' or Entity Joint Ventures' interests in the Minera Andes Mining Properties;

    (xi)
    Minera Andes or one of its Subsidiaries or Entity Joint Ventures owns or has the right to use all exploration information, data reports and studies including all geological, geophysical and geochemical information and data (including all drill, sample and assay results and all maps) and all technical reports, feasibility studies and other similar reports and studies concerning the Minera Andes Mining Properties that is in the possession of Minera Andes or such Subsidiaries or Entity Joint Ventures or that Minera Andes or its Subsidiaries or Entity Joint Ventures has the right to obtain;

    (xii)
    all work and activities carried out on the Minera Andes Mining Properties by Minera Andes or its Subsidiaries or Entity Joint Ventures or any other Person appointed by either of them have been carried out in all material respects in accordance with good mining and engineering practices and in compliance with all applicable Laws, and neither Minera Andes nor any of its Subsidiaries or Entity Joint Ventures has received any notice of any material breach of any such applicable Laws; and

    (xiii)
    except for Permitted Liens, nether Minera Andes's nor any of its Subsidiaries' or Entity Joint Ventures' right, title and interest in and to the Minera Andes Mining Properties is subject to any adverse claims (including claims of aboriginal or indigenous title) and neither Minera Andes nor any of its Subsidiaries or Entity Joint Ventures has received any notice of such actual or potential claims;

    provided that the representations and warranties in clauses (vi), (vii), (viii), (x), (xi), (xii) and (xiii) above are in respect of the Minera Andes Entity Joint Ventures made solely on the basis of the knowledge of Minera Andes.

  (w)
  Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have good and sufficient title to their real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by Minera Andes and its Subsidiaries and Entity Joint Ventures necessary to permit the operation of its business as presently owned and conducted, in each case free and clear of any Liens other than Permitted Liens; except for Permitted Liens, Minera Andes does not have any knowledge of any defects, failures or impairments in the title of Minera Andes to its assets, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in the aggregate would have a Material Adverse Effect on Minera Andes;

  (x)
  Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is material to the operation of the business of Minera Andes and its Subsidiaries and Entity Joint Ventures as currently conducted, in each case free and clear of any Liens other than Permitted Liens; the tangible personal property of Minera Andes and its Subsidiaries that is material to the operation of their business as currently conducted is in all material respects in good condition, repair and (where applicable) proper working order, having regard to its use and age;

  (y)
  the most recent estimated, measured, indicated and inferred mineral resources and proven and probable reserves and technical reports disclosed in the Minera Andes Public Disclosure Record for each material mining property of Minera Andes have been prepared and disclosed in accordance with accepted mining industry practices and in accordance with the requirements prescribed by National Instrument 43-101—Standards of Disclosure for Mineral Projects and the companion policy thereto (as in effect on the date of publication of the relevant report or information); Minera Andes has no knowledge that the mineral resources as disclosed in the Minera Andes Public Disclosure Record are inaccurate in any material respect; there are no outstanding unresolved comments of any Securities Regulatory Authority in respect of the technical disclosure made in the Minera Andes Public Disclosure Record; to the knowledge of Minera Andes, there has been no material reduction in the aggregate amount of estimated mineral resources and reserves of Minera Andes and its Subsidiaries and Entity Joint Ventures, from the amounts last disclosed publicly by Minera Andes in the Minera Andes Public Disclosure Record;

  (z)
  each of Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures holds, and is in material compliance with, all permits, licences, certificates, consents, orders, grants, registrations, authorizations, leases, subleases, claims, concessions, approvals, agreements and franchises of Governmental Entities (collectively, the "Minera Andes Permits") that Minera Andes or such Subsidiary or Entity Joint Venture requires, or is required to have, to own or lease its properties and assets, and to carry on its businesses as currently conducted; the Minera Andes Permits are in full force and effect and there are no proceedings in progress or to the knowledge of Minera Andes, threatened, nor has Minera Andes or any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures received any notice from any Governmental Entity regarding any circumstances that have existed or currently exist, that would reasonably be expected to result in the revocation, cancellation, suspension, refusal to issue or renew any adverse modification of any of the Minera Andes Permits, or adversely affecting or challenging the rights of possession or otherwise of Minera Andes under the Minera Andes Permits;

  (aa)
  no part of the material property or assets of any of Minera Andes or any Subsidiary or, to the knowledge of Minera Andes, its Entity Joint Venture has been taken, condemned or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of Minera Andes, has any such proceeding been threatened by any Governmental Entity;

  (bb)
  each of Minera Andes and its Subsidiaries maintains (or there is maintained on its behalf) insurance coverage with reputable insurers in such amounts and covering such risks as is generally maintained by comparable businesses. Minera Andes and its Subsidiaries are in compliance in all material respects with all requirements with respect to their insurance policies, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. There is no material claim pending under any insurance policies of Minera Andes or its Subsidiaries as to which coverage has been questioned, denied or disputed. Copies of all material insurance policies have been made available to US Gold;

  (cc)
  all operations of Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have been and all operations of Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures are now being conducted, in all material respects, in compliance with all applicable Environmental Laws, including, without limitation, any Laws respecting the use, storage, treatment, reclamation, transportation or disposition of any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law; neither Minera Andes nor any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures is a party to any Action nor, to the knowledge of Minera Andes, (i) has any Action been threatened against Minera Andes or any of its Subsidiaries or Entity Joint Ventures, or (ii) is any Action pending or threatened which would reasonably be expected to adversely affect Minera Andes or any Subsidiary or Entity Joint Venture or to which any of their respective properties or assets is subject, in any case referred to in clause (i) or (ii) at law or equity, or before or by any Governmental Entity, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect (whether financial or otherwise) on Minera Andes; none of Minera Andes or its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures is subject to any order, judgement or directive with respect to any Environmental Law or which relates to environmental, health or safety matters, and which requires any material work, repairs, construction or expenditure or that otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (whether financial or otherwise) on Minera Andes;

  (dd)
  all Tax Returns required by applicable Laws to be filed with or provided to any Taxing Authority by, or on behalf of, Minera Andes and each of its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have been filed when due in accordance with all applicable Laws, and all such Tax Returns were true and complete in all material respects; Minera Andes and each of its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures has timely paid all material amounts of Taxes due and payable by Minera Andes and each of its Subsidiaries and Entity Joint Ventures (except for any amounts being contested in good faith by appropriate proceedings and in respect of which appropriate reserves have been taken) including all instalments on account of material amounts of Taxes for the current year that are due and payable by Minera Andes and each of its Subsidiaries and Entity Joint Ventures whether or not assessed (or reassessed) by the appropriate Taxing Authority; the most recent consolidated financial statements for Minera Andes and each of its Subsidiaries contained in the Minera Andes Public Disclosure Record reflect an adequate reserve, in accordance with IFRS, for all material amounts of Taxes which are not yet due and payable in respect of periods ending on or prior to the date of such financial statements and Minera Andes and each of its Subsidiaries has made adequate provision in accordance with IFRS in their books and records for any material amounts of Taxes accruing in respect of any period which has ended subsequent to the period covered by such financial statements; no deficiencies for any material amounts of Taxes have been assessed or asserted against Minera Andes or any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures; there are no Liens for Taxes (other than Taxes not yet due and payable or any amounts being contested in good faith by appropriate proceedings and in respect of which appropriate reserves have been taken) upon any of the assets or properties of Minera Andes or any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures that have not been paid by Minera Andes or any of its Subsidiaries or Entity Joint Ventures;

  (ee)
  Minera Andes and each of its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures has duly and timely deducted, collected or withheld from any amount paid or credited by it to or for the account or benefit of any Person and has duly and timely remitted the same (or is properly holding for such remittance) to the appropriate Taxing Authority all material amounts of Taxes it is required by applicable Law to so deduct or collect and remit;

  (ff)
  there is no dispute or claim, including any audit, investigation, examination or adjustment, by any Taxing Authority, actual, pending or, to the knowledge of Minera Andes, threatened, against Minera Andes or any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures with respect to a material amount of Taxes; any deficiency, assessment or reassessment resulting from any completed audit or examination or concluded litigation relating to material amounts of Taxes by any Taxing Authority has been timely paid;

  (gg)
  except for extensions obtained in the ordinary course to file a US Tax Return by June 15th of each year for a corporation that does not owe any US Taxes for the prior year, neither Minera Andes nor any of its Subsidiaries has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax Return is to be filed or Tax is to be paid or remitted or in which any Tax may be assessed or collected by any Taxing Authority;

  (hh)
  to the knowledge of Minera Andes, no written claim has ever been made by any Taxing Authority in a jurisdiction where Minera Andes or any of its Subsidiaries do not file Tax Returns that Minera Andes or such Subsidiary is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction;

  (ii)
  neither Minera Andes nor any of its Subsidiaries has, to any material extent, acquired property or services (or the right to use property or services) from, or disposed of property or provided services (or the right to use property or services) to any Person with whom it does not deal at arm's length within the meaning of the Tax Act or comparable provisions of any other Tax Laws for an amount that is other than the fair market value of such property or services;

  (jj)
  to the knowledge of Minera Andes, no circumstances exist or could reasonably be expected to arise before the Effective Date that may result in Minera Andes or any of its Subsidiaries being subject to the application of section 160 of the Tax Act or comparable provisions of any other Laws;

  (kk)
  none of sections 78 or 80 to 80.04 of the Tax Act or comparable provisions of any other Tax Laws has applied to any of Minera Andes or its Subsidiaries, and, to the knowledge of Minera Andes, there are no circumstances existing which could reasonably be expected to result in the application of sections 78 or 80 to 80.04 of the Tax Act or comparable provisions of any other Tax Laws to Minera Andes or its Subsidiaries;

  (ll)
  neither Minera Andes nor any of its Subsidiaries has entered into any closing agreement or similar written or otherwise binding election, designation or arrangement with any Taxing Authority or other Governmental Entity with regard to the Tax liability of Minera Andes or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to any extension or waiver thereof, has not expired;

  (mm)
  neither Minera Andes nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing agreement or similar arrangement (other than indemnification provisions of commercial agreements entered into in the ordinary course of business);

  (nn)
  there is no agreement, judgment, injunction, order or decree binding upon Minera Andes or its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures that has, or would reasonably be expected to have, the effect of prohibiting, restricting or impairing in any material respect any business practice of Minera Andes or its Subsidiaries or Entity Joint Ventures, any acquisition of property by Minera Andes or its Subsidiaries or Entity Joint Ventures or the conduct of business by any of them as currently conducted (including following the Arrangement);

  (oo)
  the corporate records and minute books of Minera Andes and its Subsidiaries have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;

  (pp)
  no agent, broker, investment banker, financial adviser or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee from Minera Andes or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement (other than RBC Dominion Securities Inc., as disclosed to US Gold);

  (qq)
  Minera Andes and each of its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have complied in all material respects with and are not in material violation of any applicable Laws, injunctions, orders, arbitral awards, judgments or decrees applicable to it, its business or operations or by which any of its properties or assets are bound or affected;

  (rr)
  neither Minera Andes nor any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures, nor any director, officer, employee, agent or representative of Minera Andes or any of its Subsidiaries or Entity Joint Ventures, has, directly or indirectly, given, promised, offered or authorized the same, or paid anything of value to any recipient that was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of the United States, or any applicable anti-corruption or any similar Law in other jurisdictions or any of the rules or regulations promulgated thereunder, and Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have conducted their business in compliance with all such Laws and all Contracts and arrangements between Minera Andes, or any of its Subsidiaries or Entity Joint Ventures and any other Person is in compliance with all such Laws;

  (ss)
  as of the date hereof, the Minera Andes Locked-up Shareholders have entered into the Voting Agreement;

  (tt)
  Minera Andes has received (i) a formal valuation with respect to the Arrangement dated the date of this Agreement prepared by RBC Dominion Securities Inc. in compliance with the requirements of MI 61-101, and (ii) the opinion of RBC Dominion Securities Inc. dated the date of this Agreement, to the effect that, as of such date and subject to the assumptions and limitations set out therein, the Exchange Ratio is fair, from a financial point of view, to the Minera Andes Shareholders (other than Mr. Robert McEwen); as of the date hereof, the board of directors of Minera Andes, after consultation with its financial and legal advisors, has determined that the Arrangement is in the best interests of Minera Andes and is fair to the Minera Andes Shareholders and accordingly has resolved unanimously to recommend to the Minera Andes Shareholders that they vote in favour of the Arrangement Resolution; as of the date hereof, the board of directors of Minera Andes has unanimously approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement and the other Transaction Documents to which Minera Andes is or will be a party;

  (uu)
  neither Minera Andes nor any of its Subsidiaries is a party to any written or oral agreement, arrangement, plan, obligation or understanding providing for severance or termination payments to, or any employment or change of control agreement with, any directors, officers, employees or consultants of Minera Andes; neither Minera Andes nor any of its Subsidiaries is a party to any collective bargaining agreement or subject to any application for certification or, to the knowledge of Minera Andes, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement; there are no current or, to the knowledge of Minera Andes, threatened strikes or lockouts at Minera Andes or any of its Subsidiaries or, to the knowledge of Minera Andes, its Entity Joint Ventures; Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures have been and are now in compliance, in all material respects, with all applicable Laws with respect to employment and labour and there are no current or, to the knowledge of Minera Andes, threatened Actions by or before any Governmental Entity with respect to employment or termination of employment of employees or independent contractors, except for any such Action that if adversely determined would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Minera Andes;

  (vv)
  Section 3.2(vv) of the Minera Andes Disclosure Letter contains a list of all material Employee Plans of Minera Andes and its Subsidiaries; true, current and complete copies of the following have been made available to US Gold with respect to each Employee Plan (where applicable): (i) the Employee Plan document, as currently in effect, (ii) copies of all material correspondence during the last three years with any Governmental Entity relating to such Employee Plan, (iii) the most recently prepared actuarial report or financial statement relating to such Employee Plan, (iv) the most recent summary plan description (and any summary of material modification related thereto) and/or employee booklet for each Employee Plan distributed to participants in such Employee Plan or to employees, and (v) all trust agreements, funding agreements or insurance Contracts relating to such Employee Plan; except as would not have a Material Adverse Effect on Minera Andes, (i) all of the Employee Plans of Minera Andes and its Subsidiaries and, to the knowledge of Minera Andes, its Entity Joint Ventures are and have been established, registered (where required), administered, operated and funded in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Minera Andes and/or any of its Subsidiaries and/or Entity Joint Ventures, as the case may be, and their respective employees and former employees who are members of, or beneficiaries under, the Employee Plans, and (ii) to the knowledge of Minera Andes, no Employee Plan is subject to any pending or threatened investigation, examination, audit, litigation or other proceeding, action or claim initiated by any Governmental Entity, or by any other Person (other than routine claims for benefits); no Person will, as a result of Minera Andes completing the transactions contemplated by this Agreement (either alone or upon the occurrence of any subsequent termination of employment), become entitled to (i) any retirement, severance, bonus or other similar payment or benefit (or any increase therein); (ii) the forgiveness or postponement of payment of any indebtedness owing by such Person to Minera Andes or any of its Subsidiaries, or (iii) receive any additional payments, compensation or benefits, or funding of any compensation or benefits, under or in respect of any employee benefits, except in any of the cases described above as may be agreed by the Parties after the date hereof;

  (ww)
  the auditors of Minera Andes are independent public accountants as required by applicable Law and there are not now, and there has not been since January 1, 2008, any reportable event (as defined in National Instrument 51-102—Continuous Disclosure Obligations) with the present or any former auditors of Minera Andes;

  (xx)
  Minera Andes has adopted a code of ethics and has promptly disclosed any change in or waiver of Minera Andes's code of ethics with respect to any Persons as required by applicable Law. To the knowledge of Minera Andes, there have been no material violations of provisions of Minera Andes's code of ethics since May 30, 2009; and

  (yy)
  Minera Andes is not registered, and is not required to be registered, as an "investment company" under the US Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

Article 4
COVENANTS

4.1   Covenants of US Gold and Exchangeco

        Each of US Gold and Exchangeco agrees that, unless this Agreement is terminated in accordance with Article 6, in each case except (i) with the written consent of Minera Andes to any deviation therefrom or (ii) as expressly contemplated by this Agreement, it will:

  (a)
  make or give any necessary application or notice to the TSX and the NYSE for approval of the Arrangement, for approval for listing and posting for trading on the TSX and the NYSE the US Gold Shares issuable upon the exchange of the Exchangeable Shares to be issued pursuant to the Arrangement or upon exercise of Minera Andes Options, and for the listing and posting for trading of such shares as of the Effective Time, and for approval for listing and posting for trading on the TSX the Exchangeable Shares, and for the listing and posting for trading of such shares as of the Effective Time;

  (b)
  carry out the terms of the Final Order as are required under the terms thereof to be carried out by US Gold or Exchangeco; and

  (c)
  make joint elections with Eligible Holders in respect of the dispositions of their Minera Andes Shares pursuant to Section 85 of the Tax Act (and any similar provision of any provincial tax legislation) in accordance with the procedures and within the time limits set out in the Plan of Arrangement; Exchangeco and US Gold further agree that the agreed amount under such joint elections shall be determined by each Eligible Holder in its sole discretion within the limits set out in the Tax Act.

4.2   Covenants of Minera Andes

        Minera Andes agrees that, unless this Agreement is terminated in accordance with Article 6, in each case except (i) with the written consent of US Gold to any deviation therefrom or (ii) as expressly contemplated by this Agreement, it will:

  (a)
  make or give any necessary application or notice to the TSX for approval of the Arrangement and to delist the Minera Andes Shares following the completion of the Arrangement;

  (b)
  make or give any necessary or desirable application or notice to Securities Regulatory Authorities to cause Minera Andes to cease to be a reporting issuer following the completion of the Arrangement; and

  (c)
  carry out the terms of the Final Order as are required under the terms thereof to be carried out by Minera Andes.

4.3   Mutual Covenants

        Each of US Gold and Minera Andes agrees that, with respect to it and each of its Subsidiaries, until the earlier of the Effective Date or the termination of this Agreement in accordance with

Article 6, in each case except (i) with the written consent of the other Party to any deviation therefrom or (ii) as expressly contemplated by this Agreement, it will:

  (a)
  carry on its business in the usual and ordinary course consistent with past practices and in a manner consistent with industry practice and in compliance, in all material respects, with all applicable Laws, including, without limitation, maintaining all necessary licences and permits;

  (b)
  use commercially reasonable efforts to preserve intact its present business organization, goodwill and material rights and franchises, to keep available the services of its current officers and employees and to preserve its relationships with suppliers and others having business dealings with it;

  (c)
  not declare or pay any dividends on, or make other distributions or return capital in respect of, any of its capital stock or any other equity interests, other than by a wholly-owned Subsidiary to US Gold or Minera Andes or another wholly-owned Subsidiary thereof, as applicable;

  (d)
  not issue, sell, pledge, reserve, set aside, dispose of or encumber, repurchase, redeem or otherwise acquire, any shares of its capital stock or other ownership interests or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its capital stock or other ownership interests, except pursuant to: (i) the exchangeable shares of US Gold Canadian Acquisition Corporation issued and outstanding on the date hereof; (ii) fully vested options granted by Nevada Pacific Gold outstanding on the date hereof; and (iii) fully vested US Gold Options and Minera Andes Options outstanding on the date hereof;

  (e)
  except as specifically provided under this Agreement, whether through its Board of Directors or otherwise, not accelerate the vesting of any unvested stock options or accelerate the release of, or the expiry date of any hold period relating to, as applicable, any US Gold Shares or Minera Andes Shares, or otherwise amend, vary or modify the terms of any stock option, except for extension of expiry dates for stock options that expire during a blackout period provided that the time period of such extension shall not exceed the length of time between the start of such blackout period and the original expiry date;

  (f)
  not amend or propose to amend its articles or by-laws;

  (g)
  enter into, or materially modify or terminate, any swap or hedging agreement, including, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement;

  (h)
  not make any changes to the existing accounting practices, methods and principles relating to such Party except as required by Law or by IFRS or GAAP as advised by such Party's regular independent accountants, as the case may be;

  (i)
  not incur any material indebtedness for borrowed money or material purchase money indebtedness or assume, guarantee, endorse or enter into an indemnity or similar arrangement with respect to any indebtedness, nor act or fail to act in any manner that would reasonably be expected to accelerate any obligation in respect of material indebtedness;

  (j)
  not enter into any material operating lease, except in the ordinary course of business (which for purposes of this paragraph (j) includes commencing mining operations at US Gold's Magistral mine), or create any Lien other than Permitted Liens on its property or assets;

  (k)
  not sell, pledge, hypothecate, lease, license, assign, encumber or otherwise dispose of, or agree to sell, pledge, hypothecate, lease, license, assign, encumber or otherwise dispose of, any of its material assets, rights, interests, options or properties or any of its securities or capital stock or other ownership interests of its Subsidiaries or Entity Joint Ventures, indebtedness of others held by it or its Subsidiaries or any rights held by it or its Subsidiaries to operate material assets or properties;

  (l)
  not acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests, business, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contribution of capital, property transfer, or purchase of any other property or assets of any other Person in excess of $2,000,000 other than pursuant to a Contract in existence on the date hereof, provided that this clause shall not restrict the acquisition of any assets necessary for the continuation of any current or proposed mining operations of such Party or its Subsidiaries;

  (m)
  not settle or compromise any litigation other than settlements or compromises of litigation where the amount paid does not exceed $200,000;

  (n)
  not expend or commit to expend any amounts with respect to capital expenditures in excess of $2,000,000 individually or $3,500,000 in the aggregate except for commitments under existing Contracts, and, in the case of US Gold, up to $15,000,000 in the aggregate for capital expenditures on the Magistral mine;

  (o)
  not, other than in the ordinary course of business consistent with past practice, (i) increase the compensation or benefits (in any form, including any benefit or amount payable under any employee benefit plan or any other Contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits), or otherwise extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant, (ii) accelerate the payment or vesting of any such benefits, or (iii) adopt, establish, enter into, implement or take any action with respect to any employee benefit plan, policy, or employment, severance, change of control or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer, employee or consultant or amend any employee benefit plan, policy or employment, severance or termination agreement;

  (p)
  not make any loan to any present or future officer, employee, consultant or director;

  (q)
  not enter into any agreement or arrangement that limits or otherwise restricts in any material respect, or that would, after the Effective Time, limit or restrict in any material respect, it from competing in any manner in any line of business in any geographic area;

  (r)
  not enter into any agreement that has the effect of creating a joint venture, partnership, or similar relationship with respect to any US Gold Mining Property or Minera Andes Mining Property, as applicable;

  (s)
  not take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, any material benefit under, or reasonably be expected to cause any Governmental Entity to institute proceedings for the suspension, revocation or limitation of rights under, any material US Gold Permits or Minera Andes Permits, or fail to prosecute with commercially reasonable efforts any pending applications to any Governmental Entity for such permits;

  (t)
  and as required by applicable Laws, not enter into, terminate, fail to renew, or waive any material provision of, exercise any material option or relinquish any material contractual rights under, or modify in any material respect, any material Contract, other than in the ordinary course of business consistent with past practices;

  (u)
  except in the case of wholly-owned Subsidiaries, not split, combine, consolidate or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

  (v)
  use commercially reasonable efforts to cause its current insurance (or re-insurance) policies, including directors' and officers' insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

  (w)
  promptly advise the other Party in writing of:

  (i)
  any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate as if made on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

  (ii)
  any Material Adverse Effect on such Party or any change, effect, event or occurrence which would be reasonably expected to have a Material Adverse Effect on such Party; and

  (iii)
  any material breach by such Party of any obligation, covenant or agreement contained in this Agreement;

  (x)
  upon reasonable notice, afford to the duly authorized representatives of the other Party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts, records and officers and, during such period, each Party shall (and shall cause each of its Subsidiaries to) make available to the other Party such information concerning its business, properties and personnel as the other Party may reasonably request; provided, neither Party shall have any obligation in response to a request by the other Party to provide access to or otherwise disclose to such other Party any information or documents subject to attorney-client privilege; provided, further, that no Party shall have any obligation in response to a request by the other to provide access to or otherwise disclose to the other any information or documents relating to any proposed acquisition or disposition of any Person, business operation or material assets (or other proposed material transactions) that would violate a confidentiality obligation to a third party. The Parties will hold any information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect. No such investigation by one Party shall affect the representations and warranties of the other Party;

  (y)
  and will cause all of its Subsidiaries to: (i) duly and on a timely basis file all Tax Returns required to be filed on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects, and, in any event, such Party shall consult with the other before filing or causing to be filed any material Tax Return, including that of any of its Subsidiaries; (ii) timely pay all Taxes shown on such Tax Returns (except for any amounts being contested in good faith by appropriate proceedings and in respect of which appropriate reserves have been taken); (iii) except as required by relevant Tax Law, not make or rescind any express or deemed election relating to Taxes, or file any amended Tax Returns where the result of such action is inconsistent with past practice; (iv) not make a request for a Tax ruling or enter into an agreement with any Taxing Authority related to the payment or postponement of Tax or any filing requirement except as otherwise permitted by this Agreement; (v) not enter into any Tax sharing, Tax allocation or Tax indemnification agreement; (vi) not agree to any extension or waiver of the limitation period relating to any Tax claim or assessment or reassessment; (vii) not settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; (viii) not change any of its methods of reporting income, deductions or accounting for Tax purposes; and (ix) properly reserve (and reflect such reserves in its books and records and financial statements) in accordance with GAAP or IFRS, as applicable, for all Taxes accruing in respect of such Party and its Subsidiaries which are not due or payable prior to the Effective Date;

  (z)
  use its commercially reasonable efforts to cooperate with the other Parties hereto in connection with each such Party's performance of all obligations required to be performed by such Party under this Agreement and do all such other commercially reasonable acts and things as may be reasonably necessary or reasonably desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and the other transactions contemplated by this Agreement and, without limiting the generality of the foregoing, each of US Gold and Minera Andes will:

  (i)
  use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all of the conditions precedent applicable to it that are in Article 5;

  (ii)
  use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on such Party or such Party's Subsidiaries with respect to the transactions contemplated hereby;

  (iii)
  use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party, challenging or threatening to affect this Agreement or the consummation of the transactions contemplated hereby;

  (iv)
  use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of such Party to consummate the transactions contemplated hereby;

  (v)
  take, and cause its Subsidiaries to take, all commercially reasonable actions necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

  (vi)
  use all commercially reasonable efforts to obtain all consents, exemptions, approvals, assignments, waivers and amendments as may be required or considered necessary or desirable to permit the consummation of the transactions contemplated hereby and the performance of the Parties' obligations hereunder; and

  (vii)
  not agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.3, or permit any of its Subsidiaries to take any action prohibited by this Section 4.3.

4.4   Control of Each Party's Businesses

        Nothing contained in this Agreement shall give a Party, directly or indirectly, the right to control or direct the operations of the other Party or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

4.5   Board Matters

  (a)
  Prior to the Effective Time, the current Minera Andes board of directors shall be entitled to recommend to the Nominating and Corporate Governance Committee of the board of directors of US Gold (the "Nominating Committee") nominees to fill, effective immediately following the Effective Time, any vacancies on the board of directors of US Gold, whether such vacancies are the result of the resignation of any member of the board of directors of US Gold prior to the Effective Time or an increase in the size of the board of directors of US Gold, such that such nominees, appointed or elected, would constitute at least 50% of the directors of the US Gold board of directors immediately following the Effective Time; provided, that (i) any such nominee, if elected, shall serve until the next annual meeting of stockholders of US Gold and until their respective successors are elected and qualified, or until the death, resignation or removal of such Person; (ii) to the extent required, such nominee shall be "independent" in accordance with applicable Law and the rules and regulations of the NYSE, as determined by the Nominating Committee; and (iii) no such nominee shall have any right to serve on, nor shall the current Minera Andes board of directors have any right to nominate any Persons to serve on, any committee of the board of directors of US Gold. In the event that the Nominating Committee determines, in its sole discretion, that any Person nominated by the current Minera Andes board of directors pursuant to the foregoing should not be recommended for election or appointment to the board of directors of US Gold, then the current Minera Andes board of directors shall be entitled to recommend to the Nominating Committee such other nominees that are acceptable to the Nominating Committee of the board of directors of US Gold, acting reasonably.

  (b)
  Subject to obtaining the mutual release provided for in Section 4.5(e) and confirmation that insurance coverage is maintained as contemplated by Section 4.5(c), Minera Andes shall use commercially reasonable efforts to assist in effecting the resignations of each member of the Minera Andes board of directors, and causing them to be replaced by persons nominated by US Gold effective as at the Effective Time.

  (c)
  From and after the Effective Time, US Gold agrees that for the period from the Effective Time until six years after the Effective Time, US Gold will cause Minera Andes or any successor to Minera Andes to maintain Minera Andes' current directors' and officers' liability insurance policy, or a reasonably equivalent policy subject in either case to terms and conditions no less advantageous to the directors and officers of Minera Andes than those contained in the policy in effect on the date hereof, for all present and former directors and officers of Minera Andes and its Subsidiaries covering claims made prior to or within six years of the Effective Time, provided, however, that US Gold will not be required, in order to maintain or cause to be maintained such directors' and officers' liability insurance policy, to pay an annual premium in excess of 300% of the annual premium for the existing policy; and provided further that, if equivalent coverage cannot be obtained or can only be obtained by paying an annual premium in excess of 300% of the annual premium for the existing policy, US Gold shall only be required to obtain or cause to be obtained as much coverage as can be obtained by paying an annual premium equal to 300% of the annual premium for the existing policy. Alternatively, prior to the Effective Time, US Gold or Minera Andes may purchase as an extension to Minera Andes's current directors' and officers' liability insurance policies, pre-paid non-cancellable run-off insurance providing for the period from the Effective Time until six years after the Effective Time such coverage for such Persons on terms comparable to those contained in Minera Andes's current directors' and officers' liability insurance policies, provided that the premium will not exceed 300% of the premium currently charged to Minera Andes for directors' and officers' liability insurance, and in such event neither US Gold nor or

    Minera Andes or any Minera Andes' Subsidiaries will have any further obligation under this Section 4.5(c).

  (d)
  From and after the Effective Time, Minera Andes (or its successor) shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and also to advance expenses as incurred to the fullest extent permitted under applicable Law), each present and former director and officer of Minera Andes and its Subsidiaries (each, an "Indemnified Person") against any costs or expenses (including reasonable legal fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, inquiry, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Person's service as a director or officer of Minera Andes and/or any of its Subsidiaries or services performed by such persons at the request of Minera Andes and/or any of its Subsidiaries at or prior to or following the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the approval of this Agreement, the completion of the Arrangement or any of the other transactions contemplated by this Agreement or arising out of or related to this Agreement and the transactions contemplated hereby. US Gold unconditionally guarantees the obligations of Minera Andes pursuant to this Section 4.5(d) and agrees to assume Minera Andes' obligations should Minera Andes cease to exist.

  (e)
  US Gold and Minera Andes will enter into a mutual release with each director and/or officer of Minera Andes and its Subsidiaries prior to but effective as of the Effective Time in a form mutually acceptable to US Gold and such director and/or officer, each acting reasonably; provided, that for the avoidance of doubt, the Parties hereto acknowledge and agree that if a director and/or officer fails to enter into such a mutual release, then US Gold shall not be deemed to have breached this Section 4.5(e) with respect to such director and/or officer, and such failure shall not give rise to the failure of any condition to the obligation of Minera Andes to effect the Arrangement to be satisfied or otherwise fulfilled.

4.6   Option Plans

        Each Party agrees to take all necessary action to ensure that following the Effective Time all Minera Andes Options shall be converted for options to purchase US Gold Shares upon the terms and conditions set forth in the Plan of Arrangement and US Gold shall take commercially reasonable efforts to obtain any regulatory and stock exchange approvals that are necessary for such purpose and to ensure that the US Gold Shares received on the exercise of such options will be listed on the TSX and the NYSE and will be freely tradable in the United States and Canada.

4.7   Section 16 Matters

        Prior to the Effective Time, US Gold and Minera Andes shall take all such steps as may be required to cause any acquisitions of US Gold Shares (including derivative securities with respect to US Gold Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act to be exempt under Rule 16b-3 promulgated under the 1934 Act.

4.8   Pre-Acquisition Reorganizations

        Upon the request of US Gold or Minera Andes (as applicable, the "Requesting Party"), subject to applicable Laws, the other party (the "Reorganizing Party") shall effect only such reorganizations of the business, operations and assets of itself and its Subsidiaries or such other transactions as the Requesting Party may request, acting reasonably (each a "Pre-Acquisition Reorganization"), and co-operate with the Requesting Party and its advisors in order to determine the nature of any

Pre-Acquisition Reorganization that might be undertaken and the manner in which it might most effectively be undertaken; provided, however, that any Pre-Acquisition Reorganization: (i) will not require the Reorganizing Party to obtain the prior approval of its shareholders in respect of such Pre-Acquisition Reorganization other than at the Minera Andes Meeting or the US Gold Meeting as the case may be; (ii) will not impede or materially delay the completion of the Arrangement; (iii) will not result in the withdrawal or material modification of the valuation or fairness opinion of the Reorganizing Party's financial adviser; (iv) must either be completed immediately prior to or contemporaneously with the Effective Time, or be such that it can be reversed or unwound without adversely affecting the Reorganizing Party, its Subsidiaries, or its securityholders; and (v) will not result in Taxes being imposed on, or any adverse Tax or other consequences to, any securityholder of the Reorganizing Party incrementally greater than the Taxes or other consequences to such Person in connection with the consummation of the Arrangement in the absence of the Pre-Acquisition Reorganization. The Requesting Party shall provide written notice to the Reorganizing Party of any proposed Pre-Acquisition Reorganization at least twenty Business Days prior to the Effective Time. Upon receipt of such notice, the Requesting Party and the Reorganizing Party shall work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization at least two Business Days prior to the Effective Time, or such later time as may be agreed to by the Requesting Party and the Reorganizing Party. In addition:

  (a)
  the Requesting Party shall (A) reimburse the Reorganizing Party for all reasonable and documented direct or indirect costs or losses, Taxes and liabilities incurred in accordance with this Section 4.8 (including actual out-of-pocket costs and expenses for filing fees and external counsel and any costs of unwinding a Pre-Acquisition Reorganization) and (B) indemnify the Reorganizing Party for any adverse consequences from any Pre-Acquisition Reorganization;

  (b)
  any Pre-Acquisition Reorganization or required cooperation of the Reorganizing Party in structuring, planning and implementing any Pre-Acquisition Reorganization shall not unreasonably interfere in material operations prior to the Effective Time of the Reorganizing Party or its Subsidiaries;

  (c)
  unless the Parties otherwise agree, the Reorganizing Party shall not be required to effect any Pre-Acquisition Reorganization that requires any pre-approval from any Governmental Entity or other Person; and

  (d)
  the Reorganizing Party shall not be required to effect any Pre-Acquisition Reorganization that would cause the Reorganizing Party or any Subsidiary of the Reorganizing Party to contravene any applicable Laws or any material Contract.

        The Requesting Party acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Reorganizing Party hereunder has been breached; the Requesting Party and the Reorganizing Party shall work cooperatively and use reasonable commercial efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization.

Article 5
CONDITIONS PRECEDENT

5.1   Mutual Conditions Precedent

        The respective obligations of US Gold and Minera Andes to complete the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, on or before the

Effective Date, of each of the following conditions, any of which may be waived by the mutual written consent of US Gold and Minera Andes without prejudice to their right to rely on any other condition:

  (a)
  the Interim Order shall have been granted consistent with the Agreement and shall not have been set aside or modified in a manner unacceptable to US Gold or Minera Andes, acting reasonably, on appeal or otherwise;

  (b)
  the US Gold Resolution shall have been approved by the requisite number of votes cast by the US Gold Shareholders at the US Gold Meeting in accordance with any applicable Law, including MI 61-101 and the rules of the TSX and the NYSE with respect to the issuance of Exchangeable Shares and US Gold Shares;

  (c)
  the Arrangement Resolution shall have been approved by the requisite number of votes cast by the Minera Andes Shareholders at the Minera Andes Meeting in accordance with the provisions of the Interim Order and any applicable Law, including MI 61-101;

  (d)
  the Final Order shall have been granted in form and substance satisfactory to US Gold and Minera Andes acting reasonably and shall not have been set aside or modified in a manner unacceptable to such Parties acting reasonably, on appeal or otherwise;

  (e)
  the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to US Gold and Minera Andes acting reasonably, shall have been accepted for filing together with the Final Order in accordance with section 193 of the ABCA;

  (f)
  no order, decree or judgement shall have been issued, no Law shall have been enacted and there shall have been no action taken under applicable Law, in any such case that makes illegal or otherwise restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein;

  (g)
  the TSX and the NYSE shall have approved the listing and posting for trading of the US Gold Shares issuable on exchange of the Exchangeable Shares to be issued pursuant to the Arrangement and the exercise of the Minera Andes Options for US Gold Shares, and the TSX shall have approved the listing and posting for trading of the Exchangeable Shares to be issued pursuant to the Arrangement, subject only to the filing of required documents which cannot be filed prior to the Effective Date, such that such US Gold Shares will be listed and posted for trading on the TSX and NYSE and the Exchangeable Shares will be listed and posted for trading on the TSX, in each case within three Business Days after the Effective Date;

  (h)
  no material proceeding by a Governmental Entity shall be pending: (i) seeking to prohibit or limit in any material respect US Gold's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Minera Andes or any of its material Subsidiaries or Entity Joint Ventures; (ii) which would materially and adversely affect the right of Minera Andes and its Subsidiaries and Entity Joint Ventures, taken as a whole, to own their material assets or operate their business; or (iii) seeking to compel US Gold or Minera Andes or any of their respective Subsidiaries to dispose of or hold separate any material assets as a result of the Arrangement or the other transactions contemplated by this Agreement;

  (i)
  the Registration Statement shall have been cleared to go effective by the SEC under the 1933 Act ; and

  (j)
  this Agreement shall not have been terminated in accordance with its terms.

5.2   Additional Conditions to Obligations of US Gold

        In addition to the conditions contained in Section 5.1, the obligations of US Gold to complete the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions:

  (a)
  all representations and warranties of Minera Andes contained in this Agreement shall be true and correct in all respects as of the Effective Date as though then made (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except for inaccuracies of representations or warranties which, individually or in the aggregate, do not constitute and would not reasonably be expected to result in a Material Adverse Effect with respect to Minera Andes (it being understood that for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" or other materiality qualifiers contained in such representations and warranties shall be disregarded); and each of the covenants of Minera Andes to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects, and US Gold shall have received a certificate dated the Effective Date signed by a senior officer of Minera Andes to that effect;

  (b)
  since the date of this Agreement, there shall not have occurred any Material Adverse Effect in respect of Minera Andes, and US Gold shall have received a certificate dated the Effective Date signed by a senior officer of Minera Andes to that effect;

  (c)
  Minera Andes shall have furnished US Gold with a certificate of its secretary, dated as of the Effective Date, certifying that attached thereto are accurate and complete (i) certified copies of the current articles of incorporation and by-laws of Minera Andes, (ii) incumbency certificates of the officers of Minera Andes who are signatories to this Agreement and the other Transaction Documents, (iii) certified copies of the Arrangement Resolution and certified copies of the resolutions duly passed by Minera Andes' Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby that are in full force and effect without modification or amendment, and (iv) a certificate of status as of a recent date by the Alberta Registrar of Corporations certifying that Minera Andes is a valid and subsisting corporation; and

  (d)
  Dissent Rights shall not have been exercised with respect to more than 5% of the Minera Andes Shares in connection with the Arrangement.

The conditions in this Section 5.2 are for the exclusive benefit of US Gold and may be asserted by US Gold regardless of the circumstances or may be waived in writing by US Gold in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which US Gold may have.

5.3   Additional Conditions to Obligations of Minera Andes

        In addition to the conditions contained in Section 5.1, the obligations of Minera Andes to complete the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, on or before the Effective Date, of the following conditions:

  (a)
  all representations and warranties of US Gold contained in this Agreement shall be true and correct in all respects as of the Effective Date as though then made (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except for inaccuracies of representations or warranties which, individually or in the aggregate, do not constitute and would not reasonably be expected to result in a Material Adverse Effect with respect to US Gold (it being understood that for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" or other materiality qualifiers contained in such representations and warranties shall be disregarded), and each of the covenants of US Gold to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects, and Minera Andes shall have received a certificate dated the Effective Date signed by a senior officer of US Gold to that effect;

  (b)
  since the date of this Agreement, there shall not have occurred any Material Adverse Effect in respect of US Gold, and Minera Andes shall have received a certificate dated the Effective Date signed by a senior officer of US Gold to that effect; and

  (c)
  US Gold shall have furnished Minera Andes with a certificate of its secretary, dated as of the Effective Date, certifying that attached thereto are accurate and complete (i) certified copies of the current constating documents and bylaws of US Gold, (ii) incumbency certificates of the officers of US Gold who are signatories to this Agreement and the other Transaction Documents, (iii) certified copies of the US Gold Resolution and certified copies of the resolutions duly passed by US Gold's Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby that are in full force and effect without modification or amendment, and (iv) a certificate of good standing as of a recent date issued by the Secretary of State for the State of Colorado certifying that US Gold is a valid and subsisting corporation.

The conditions in this Section 5.3 are for the exclusive benefit of Minera Andes and may be asserted by Minera Andes regardless of the circumstances or may be waived in writing by Minera Andes in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Minera Andes may have.

5.4   Satisfaction of Conditions

        The conditions set out in this Article 5 will conclusively be deemed to have been satisfied, waived or released when, with the agreement of the Parties, Articles of Arrangement are filed under the ABCA to give effect to the Arrangement.

Article 6
AMENDMENT AND TERMINATION

6.1   Amendments

        Subject to any restrictions set out in the Interim Order, this Agreement may be amended by the Parties in writing, by action taken or authorized by their respective Boards of Directors, at any time before or after the Meetings, but, after the Meetings, no amendment shall be made which by Law requires further approval by shareholders without such further approval. Any such amendment made after the Minera Andes Meeting shall be subject to review and, if appropriate, further direction of the Court.

6.2   Termination

        This Agreement may be terminated prior to the Effective Time in each of the following circumstances:

  (a)
  by the mutual written agreement of US Gold and Minera Andes;

  (b)
  by either US Gold or Minera Andes if the Arrangement shall not have become effective on or before the Outside Date, except that the right to terminate this Agreement under this

    Section 6.2(b) shall not be available to any Party whose breach of any of its representations and warranties, covenants or agreements under this Agreement or any of the Transaction Documents has been the cause of, or resulted in, the failure of the Arrangement to become effective by such Outside Date;

  (c)
  by either US Gold or Minera Andes if:

  (i)
  the US Gold Resolution shall not have been approved by the requisite number of votes cast by the US Gold Shareholders at the US Gold Meeting (or any adjournment or postponement thereof);

  (ii)
  the Arrangement Resolution shall not have been approved by the requisite number of votes cast by the Minera Andes Shareholders at the Minera Andes Meeting (or any adjournment or postponement thereof);

  (iii)
  if any Law makes the consummation of the Arrangement illegal or otherwise prohibited, and such Law has become final and nonappealable; or

  (iv)
  if any condition to the obligation of such Party to consummate the Arrangement as set forth in Section 5.1 becomes incapable of satisfaction prior to the Outside Date unless the failure to satisfy any such condition is a result of a breach of this Agreement or any of the Transaction Documents by the Party seeking to terminate this Agreement.

  (d)
  by US Gold, any time prior to the Effective Time, if:

  (i)
  (A) the Board of Directors of Minera Andes shall have withdrawn, amended or modified in a manner adverse to US Gold its approval or recommendation of the Arrangement or fails to publicly reaffirm its recommendation of the Arrangement within five Business Days after having been requested in writing by US Gold to do so (unless as a result of US Gold having breached its representations, warranties, covenants or agreements contained in this Agreement which breach would give rise to a failure of a condition set forth in Section 5.1 or 5.3, in each case that is not cured within fifteen (15) Business Days of receipt of written notice thereof), (B) Minera Andes has entered into a definitive agreement with respect to a Superior Proposal pursuant to Section 7.2(b), or (C) Minera Andes or its Board of Directors publicly announces its intention to do any of the foregoing;

  (ii)
  the Board of Directors of US Gold approves and authorizes US Gold to enter into a binding written agreement providing for the implementation of a Superior Proposal, but only so long as: (A) the US Gold Shareholders have not yet approved the US Gold Resolution; (B) US Gold has not breached any of its obligations under Section 7.1 or Section 7.2 with respect to the Superior Proposal or any inquiry or proposal by the Person making such Superior Proposal; (C) the Board of Directors of US Gold has determined in good faith, after receiving advice from an independent financial adviser and its outside legal counsel, that such agreement constitutes a Superior Proposal; and (D) US Gold pays to Minera Andes the US Gold Termination Fee in accordance with Section 6.3 simultaneously with such termination (any purported termination pursuant to this Section 6.2(d)(ii) being void and of no force or effect unless US Gold has made such payment);

  (iii)
  US Gold is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 5.1 or 5.3, and Minera Andes breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 5.1 or 5.2;

      provided that if such breach is curable by Minera Andes through the exercise of its commercially reasonable efforts, then this Agreement shall not terminate pursuant to this Section 6.2(d)(iii) as a result of such particular breach until the earlier of (A) the expiration of a fifteen (15) Business Day period commencing upon the written notice from US Gold to Minera Andes of such breach and (B) Minera Andes ceasing to exercise commercially reasonable efforts to cure such breach;

    (iv)
    Minera Andes has approved or recommended an Acquisition Proposal or entered into a binding written agreement in respect of an Acquisition Proposal except as expressly permitted by Article 7;

    (v)
    there has been any Material Adverse Effect with respect to Minera Andes since the date of execution of this Agreement; or

    (vi)
    the Minera Andes Meeting is cancelled, adjourned or postponed except as expressly permitted by this Agreement or as agreed by US Gold in writing.

  (e)
  by Minera Andes, any time prior to the Effective Time, if

  (i)
  (A) the Board of Directors of US Gold shall have withdrawn, amended or modified in a manner adverse to Minera Andes its approval or recommendation of the Arrangement or fails to publicly reaffirm its recommendation of the Arrangement within five Business Days after having been requested in writing by Minera Andes to do so (unless as a result of Minera Andes having materially breached its representations, warranties, covenants or agreements contained in this Agreement which breach would give rise to a failure of a condition set forth in Sections 5.1 or 5.2, in each case that is not cured within fifteen (15) Business Days of receipt of written notice thereof), (B) US Gold has entered into a definitive agreement with respect to a Superior Proposal pursuant to Section 7.2(b), or (C) US Gold or its Board of Directors publicly announces its intention to do any of the foregoing;

  (ii)
  the Board of Directors of Minera Andes approves and authorizes Minera Andes to enter into a binding written agreement providing for the implementation of a Superior Proposal, but only so long as: (A) the Minera Andes Shareholders have not yet approved the Arrangement Resolution; (B) Minera Andes has not breached any of its obligations under Section 7.1 or Section 7.2 with respect to the Superior Proposal or any inquiry or proposal by the Person making such Superior Proposal; (C) the Board of Directors of Minera Andes has determined in good faith, after receiving advice from an independent financial adviser and its outside legal counsel, that such agreement constitutes a Superior Proposal; and (D) Minera Andes pays to US Gold the Minera Andes Termination Fee in accordance with Section 6.3 simultaneously with such termination (any purported termination pursuant to this Section 6.2(e)(ii) being void and of no force or effect unless Minera Andes has made such payment);

  (iii)
  Minera Andes is not in breach of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 5.1 or 5.2, and US Gold breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 5.1 or 5.3; provided that if such breach is curable by US Gold through the exercise of its commercially reasonable efforts, then this Agreement shall not terminate pursuant to this Section 6.2(e)(iii) as a result of such particular breach until the earlier of (A) the expiration of a fifteen (15) Business Day period commencing upon the written notice from Minera Andes to US Gold of such breach and (B) US Gold ceasing to exercise commercially reasonable efforts to cure such breach;

    (iv)
    US Gold has approved or recommended an Acquisition Proposal or entered into a binding written agreement in respect of an Acquisition Proposal except as expressly permitted by Article 7;

    (v)
    there has been any Material Adverse Effect with respect to US Gold since the date of execution of this Agreement; or

    (vi)
    the US Gold Meeting is cancelled, adjourned or postponed except as expressly permitted by this Agreement or as agreed by Minera Andes in writing.

6.3   Termination Fees and Expense Fees

  (a)
  Notwithstanding any other provision relating to payment of fees or expenses, Minera Andes shall pay, or cause to be paid, to US Gold by wire transfer of immediately available funds an amount equal to US$20,100,000 (the "Minera Andes Termination Fee"):

  (i)
  if Minera Andes terminates this Agreement pursuant to Section 6.2(e)(ii), in which case payment will be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination;

  (ii)
  if US Gold terminates this Agreement pursuant to Section 6.2(d)(i), 6.2(d)(iii) (but only in the case of an intentional breach by Minera Andes), 6.2(d)(iv), or 6.2(d)(vi), in which case payment shall be made within five Business Days of such termination; or

  (iii)
  if either Party terminates this Agreement pursuant to Section 6.2(c)(ii) but only if, in this termination event, (x) prior to the Minera Andes Meeting, an Acquisition Proposal shall have been publicly announced by any Person or a Person shall have publicly announced an intention to do so (which has not been withdrawn) and (y) within 12 months following the date of such termination, any Person enters into a definitive agreement with Minera Andes or its Subsidiaries or completes a transaction involving (i) any acquisition, purchase, sale, transfer, lease, partnership, joint venture, earn-in right, option to acquire, direct or indirect, involving assets of Minera Andes and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets of Minera Andes and its Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenues of Minera Andes and its Subsidiaries, taken as a whole; (ii) any, direct or indirect, acquisition, purchase or option to acquire or purchase from Minera Andes or its Subsidiaries (x) 50% or more of any voting or equity securities of Minera Andes, or (y) all of the voting or equity securities of any one or more of its Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets of Minera Andes and its Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenues of Minera Andes and its Subsidiaries, taken as a whole; (iii) any arrangement, merger, amalgamation, consolidation, business combination, liquidation or dissolution or other similar transaction involving Minera Andes or any one or more of its Subsidiaries (or its 49% interest in Minera Santa Cruz S.A.) that, individually or in the aggregate, constitute 50% or more of the consolidated assets of Minera Andes and its Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenues of Minera Andes and its Subsidiaries, taken as a whole; (iv) any take-over bid, tender offer, exchange offer, reorganization or recapitalization or similar transaction that, if consummated, would result in any Person, or group of Persons or securityholders of such Person(s) beneficially owning, directly or indirectly, (x) 50% or more of any class of voting or equity securities (including based on securities convertible, exchangeable or exercisable for voting or equity securities) of Minera Andes or (y) Minera Andes' Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets of Minera Andes and its

      Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenues of Minera Andes and its Subsidiaries, taken as a whole; (v) any combination of the foregoing, in which case payment shall be made upon the earlier of the entering into of the applicable agreement referred to above or upon the consummation of the transaction referred to above; provided that notwithstanding the foregoing entry into an agreement or completion of a transaction involving only Minera Andes and/or one or more of its wholly-owned Subsidiaries and/or Minera Andes' 49% interest in Minera Santa Cruz S.A., shall be exempt from the application of this Section 6.3(a)(iii). For the purposes of this clause, for the purpose of calculating consolidated assets and revenues the term "Subsidiaries" shall include Minera Andes' 49% interest in Minera Santa Cruz S.A.

  (b)
  Notwithstanding any other provision relating to payment of fees or expenses, US Gold shall pay, or cause to be paid, to Minera Andes by wire transfer of immediately available funds an amount equal to US$25,600,000 (the "US Gold Termination Fee"):

  (i)
  if US Gold terminates this Agreement pursuant to Section 6.2(d)(ii), in which case payment will be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination;

  (ii)
  if Minera Andes terminates this Agreement pursuant to Section 6.2(e)(i), 6.2(e)(iii) (but only in the case of an intentional breach by US Gold), 6.2(e)(iv), or 6.2(e)(vi), in which case payment shall be made within five Business Days of such termination; or

  (iii)
  if either Party terminates this Agreement pursuant to Section 6.2(c)(i) but only if, in this termination event, (x) prior to the US Gold Meeting, an Acquisition Proposal shall have been publicly announced by any Person or a Person shall have publicly announced an intention to do so (which has not been withdrawn) and (y) within 12 months following the date of such termination, any Person enters into a definitive agreement with US Gold or its Subsidiaries or Entity Joint Ventures or completes a transaction involving (i) any acquisition, purchase, sale, transfer, lease, partnership, joint venture, earn-in right, option to acquire, direct or indirect, involving assets of US Gold and/or one or more of its Subsidiaries or Entity Joint Ventures that, individually or in the aggregate, constitute 50% or more of the consolidated assets of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole, or which contribute 50% or more of the consolidated revenues of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole; (ii) any, direct or indirect, acquisition, purchase or option to acquire or purchase from US Gold or its Subsidiaries or Entity Joint Ventures (x) 50% or more of any voting or equity securities of US Gold, or (y) all of the voting or equity securities of any one or more of its Subsidiaries or Entity Joint Ventures that, individually or in the aggregate, constitute 50% or more of the consolidated assets of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole, or which contribute 50% or more of the consolidated revenues of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole; (iii) any arrangement, merger, amalgamation, consolidation, business combination, liquidation or dissolution or other similar transaction involving US Gold or any one or more of its Subsidiaries or Entity Joint Ventures that, individually or in the aggregate, constitute 50% or more of the consolidated assets of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole, or which contribute 50% or more of the consolidated revenues of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole; (iv) any take-over bid, tender offer, exchange offer, reorganization or recapitalization or similar transaction that, if consummated, would result in any Person, or group of Persons or securityholders of such Person(s) beneficially owning, directly or indirectly, (x) 50% or more of any class of voting or equity securities (including based on securities convertible, exchangeable or exercisable for voting or equity securities) of US Gold or (y) US Gold' Subsidiaries or Entity Joint Ventures that, individually or in the aggregate, constitute 50% or more of the consolidated assets of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole, or which contribute 50% or more of the consolidated revenues of US Gold and its Subsidiaries and Entity Joint Ventures, taken as a whole; (v) any combination of the foregoing, in which case payment shall be made upon the earlier of the entering into of the applicable agreement referred to above or upon the consummation of the transaction referred to above; provided that notwithstanding the foregoing entry into an agreement or completion of a transaction involving only US Gold and/or one or more of its wholly-owned Subsidiaries or Entity Joint Ventures shall be exempt from the application of this Section 6.3(b)(iii).

  (c)
  Notwithstanding any other provision relating to payment of fees or expenses, Minera Andes shall pay, or cause to be paid, to US Gold by wire transfer of immediately available funds an amount equal to US$4,000,000 (the "Minera Andes Expense Fee") on account of expenses incurred by US Gold in connection with this Agreement if US Gold terminates this Agreement pursuant to Section 6.2(d)(iii) (otherwise than in the case of an intentional breach by Minera Andes), in which case payment shall be made within five Business Days of such termination.

  (d)
  Notwithstanding any other provision relating to payment of fees or expenses, US Gold shall pay, or cause to be paid, to Minera Andes by wire transfer of immediately available funds an amount equal to US$4,000,000 (the "US Gold Expense Fee") on account of expenses incurred by Minera Andes in connection with this Agreement if Minera Andes terminates this Agreement pursuant to Section 6.2(e)(iii) (otherwise than in the case of an intentional breach by US Gold), in which case payment shall be made within five Business Days of such termination.

  (e)
  Minera Andes shall deduct any Minera Andes Expense Fee from any subsequently payable Minera Andes Termination Fee and US Gold shall deduct any US Gold Expense Fee from any subsequently payable US Gold Termination Fee.

  (f)
  Each of US Gold and Minera Andes acknowledges that the payment of a fee in accordance with Section 6.3 on termination of this Agreement is a payment of liquidated damages which is a genuine pre-estimate of the damages which US Gold or Minera Andes will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement and is not a penalty. Each of US Gold and Minera Andes irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, US Gold and Minera Andes agree that on termination of this Agreement, the payment in full of any amount owing pursuant to Section 6.3 is the sole monetary remedy of the Party receiving such amount in respect of this Agreement, and the recipient of such amount shall not seek to obtain any recovery, judgment or damages of any kind, whether consequential, indirect or punitive, against the Party paying such amount or any of its Subsidiaries or Entity Joint Ventures or representatives in respect of this Agreement or the transactions contemplated hereby; provided that the foregoing limitation shall not apply in the event of fraud or intentional breach of this Agreement by a Party.

6.4   Effect of Termination

        In the event of the termination of this Agreement as provided in Section 6.2, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of the Parties hereunder except as set forth in Article 6, Article 8, Section 2.5(c), Section 2.6(c) and Section 4.8, which provisions shall survive the termination of this Agreement; provided further that, subject to

Section 6.3(f), the termination of this Agreement in accordance with Section 6.2 shall not relieve any Party from any liability for any material breach by it of this Agreement. No termination of this Agreement shall affect the obligations of the Parties under the Confidentiality Agreement.

Article 7
NON-SOLICITATION

7.1   Non-Solicitation

  (a)
  Except as expressly provided in this Article 7, neither US Gold nor Minera Andes nor their respective Subsidiaries shall, directly or indirectly, through any officer, director, employee, investment banker, representative or agent of such Party or its Subsidiaries, or otherwise: (i) solicit, assist, initiate, induce, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or offers relating to, or that would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding, or that would reasonably be expected to lead to, any Acquisition Proposal, (iii) furnish to any Person any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to make an Acquisition Proposal, or that would reasonably be expected to lead to an Acquisition Proposal, (iv) approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend any Acquisition Proposal, (v) accept or enter into or publicly propose to accept or enter into, any letter of intent, agreement (including a confidentiality or standstill agreement), understanding or arrangement, oral or written, in respect of, that is intended to result in, or would reasonably be expected to lead to an Acquisition Proposal, or (vi) make a Minera Andes Board Change in Recommendation or a US Gold Board Change in Recommendation, as applicable.

  (b)
  Nothing contained in Section 7.1(a) or in any other provision of this Agreement shall prevent the Target Party, prior to obtaining the requisite approval of the Arrangement Resolution, in the case of Minera Andes, or the US Gold Resolution, in the case of US Gold, and subject to compliance with the other provisions of this Article 7 (i) from engaging in discussions or negotiations with, or responding to enquiries from any Person that has made a bona fide, written Acquisition Proposal (which did not result from a breach of this Section 7.1) that the Target Party Board of Directors has determined in good faith constitutes or could reasonably be expected to result in a Superior Proposal, or providing information pursuant to Section 7.1(e) to any Person where the requirements of that Section are met, or (ii) from making a Minera Andes Board Change in Recommendation or US Gold Board Change in Recommendation, as the case may be, if the Target Party Board of Directors receives a bona fide written Acquisition Proposal (which did not result from a breach of this Section 7.1) that the Target Party Board of Directors has determined constitutes a Superior Proposal; provided that, in either case, the foregoing shall not relieve the Target Party from its obligation to proceed to call and hold the applicable shareholders' meeting and to hold the vote on the Arrangement Resolution or the US Gold Resolution, as the case may be, except in circumstances where this Agreement is terminated in accordance with the terms hereof.

  (c)
  Neither Party shall (i) release any third Person from a prohibition from making an offer for such Party's securities, (ii) fail to enforce any such prohibition, (iii) grant any consent with equivalent effect to (i) or (ii), or (iv) amend any provision of an agreement with such third Person with equivalent effect to (i) or (ii), in any case unless such third Person makes a Superior Proposal.

  (d)
  Each Party shall immediately cease any existing discussions or negotiations with any Persons (other than with any other Party) with respect to any potential Acquisition Proposal. Each Target Party shall immediately notify the Other Party of any Acquisition Proposal or of any inquiry, proposal or request received by it for non-public information relating to the Target Party or any of its Subsidiaries or Entity Joint Ventures in connection with an Acquisition Proposal or for access to the properties, books or records of the Target Party or any of its Subsidiaries or Entity Joint Ventures by any Person or entity that informs any officer or director of the Target Party or any of its Subsidiaries that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made, from time to time, first immediately orally and then promptly in writing, and shall indicate the identity of the Person making such proposal, inquiry or contact and all material terms and such other details of the proposal, inquiry or contact known to such Person as the Other Party may reasonably request.

  (e)
  If the Board of Directors of the Target Party receives a request for non-public information from a Person who proposes a bona fide written Acquisition Proposal prior to obtaining the requisite approval of the Arrangement Resolution, in the case of Minera Andes, or the US Gold Resolution, in the case of US Gold, and the Target Party's Board of Directors determines in good faith that such proposal is a Superior Proposal or could reasonably be expected to lead to a Superior Proposal (and if the Target Party and its Subsidiaries are in compliance with Section 7.1 and Section 7.2) then, and only in such case, may the Target Party provide the Person proposing an Acquisition Proposal with access to non-public information regarding the Target Party and its Subsidiaries and Entity Joint Ventures, provided the Person proposing an Acquisition Proposal has either previously entered or then enters into a confidentiality agreement substantially similar or not less onerous to that then in effect between the Parties, provided that the Other Party is promptly provided with a list and copies of all information provided to such Person not previously provided to the Other Party. The Target Party agrees to promptly send a copy of any such confidentiality agreement to the Other Party.

  (f)
  Each Party shall ensure that its and its Subsidiaries' officers and directors and any investment bankers or other advisers or representatives retained by it are aware of the provisions of this Section 7.1 and Section 7.2, and such Party shall be responsible for any breach of this Section 7.1 and Section 7.2 by such Persons or by any directors, officers or employees of such Party and its Subsidiaries.

  (g)
  Nothing contained in this Article 7 shall prohibit the Target Party or its Subsidiaries from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or similar Canadian securities Laws and no disclosure that the Target Party Board of Directors may determine (after consultation with counsel) that it is required to make under applicable Law shall constitute a violation of this Agreement; provided, however, that in any event the Target Party Board of Directors shall not make a Minera Andes Board Change in Recommendation or US Gold Board Change in Recommendation, as the case may be, except in accordance with the provisions of this Article 7. Any disclosure by the Target Party relating to an Acquisition Proposal shall be deemed to be a Minera Andes Board Change in Recommendation or US Gold Board Change in Recommendation, as the case may be, unless the Target Party Board of Directors reaffirms its recommendation and declaration of advisability with respect to the Arrangement in such disclosure.

  (h)
  Nothing contained in this Agreement shall prohibit the board of directors of any Party from withdrawing, modifying, qualifying or changing its recommendation to its shareholders in respect of the transactions contemplated hereby prior to approval of the Arrangement Resolution, in the case of Minera Andes, and approval of the US Gold Resolution, in the case of US Gold, if (i) the board of directors of such Party determines, in good faith (upon the recommendation of its special committee and after receiving advice of outside legal counsel), that such withdrawal, modification, qualification or change is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable Laws and (ii) the board of directors of such Party has consulted with its independent financial advisor (which must be a nationally recognized investment bank) and such financial advisor has confirmed in writing that it is unable to render a fairness opinion in respect of the Arrangement as of such time based on the facts and circumstances then existing; provided that (a) not less than 48 hours before the board of directors considers any proposal in respect of any such withdrawal, modification, qualification or change, such Party shall give the other Party written notice of such proposal and promptly advise the other Party of the proposed consideration of such proposal; and (b) the foregoing shall not relieve a Party from its obligation to proceed to call and hold the applicable shareholders' meeting and to hold the vote on the Arrangement Resolution, in the case of Minera Andes, and the US Gold Resolution, in the case of US Gold, except in circumstances where this Agreement is terminated in accordance with the terms hereof.

7.2   Notice of Superior Proposal Determination and Right to Match

  (a)
  If the Board of Directors of the Target Party determines in good faith that an Acquisition Proposal constitutes a Superior Proposal, it shall give immediate notice of such determination to the Other Party, shall provide the Other Party with a true and complete copy of the Superior Proposal, and shall give the Other Party not less than five Business Days' advance notice of any action to be taken by the Target Party's Board of Directors to withdraw, modify, qualify or change any recommendation to the Minera Andes Shareholders or the US Gold Shareholders, as the case may be, regarding the Arrangement, the Arrangement Resolution or US Gold Resolution (a "Minera Andes Board Change in Recommendation," in the case of Minera Andes, and a "US Gold Board Change in Recommendation" in the case of US Gold), or to enter into any agreement to implement the Superior Proposal.

  (b)
  During such five Business Day period: (i) the Target Party shall not accept, recommend, approve or enter into any agreement to implement such Superior Proposal and shall not release the Person making the Superior Proposal from any standstill provisions and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement, and (ii) the Target Party agrees that the Other Party shall have the right, but not the obligation, to offer to amend the terms of this Agreement such that the Acquisition Proposal would no longer constitute a Superior Proposal. The Target Party's Board of Directors will review any offer by the Other Party to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether the Other Party's amended offer (having regard to its value at the time), upon acceptance by the Target Party as the case may be, would, if consummated in accordance with its terms, result in the Acquisition Proposal not being a Superior Proposal as compared to the Other Party's amended offer. If the Target Party's Board of Directors so determines: (i) it shall not accept, recommend, approve or enter into any agreement to implement such Acquisition Proposal and shall not release the Person making the Acquisition Proposal from any standstill provisions and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement, and (ii) it will enter into an amended agreement with the Other Party, reflecting its amended offer. If the Target Party's Board of Directors continues to believe in good faith, after consultation with its financial advisers and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects the amended offer, the Target Party and its Board of Directors may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal, provided that the Target

    Party first terminates this Agreement as contemplated in Section 6.2(d)(ii) or 6.2(e)(ii), as applicable.

  (c)
  The Parties acknowledge and agree that each successive material amendment to an Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under Section 7.2(a) to initiate an additional five Business Day notice period.

  (d)
  In the event that the Target Party provides the notice contemplated by Section 7.2(a) on a date which is less than five Business Days prior to the Minera Andes Shareholders' Meeting or the US Gold Shareholders' Meeting, subject to any required Court approval in the case of Minera Andes (i) the Other Party shall be entitled to (x) adjourn or postpone its shareholders' meeting, and (y) require the Target Party to adjourn or postpone its shareholders' meeting, and (ii) the Target Party shall be entitled to adjourn or postpone its shareholders' meeting, in each case to a date that is not more than ten Business Days after the date of such notice.

Article 8
GENERAL

8.1   Notices

        All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of (a) the date delivered if delivered personally, or by facsimile or email, upon confirmation of receipt, (b) the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or (c) the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

  (a)
  if to US Gold or Exchangeco:

    US Gold Corporation
    99 George Street, 3rd Floor
    Toronto, Ontario M4S 2N4

    Attention:    Perry Ing
    Facsimile:    (647) 258-0408

with a copy, which shall not constitute notice for the purposes of this Agreement, to:

    Hogan Lovells US LLP
    One Tabor Centre, Suite 1500
    1200 Seventeenth Street
    Denver, Colorado 80202

    Attention:    George Hagerty
    Facsimile:    (303) 899-7333

and to:

    Fraser Milner Casgrain LLP
    77 King Street West, Suite 400
    Toronto, Ontario M5K 0A1

    Attention:    Michael Melanson
    Facsimile:    (416) 863-4952

and to:

    Perkins Coie LLP
    1900 Sixteenth Street, Suite 1400
    Denver, Colorado 80202-5255

    Attention:    Sonny Allison
    Facsimile:    (303) 291-2400

and to:

    Goodmans LLP
    Bay Adelaide Centre
    333 Bay Street, Suite 3400
    Toronto, Ontario M5H 2S7

    Attention:    Grant McGlaughlin
    Facsimile:    (416) 597-1234

  (b)
  if to Minera Andes:

    Minera Andes Inc.
    99 George Street, 3rd Floor
    Toronto, Ontario M4S 2N4

    Attention:    Perry Ing
    Facsimile:    (647) 258-0408

with a copy, which shall not constitute notice for the purposes of this Agreement, to:

    Lawson Lundell LLP
    Suite 1600 Cathedral Place
    925 West Georgia Street
    Vancouver, British Columbia V6C 3L2

    Attention:    Gordon Chambers
    Facsimile:    (604) 641-2815

and to:

    Arnold & Porter LLP
    399 Park Avenue
    New York, NY 10022-4690

    Attention:    D. Grant Vingoe
    Facsimile:    (212) 715-1399

and to:

    Torys LLP
    79 Wellington Street, Suite 3000
    Box 270, TD Centre
    Toronto, Ontario M5K 1N2

    Attention:    Sharon Geraghty and Michael Amm
    Facsimile:    (416) 865-7380

8.2   No Assignment

        Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

8.3   Equitable Remedies

        All representations, warranties and covenants herein or to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other Laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may only be ordered at the discretion of the court.

8.4   Non-Survival of Representations and Warranties

        None of the representations and warranties contained herein or in any instrument delivered pursuant hereto, including any rights arising out of any breach of such representations and warranties, shall survive the Effective Time. No investigation by any Party or its representatives shall mitigate or diminish the representations and warranties of the other Party given pursuant to this Agreement.

8.5   Severability

        If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable and:

  (a)
  the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

  (b)
  the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

8.6   Public Announcements

        US Gold and Minera Andes agree to make a joint press release with respect to this Agreement and the transactions contemplated herein forthwith after the date hereof. Thereafter, no Party shall issue any press release or otherwise make public statements with respect to this Agreement or the Arrangement without the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall be subject to each Party's overriding obligation to make any disclosure or filing required under applicable Laws, and the Party making any such disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity for the other Party to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing), and if such prior notice is not possible, to give such notice immediately following the making of any such disclosure or filing, and provided further, that neither Party shall have any obligation to consult with the other Party prior to any disclosure with regard to an Acquisition Proposal.

8.7   Further Assurances

        Each Party hereto shall, from time to time and at all times hereafter, at the request of any other Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.8   Fees and Expenses

        Whether or not the Arrangement is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise provided in this Agreement.

8.9   Time of Essence

        Time shall be of the essence.

8.10 Injunctive Relief

        Except as otherwise provided herein (including Section 6.3), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by Minera Andes or US Gold or Exchangeco of any of their respective covenants or obligations set forth in this Agreement, Minera Andes or US Gold or Exchangeco, as the case may be, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each of the Parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other Party under this Agreement.

        The Parties further agree that, except as provided herein (including Section 6.3) (x) by seeking the remedies provided for in this Section 8.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, and (y) nothing set forth in this Section 8.10 shall require any Party to institute any proceeding for (or limit any Party's right to institute any proceeding for) specific performance under this Section 8.10 prior or as a condition to exercising any termination right under Section 6.2 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any Party's right to terminate this Agreement in accordance with the terms of Section 6.2 or pursue any other remedies under this Agreement that may be available then or thereafter.

8.11 Counterparts

        This Agreement may be executed in counterparts, in original, facsimile or electronic form, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

        IN WITNESS WHEREOF this Agreement has been executed and delivered by the Parties effective as of the date first above written.

US GOLD CORPORATION
Per:	"Signed"
	Name:	Ian Ball
	Title:	Senior Vice President
MCEWEN MINING—MINERA ANDES ACQUISITION CORP.
Per:	"Signed"
	Name:	Ian Ball
	Title:	Director
MINERA ANDES INC.
Per:	"Signed"
	Name:	Perry Ing
	Title:	Chief Financial Officer

 EXHIBIT A

PLAN OF ARRANGEMENT
UNDER SECTION 193 OF THE
BUSINESS CORPORATIONS ACT (ALBERTA)

ARTICLE 1
INTERPRETATION

1.1
In this Plan of Arrangement, the following terms have the following meanings:

(a)
"ABCA" means the Business Corporations Act, (Alberta), including the regulations promulgated thereunder, in either case as amended;

(b)
"Arrangement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as may be supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(c)
"Arrangement Agreement" means the arrangement agreement dated as of September 22, 2011, among US Gold, Exchangeco and Minera Andes with respect to the Arrangement as it may be supplemented, modified or amended;

(d)
"Arrangement Resolution" means the special resolution of the Minera Andes Shareholders approving the Arrangement and such other actions as may be required in order to allow Minera Andes to consummate the transactions contemplated by the Arrangement Agreement;

(e)
"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under Section 193 of the ABCA to be filed after the Final Order has been granted;

(f)
"Business Day" means a day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in the Province of Ontario, the Province of Alberta and the State of New York are generally open for the transaction of banking business;

(g)
"Callco" means McEwen Mining (Alberta) ULC, an unlimited liability company wholly-owned by US Gold, incorporated under the laws of the Province of Alberta;

(h)
"Canadian Resident" means a beneficial owner of Minera Andes Shares immediately prior to the Effective Time who is a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person), or a partnership any member of which is (i) a resident of Canada for the purposes of the Tax Act and (ii) not a Tax Exempt Person;

(i)
"Certificate of Arrangement" means the certificate to be issued by the Registrar pursuant to section 193(11) of the ABCA, giving effect to the Arrangement;

(j)
"Change of Law" means any amendment to the Tax Act and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are resident in Canada, hold the Exchangeable Shares as capital property and deal at arm's length with US Gold or Exchangeco (all for the purposes of the Tax Act and other applicable provincial income tax laws) to exchange their Exchangeable Shares for the applicable Exchangeable Share Consideration without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws;

(k)
"Change of Law Call Date" has the meaning ascribed thereto in Section 8.1(b);

(l)
"Change of Law Call Purchase Price" has the meaning ascribed thereto in Section 8.1(a);

(m)
"Change of Law Call Right" has the meaning ascribed thereto in Section 8.1(a);

  (n)
  "Court" means the Court of Queen's Bench of Alberta;

  (o)
  "CRA" means the Canada Revenue Agency;

  (p)
  "Depositary" means any trust company, bank or financial institution agreed to in writing among the parties to the Arrangement Agreement for the purpose of, among other things, delivering the Exchangeable Shares to Minera Andes Shareholders in connection with the Arrangement;

  (q)
  "Dissenting Shareholder" means a registered holder of Minera Andes Shares that duly and validly exercises its right to dissent with respect to the Arrangement in accordance with the ABCA, the Interim Order and this Plan of Arrangement;

  (r)
  "Effective Date" means the date shown on the Certificate of Arrangement, giving effect to the Arrangement;

  (s)
  "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date or such other time on the Effective Date as may be specified in writing by the Parties;

  (t)
  "Eligible Holder" means: (i) a Canadian Resident, or (ii) an Eligible Non-Resident;

  (u)
  "Eligible Non-Resident" means a beneficial owner of Minera Andes Shares immediately prior to the Effective Time who is not, and is not deemed to be, a resident of Canada for purposes of the Tax Act and whose Minera Andes Shares are "taxable Canadian property" and not "treaty-protected property", in each case as defined in the Tax Act;

  (v)
  "Encumbrance" means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

  (w)
  "Exchange Ratio" means 0.45, as adjusted in accordance with Section 3.3;

  (x)
  "Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (y)
  "Exchangeable Share Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (z)
  "Exchangeable Share Provisions" means those provisions set forth in Exhibit 1 to this Plan of Arrangement;

  (aa)
  "Exchangeable Share Voting Event" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (bb)
  "Exchangeable Shares" means the exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  (cc)
  "Exchangeco" means McEwen Mining—Minera Andes Acquisition Corp., a wholly-owned subsidiary of Callco, incorporated under the laws of the Province of Alberta;

  (dd)
  "Exempt Exchangeable Share Voting Event" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (ee)
  "Final Order" means the final order of the Court approving the Arrangement, as such order may be affirmed, supplemented, modified or amended by any court of competent jurisdiction;

2

  (ff)
  "Governmental Entity" means any (i) multinational, federal, provincial, territorial, state, municipal, local or other government, governmental or public department, central bank, court, commission, commissioner, tribunal, arbitral body, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of the foregoing, or (iv) stock exchange, automated quotation system, self regulatory authority or securities regulatory authority, including, without limitation, the Toronto Stock Exchange and the New York Stock Exchange;

  (gg)
  "Interim Order" means an interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement and the holding of the Minera Andes Meeting, as such order may be affirmed, supplemented, modified or amended by any court of competent jurisdiction;

  (hh)
  "Laws" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (ii)
  "Letter of Transmittal" means the letter of transmittal sent by Minera Andes to holders of Minera Andes Shares for use in connection with the Arrangement;

  (jj)
  "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (kk)
  "Liquidation Call Purchase Price" has the meaning ascribed thereto in Section 8.2(a);

  (ll)
  "Liquidation Call Right" has the meaning ascribed thereto in Section 8.2(a);

  (mm)
  "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (nn)
  "Minera Andes" means Minera Andes Inc., a corporation incorporated under the ABCA;

  (oo)
  "Minera Andes Information Circular" means the information circular of Minera Andes, together with all appendices thereto, to be prepared by Minera Andes and sent by Minera Andes to the Minera Andes Shareholders in connection with the Minera Andes Meeting;

  (pp)
  "Minera Andes Meeting" means the special meeting of the Minera Andes Shareholders, and any adjournment(s) thereof, to, among other things, consider and vote on the Arrangement Resolution;

  (qq)
  "Minera Andes Option" means an outstanding option issued pursuant to Minera Andes' stock option plan in effect as of the date hereof;

  (rr)
  "Minera Andes Securityholders" means, collectively, the Minera Andes Shareholders and holders of outstanding Minera Andes Options;

  (ss)
  "Minera Andes Share" means a common share in the capital of Minera Andes;

  (tt)
  "Minera Andes Shareholder" means a holder of a Minera Andes Share;

  (uu)
  "Person" means and includes individuals, corporations, partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities, and governments, agencies and political subdivisions thereof;

  (vv)
  "Parties" means US Gold, Exchangeco and Minera Andes;

  (ww)
  "Plan of Arrangement" means this Plan of Arrangement, as supplemented, modified or amended from time to time in accordance with the terms hereof;

3

  (xx)
  "Redemption Call Purchase Price" has the meaning ascribed thereto in Section 8.3(a);

  (yy)
  "Redemption Call Right" has the meaning ascribed thereto in Section 8.3(a);

  (zz)
  "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (aaa)
  "Redemption Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (bbb)
  "Registrar" means the registrar appointed pursuant to section 263 of the ABCA;

  (ccc)
  "Replacement Option" has the meaning ascribed thereto in Section 3.1(c);

  (ddd)
  "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (eee)
  "Section 85 Election" has the meaning ascribed thereto in section 3.4 hereof;

  (fff)
  "Special Voting Share" means the one share of Series B special voting preference stock with no par value, issued by US Gold to, and deposited with, the trustee under the Voting and Exchange Trust Agreement, which entitles the holder of record to a number of votes at meetings of holders of US Gold Shares equal to the number of Exchangeable Shares outstanding from time to time, that are held by the registered holders of Exchangeable Shares, other than US Gold and its Subsidiaries;

  (ggg)
  "Subsidiary" means, with respect to a specified person, any entity, whether incorporated or unincorporated, in which such person owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such person otherwise has the power to direct;

  (hhh)
  "Support Agreement" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (iii)
  "Tax" and "Taxes" has the meaning ascribed thereto in the Arrangement Agreement;

  (jjj)
  "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

  (kkk)
  "Tax Exempt Person" means a Person who is exempt from tax under Part I of the Tax Act;

  (lll)
  "Taxing Authority" means any Governmental Entity exercising regulatory authority in respect of any taxes;

  (mmm)
  "Transfer Agent" means any Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares;

  (nnn)
  "US Gold" means US Gold Corporation, a corporation incorporated under the laws of the State of Colorado;

  (ooo)
  "US Gold Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  (ppp)
  "US Gold Share" means a share of common stock in the capital of US Gold;

  (qqq)
  "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended; and

  (rrr)
  "Voting and Exchange Trust Agreement" has the meaning ascribed thereto in the Exchangeable Share Provisions.

4

1.2
The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.3
Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4
If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5
Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and "$" or "US$" refers to United States dollars and "C$" refers to Canadian dollars.

1.6
All payments to be made hereunder will be made without interest and less any tax required by Canadian or United States tax law to be deducted and withheld.

1.7
References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

1.8
References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

1.9
Exhibit 1—Exchangeable Share Provisions, attached to this Plan of Arrangement is incorporated by reference herein and forms part of this Plan of Arrangement.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

2.2
This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate of Arrangement, shall become effective on, and be binding on and after, the Effective Time on (i) Minera Andes, US Gold, Callco and Exchangeco; (ii) all holders and all beneficial owners of Minera Andes Shares, Minera Andes Options and Replacement Options; (iii) all holders and all beneficial owners of Exchangeable Shares from time to time; (iv) all holders and beneficial owners of US Gold Shares received in exchange for Exchangeable Shares or on the exercise of Replacement Options; (v) the transfer agent in respect of the Minera Andes Shares; and (vi) the Depositary.

2.3
The Articles of Arrangement and Certificate of Arrangement shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein.

2.4
Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any Party or Person until the Effective Time. Furthermore, each of the events listed in Article 3 shall be, without affecting the timing set out in Article 3, mutually

5

  conditional, such that no event described in said Article 3 may occur without all steps occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3
ARRANGEMENT

3.1
Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

(a)
US Gold shall contribute cash in the amount of $1 million to Callco in exchange for the issuance of an additional 150,000,000 shares of common stock of Callco to US Gold, and Callco shall contribute cash in the amount of $1 million to Exchangeco in exchange for the issuance of an additional 150,000,000 shares of common stock of Exchangeco to Callco;

(b)
Subject to Section 5.5, each issued and outstanding Minera Andes Share, other than those held by Dissenting Shareholders, will be transferred to Exchangeco in exchange for such number of fully paid and non-assessable Exchangeable Shares as is equal to the number of Minera Andes Shares so exchanged multiplied by the Exchange Ratio, and such transfer shall be reflected in the register of holders of Exchangeable Shares and in the register of holders of Minera Andes Shares accordingly;

(c)
Subject to applicable Laws and regulatory approval, each Minera Andes Option (whether vested or unvested) outstanding immediately prior to the Effective Time shall be converted for and deemed to be an option (a "Replacement Option") to purchase such number of US Gold Shares equal to the product of the Exchange Ratio multiplied by the number of Minera Andes Shares issuable upon exercise of such Minera Andes Option. Such Replacement Option shall provide for an exercise price per US Gold Share equal to the exercise price per share of such Minera Andes Option immediately prior to the Effective Time divided by the Exchange Ratio provided that the exercise price otherwise determined shall be adjusted to the extent, if any, required to ensure that the "in-the-money" amount with respect to the Replacement Options immediately after the Effective Time does not exceed the "in-the-money" amount with respect to such Minera Andes Options immediately before the Effective Time. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a US Gold Share, then the number of US Gold Shares subject to such Replacement Option shall be rounded down to the next whole number of US Gold Shares and the total exercise price for the Replacement Option will be reduced by the exercise price of the fractional US Gold Share. If the foregoing calculation results in the exercise price for a Replacement Option being an exercise price per US Gold Share including a fraction of a cent, the exercise price shall be rounded up to the next whole cent. The term to expiry and vesting schedule of each Replacement Option and the other terms and conditions of each Replacement Option will be as provided for under the Minera Andes stock option plan and in individual stock option grant agreements, other than the fact that each Replacement Option is exercisable for a US Gold Share instead of a Minera Andes share and subject to the foregoing provisions.

(d)
Each Minera Andes Share held by a Dissenting Shareholder shall be transferred by the registered holder thereof to Minera Andes and Minera Andes shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 4 in exchange for such Minera Andes Shares, and the name of such holder shall be removed from the central securities register as a holder of Minera Andes Shares and such Minera Andes Shares shall cease to be outstanding;

6

  (e)
  Coincident with the share exchange set out in Section 3.1(b), (i) US Gold, Callco and Exchangeco shall execute and deliver the Support Agreement and (ii) US Gold, Callco, Exchangeco and the trustee to be appointed under such agreement shall execute and deliver the Voting and Exchange Trust Agreement, and (iii) US Gold shall issue to and deposit with the trustee under the Voting and Exchange Trust Agreement the Special Voting Share, in consideration of the payment to US Gold of $1.00, to be thereafter held of record by the trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

3.2   Transfers Free and Clear

        All transfers of securities pursuant to the Arrangement shall be free and clear of all Encumbrances.

3.3   Adjustment to Exchange Ratio

        The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, consolidation, stock dividend (including any dividend or distribution of securities convertible into US Gold Shares or Minera Andes Shares), merger, reorganization, recapitalization or other like change with respect to US Gold Shares or Minera Andes Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

3.4   Tax Election

        An Eligible Holder whose Minera Andes Shares are exchanged for Exchangeable Shares pursuant to the Arrangement shall be entitled to make an income tax election, pursuant to subsection 85(1) of the Tax Act or, if the Eligible Holder is a partnership, subsection 85(2) of the Tax Act (and, in each case, any analogous provision of applicable provincial income tax law) (a "Section 85 Election") with respect to the transfer of all or any portion of the Eligible Holder's Minera Andes Shares in exchange for the Exchangeable Shares by providing two signed copies of the necessary and prescribed election forms to Exchangeco, within 90 days following the Effective Date, duly completed with the number of Minera Andes Shares transferred and the applicable agreed amounts in Canadian dollars for the purposes of such elections. Exchangeco shall, within 90 days after receiving the completed election forms from an Eligible Holder, and subject to such election forms complying with the provisions of the Tax Act (or applicable provincial income tax law), sign and return them to the Eligible Holder for filing with the CRA (or the applicable provincial tax authority).

        Neither US Gold, Callco, Exchangeco or Minera Andes (or any successor corporation thereto), nor their directors, officers, agents, advisors or representatives, shall be responsible for the proper completion of any election form and, except for the obligation of Exchangeco to sign and return duly completed election forms which are received within 90 days following the Effective Date, neither US Gold, Callco, Exchangeco or Minera Andes (or any successor corporation thereto), nor their directors, officers, agents, advisors or representatives shall be responsible for any taxes, interest or penalties resulting from the failure of an Eligible Holder to properly complete or file such election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial income tax law). In its sole discretion, Exchangeco or any successor corporation may choose to sign and return an election form received by it more than 90 days following the Effective Date, but will have no obligation to do so. A tax election package, consisting of the relevant federal tax election forms and a tax instruction letter shall be made available via the internet on US Gold's website at www.usgold.com. Alternatively, a tax instruction letter shall also be made available from the Depositary by checking the appropriate box on the Letter of Transmittal and submitting the Letter of Transmittal to the Depositary within 30 days following the Effective Date in accordance with the procedures set out in the Minera Andes Proxy Circular relating to the Arrangement. The tax instruction letter shall provide general

7

instructions on how to make the Section 85 Election with Exchangeco in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of an Eligible Holder's Minera Andes Shares to Exchangeco.

ARTICLE 4
DISSENT PROCEDURES

4.1
Each registered holder of Minera Andes Shares shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order, provided that, notwithstanding section 191 of the ABCA, such Dissenting Shareholder's notice of dissent is received by Minera Andes by no later than 5:00 p.m. (Toronto time) on that day that is at least two Business Days prior to the date of the Minera Andes Meeting or any date to which the Minera Andes Meeting is adjourned or postponed. A Dissenting Shareholder shall, at the Effective Time, cease to have any rights as a holder of Minera Andes Shares and shall only be entitled to be paid the fair value in Canadian dollars for their Minera Andes Shares by Minera Andes. A Dissenting Shareholder who is paid the fair value of the holder's Minera Andes Shares shall be deemed to have transferred the holder's Minera Andes Shares free and clear of any Encumbrances to Minera Andes, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Shareholder who, for any reason, is not entitled to be paid the fair value for their Minera Andes Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Minera Andes Shares and shall be entitled to receive only the consideration contemplated in Section 3.1(b) that such holder would have received pursuant to the Arrangement if such holder had not exercised dissent rights. The fair value of the Minera Andes Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the holders of Minera Andes Shares at the Minera Andes Meeting, but in no event shall Minera Andes be required to recognize Dissenting Shareholders as a shareholder of Minera Andes after the Effective Time and the names of such holders shall be removed from the applicable register as at the Effective Time. For greater certainty, in addition to any other restrictions in section 191 of the ABCA, no Person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. In addition, a Minera Andes Shareholder may only exercise dissent rights in respect of all, and not less than all, of its Minera Andes Shares.

ARTICLE 5
OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

5.1
From and after the Effective Time, certificates formerly representing Minera Andes Shares that were exchanged under Section 3.1 shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Shareholders, other than those Dissenting Shareholders deemed to have participated in the Arrangement pursuant to Section 4.1, to receive the fair value of the Minera Andes Shares represented by such certificates.

5.2
Exchangeco shall, as soon as practicable following the later of the Effective Date and the date of deposit to the Depositary for cancellation of a duly completed Letter of Transmittal, the certificates representing one or more Minera Andes Shares, and such other documents and instruments as would have been required to effect the transfer of the Minera Andes Shares under the ABCA and the articles of Minera Andes and such other documents and instruments as the Depositary may reasonably require, either:

(a)
deliver or cause to be delivered by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal; or

8

  (b)
  if requested by such holder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such holder,

  certificates representing the number of Exchangeable Shares such holder is entitled to receive under the Arrangement.

5.3
If any certificate which immediately prior to the Effective Time represented one or more outstanding Minera Andes Shares that were exchanged pursuant to Section 3.1 for Exchangeable Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost stolen or destroyed certificate, a certificate or certificates representing the Exchangeable Shares to which the holder is entitled pursuant to the Arrangement. The Person who is entitled to receive a certificate or certificates representing the Exchangeable Shares shall, as a condition precedent to the receipt thereof, give a bond to each of Minera Andes and Exchangeco and their respective transfer agents satisfactory to each of Minera Andes and Exchangeco, in such amount as Minera Andes and Exchangeco may direct, or shall, to the extent agreed by Exchangeco and Minera Andes, otherwise indemnify Minera Andes and Exchangeco and their respective transfer agents against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of Minera Andes.

5.4
Subject to the requirements of applicable law with respect to unclaimed property, any certificate formerly representing Minera Andes Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the fifth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive Exchangeable Shares. In such case, such Exchangeable Shares shall be returned to Exchangeco and such Exchangeable Shares shall be cancelled.

5.5
No fractional Exchangeable Shares shall be issued under this Arrangement. In the event that a holder of Minera Andes Shares would otherwise be entitled to a fraction of an Exchangeable Share, the number of Exchangeable Shares issued to such holder shall be rounded up to the nearest whole number of Exchangeable Shares if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the lesser whole number of Exchangeable Shares if the fractional entitlement is less than 0.5.

5.6
No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Minera Andes Shares unless and until the holder of such certificate shall surrender such certificate in accordance with Section 5.2 or 5.3, as the case may be. Subject to applicable Law and Section 7.1, at the time of such surrender of any such certificate (or, in the case of clause (ii) below, at the appropriate payment date), there shall, in addition to the issue and delivery of the certificates representing the Exchangeable Shares to which such holder is entitled, be paid to such holder, without interest, (i) the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares to which such holder is entitled pursuant hereto and (ii) to the extent not paid under clause (i), the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to surrender.

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 ARTICLE 6
AMENDMENTS

6.1
Subject to the provisions of the Interim Order, US Gold and Minera Andes may amend, modify or supplement this Plan of Arrangement (an "Amendment") at or prior to the Minera Andes Meeting. If such Amendment, if disclosed, would reasonably be expected to affect a Minera Andes Shareholder's decision to vote for or against the Arrangement Resolution, notice of such Amendment shall be given to the Minera Andes Securityholders by press release, newspaper, advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as US Gold and Minera Andes may agree. Any Amendment so proposed shall become part of this Plan of Arrangement for all purposes and the Plan of Arrangement, as amended, shall be the subject of the Arrangement Resolution.

6.2
Subject to the provisions of the Interim Order and any Final Order, any Amendment may be made jointly by US Gold and Minera Andes at any time following the Minera Andes Meeting prior to the Effective Time or unilaterally by US Gold at any time following the Effective Time provided such Amendment is: (i) approved by the Court; and (ii) communicated to Minera Andes Securityholders as may be directed by the Court. Notwithstanding the foregoing, if such Amendment concerns a matter which is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the financial or economic interests of any present or former Minera Andes Securityholder, then no Court approval or communication to the Minera Andes Securityholders shall be required.

ARTICLE 7
WITHHOLDING RIGHTS

7.1
US Gold, Exchangeco, Callco, Minera Andes and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends or other distributions otherwise payable to any Minera Andes Securityholder such amounts, and in such currency, as US Gold, Exchangeco, Callco, Minera Andes or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the U.S. Tax Code or any provision of any applicable federal, provincial, state, local or foreign Tax Law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to such Person exceeds the cash portion of the consideration otherwise payable to such Person, US Gold, Exchangeco, Callco, Minera Andes and the Depositary, as the case may be, are hereby authorized:

(a)
in the case of the transactions described in Section 3.1(b) hereof, to require such Person to make a cash payment in the amount of such Tax to US Gold, Exchangeco, or the Depositary, as the case may be, prior to the transfer of Exchangeable Shares to such Person; and

(b)
in the case of other transactions, to sell or otherwise dispose of such portion of the consideration as is necessary to provide funds to US Gold, Exchangeco, Callco, Minera Andes or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Exchangeco, Callco, Minera Andes or the Depositary will notify such Person and remit to the Person any unapplied balance of the net proceeds of such sale.

10

 ARTICLE 8
CERTAIN RIGHTS OF US GOLD AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

8.1   Change of Law Call Right

  Without limiting US Gold's and Callco's other rights contained in the Exchangeable Share Provisions, including the Retraction Call Right, US Gold and Callco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  US Gold, and to the extent not exercised by US Gold, Callco, shall have the overriding right, in the event of a Change of Law, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) all but not less than all of the Exchangeable Shares held by each such holder upon payment by US Gold or Callco, as the case may be, of an amount per share (the "Change of Law Call Purchase Price") equal to the Exchangeable Share Price (payable in the form of Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date, in accordance with Subsection 8.1(c) (the "Change of Law Call Right"). In the event of the exercise of the Change of Law Call Right by US Gold or Callco, as the case may be, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to US Gold or Callco, as the case may be, on the Change of Law Call Date upon payment by US Gold to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such Exchangeable Share.

  (b)
  To exercise the Change of Law Call Right, US Gold or Callco must notify the Transfer Agent of its intention to exercise such right at least 45 days before the date on which US Gold or Callco intends to acquire the Exchangeable Shares (the "Change of Law Call Date"). The Transfer Agent will notify the holders of Exchangeable Shares as to whether US Gold or Callco has exercised the Change of Law Call Right forthwith after receiving notice from US Gold or Callco. If US Gold or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, US Gold or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, US Gold or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the aggregate Exchangeable Share Consideration representing the total Change of Law Call Purchase Price, less any amount required to be deducted or withheld therefrom, pursuant to Section 7.1. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Change of Law Call Purchase Price payable by US Gold or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of US Gold Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of Exchangeco and such additional documents and

11

    instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Gold or Callco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled.

  (d)
  Notwithstanding the foregoing, neither US Gold nor Callco shall be entitled to exercise the Change of Law Call Right if more than 5% of the Exchangeable Shares are held by US residents.

8.2   Liquidation Call Right

  Without limiting US Gold's and Callco's other rights contained in the Exchangeable Share Provisions, including the Retraction Call Right, US Gold and Callco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  Subject to Section 5.2(b) of the Exchangeable Share Provisions, US Gold and Callco shall each have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by US Gold or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with Subsection 8.2(c). In the event of the exercise of the Liquidation Call Right by US Gold or Callco, as the case may be, each holder (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to US Gold or Callco, as the case may be, on the Liquidation Date upon payment by US Gold or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such Exchangeable Share, whereupon Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by US Gold or Callco, as the case may be.

  (b)
  To exercise the Liquidation Call Right, US Gold or Callco must notify Exchangeco and the Transfer Agent of US Gold's or Callco's intention to exercise such right at least 30 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco or any other voluntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date, in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco or any other involuntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether US Gold or Callco has exercised the Liquidation Call Right forthwith after receiving notice from US Gold or Callco. If US Gold or Callco exercises the Liquidation Call Right, then on the Liquidation Date, US Gold or Callco, as the case may be, will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, US Gold or Callco, as the case may be, shall deposit or cause to be

12

    deposited with the Transfer Agent, on or before the Liquidation Date, the aggregate Exchangeable Share Consideration representing the total Liquidation Call Purchase Price, less any amount required to be deducted or withheld therefrom, pursuant to Section 7.1. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares (other than US Gold and its Subsidiaries) shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco or US Gold, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of US Gold Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco or US Gold, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If neither US Gold nor Callco exercises the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

8.3   Redemption Call Right

  Without limiting US Gold's and Callco's other rights contained in the Exchangeable Share Provisions, including the Retraction Call Right, US Gold and Callco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  Subject to Section 7.2(b) of the Exchangeable Share Provisions, US Gold and Callco shall each have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by US Gold or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the "Redemption Call Purchase Price") in accordance with Subsection 8.3(c). In the event of the exercise of the Redemption Call Right by US Gold or Callco, as the case may be, each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to US Gold or Callco, as the case may be, on the Redemption Date upon payment by US Gold or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such Exchangeable Share, whereupon Exchangeco shall have no obligation to redeem, or to pay the Redemption Price in respect of, such shares so purchased by US Gold or Callco, as the case may be.

13

  (b)
  To exercise the Redemption Call Right, US Gold or Callco, as the case may be, must notify the Transfer Agent of US Gold's or Callco's intention to exercise such right at least 30 days before the Redemption Date, except in the case of a redemption occurring as a result of an US Gold Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case US Gold or Callco, as the case may be, shall so notify the Transfer Agent and Exchangeco as soon as reasonably practicable on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether US Gold or Callco has exercised the Redemption Call Right forthwith after receiving notice of exercise by US Gold or Callco. If US Gold or Callco exercises the Redemption Call Right, then, on the Redemption Date, US Gold or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, US Gold or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the aggregate Exchangeable Share Consideration representing the total Redemption Call Purchase Price, less any amount required to be withheld or deducted therefrom, pursuant to Section 7.1. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares (other than US Gold and its Subsidiaries) shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price payable by US Gold or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of US Gold Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Gold or Callco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If US Gold or Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 9
GENERAL

9.1
Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

14

9.2
From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Minera Andes Shares and Minera Andes Options issued prior to the Effective Time, (ii) the rights and obligations of Minera Andes Securityholders, and US Gold, Minera Andes and Exchangeco shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement, and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted), only with respect to or in connection with this Plan of Arrangement, based on or in any way relating to any Minera Andes Shares or Minera Andes Options shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein and in the Arrangement Agreement.

9.3
This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

15

 EXHIBIT 1

EXCHANGEABLE SHARE PROVISIONS

 AUTHORIZED CAPITAL

McEwen Mining—Minera Andes Acquisition Corp.

        The maximum number of shares of each class that the Corporation is authorized to issue and the designation, rights, privileges, restrictions and conditions of each class of shares are set out below.

A.    COMMON SHARES

        The Corporation is authorized to issue an unlimited number of Common Shares, which constitute a separate and distinct class of shares. The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

  1.
  Subject to the specific restriction with respect to the election or appointment of directors outlined in paragraph 2 below, the holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat except those meetings where only holders of a specified class or particular series of shares are entitled to vote and each holder thereof shall be entitled to one (1) vote per share in person or by proxy.

  2.
  With respect to the rights of the shareholders to elect or appoint directors as outlined in the ABCA, the voting rights attaching to the Common Shares shall give the holders of the Common Shares the right to vote on the election or appointment of two (2) out of the three (3) directors of the Corporation and, for clarification, the holders of the Common Shares shall have no right to vote on the election or appointment of the remaining director of the Corporation, which is a right attaching to the Exchangeable Shares.

  3.
  Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation, the holders of the Common Shares are entitled to receive any dividend declared and paid by the Corporation.

  4.
  Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation, in the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation after payment of all of the Corporation's liabilities.

B.    EXCHANGEABLE SHARES

        The Corporation is authorized to issue an unlimited number of Exchangeable Shares, which constitute a separate and distinct class of shares. The Exchangeable Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

1.    INTERPRETATION

1.1    Definitions

        For the purposes of these Share Provisions, unless something in the subject matter or context is inconsistent therewith:

  "ABCA" means the Business Corporations Act (Alberta), including the regulations promulgated thereunder, in either case as amended from time to time.

  "Arrangement" means the arrangement under the provisions of Section 193 of the ABCA, on the terms and conditions set forth in the Plan of Arrangement as may be supplemented, modified or amended.

  "Arrangement Agreement" means the arrangement agreement by and among US Gold, Minera Andes and the Corporation to be dated on or about September 22, 2011, as amended and restated from time to time, providing for, among other things, the Arrangement.

  "Board of Directors" means the board of directors of the Corporation.

  "Business Day" means a day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in the Province of Ontario, the Province of Alberta and the State of New York are generally open for the transaction of banking business.

  "Callco" means McEwen Mining (Alberta) ULC, an unlimited liability corporation incorporated under the Laws of the Province of Alberta.

  "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

  (a)
  the Foreign Currency Amount; by

  (b)
  the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

  "Certificate of Arrangement" means the certificate to be issued by the Registrar pursuant to Section 193(11) of the ABCA, giving effect to the Arrangement;

  "Change of Law Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

  "Common Shares" means the common shares in the capital of the Corporation.

  "Contract" means any contract, instrument, franchise, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding whether written or oral.

  "Court" means the Court of Queen's Bench of Alberta.

  "Current Market Price" means, in respect of a share of US Gold Common Stock on any date, the Canadian Dollar Equivalent of the average closing sale price on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the shares of US Gold Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of US Gold Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of US Gold Common Stock during such period does not reflect the fair market value of a share of US Gold Common Stock, then the Current Market Price of a share of US Gold Common Stock shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error.

  "Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

  "Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

  "Exchangeable Shares" means the exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth in these Share Provisions.

  "Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of such

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  Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Share Provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

  (a)
  the Current Market Price of one share of US Gold Common Stock deliverable in connection with such action; plus

  (b)
  a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

  (c)
  such stock or other property constituting any declared, payable and unpaid non-cash dividends deliverable in connection with such action,

  provided that: (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one share of US Gold Common Stock, such share to be duly issued, fully paid and non-assessable; (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items; (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (iv) any such consideration shall be paid less any Tax required to be deducted and withheld therefrom and without interest.

  "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

  (a)
  the Current Market Price of one share of US Gold Common Stock; plus

  (b)
  an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

  (c)
  an additional amount equal to the full amount of all dividends declared and payable or paid on shares of US Gold Common Stock which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

  (d)
  an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share.

  "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event or with respect to the business to be conducted at any annual general meeting of the Corporation, including but not limited to, election of one of the directors of the Corporation pursuant to Section 9.2 hereof, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

  "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the shares of US Gold Common Stock.

  "Final Order" means the final order of the Court approving the Arrangement, as such order may be affirmed, supplemented, modified or amended by any court of competent jurisdiction.

  "Governmental Entity" means any (i) multinational, federal, provincial, territorial, state, municipal, local or other government, governmental or public department, central bank, court, commission, commissioner, tribunal, arbitral body, board, bureau, agency or instrumentality, domestic or

3

  foreign, (ii) any subdivision, agent or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of the foregoing, or (iv) stock exchange, automated quotation system, self regulatory authority or securities regulatory authority, including, without limitation, the TSX and the NYSE.

  "Laws" means all laws (including common law and civil law), by-laws, statutes, rules, regulations, principles of law and equity, orders, ordinances, judgments, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term "applicable" with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are applicable to such Person or its business, undertaking, property or securities.

  "LCR Exercising Party" has the meaning set out in Section 5.2(a).

  "Liquidation Amount" has the meaning ascribed thereto in Section 5.1(a).

  "Liquidation Call Purchase Price" has the meaning set out in Section 5.2(a).

  "Liquidation Call Right" has the meaning ascribed thereto in Section 5.2(a).

  "Liquidation Date" has the meaning ascribed thereto in Section 5.1(a).

  "Minera Andes" means Minera Andes Inc., a corporation incorporated under the Laws of the Province of Alberta.

  "Non-Affiliated Holders" means the registered holders (and for greater certainty excluding any Exchangeable Shares beneficially held by US Gold and its Subsidiaries through any registered holder) of Exchangeable Shares other than US Gold and its Subsidiaries.

  "NYSE" means the New York Stock Exchange.

  "Other Corporation" has the meaning ascribed thereto in Section 11.1(c)(iii).

  "Other Shares" has the meaning ascribed thereto in Section 11.1(c)(iii).

  "Person" means and includes individuals, corporations, partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities, and governments, agencies and political subdivisions thereof.

  "Plan of Arrangement" means the plan of arrangement to which these Share Provisions are attached as Exhibit 1, as may be supplemented, modified or amended from time to time in accordance with the terms thereof.

  "RCR Exercising Party" has the meaning ascribed thereto in Section 6.2(a).

  "Redemption Call Purchase Price" has the meaning ascribed thereto in Section 7.2(a).

  "Redemption Call Right" has the meaning ascribed thereto in Section 7.2(a).

  "Redemption CR Exercising Party" has the meaning ascribed thereto in Section 7.2(a).

  "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the tenth anniversary of the Effective Date, unless:

  (a)
  the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by US Gold and its Subsidiaries) is less than 5% of the number of Exchangeable Shares issued on the Effective Date and as such number of shares may be

4

    adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares in which case the Board of Directors may accelerate such redemption date to such date, as they may determine, upon at least 30 days' prior written notice to the registered holders of the Exchangeable Shares;

  (b)
  a US Gold Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such a US Gold Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such US Gold Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

  (c)
  an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

  (d)
  an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

  "Redemption Price" has the meaning ascribed thereto in Section 7.1(a).

  "Registrar" means the Registrar appointed pursuant to Section 263 of the ABCA.

  "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a).

  "Retraction Call Purchase Price" has the meaning ascribed thereto in Section 6.2(a).

  "Retraction Call Right" has the meaning ascribed thereto in Section 6.2(a).

  "Retraction Date" has the meaning ascribed thereto in Section 6.1(a).

  "Retraction Price" has the meaning ascribed thereto in Section 6.1(a).

  "Retraction Request" has the meaning ascribed thereto in Section 6.1(a).

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  "Share Provisions" means the rights, privileges, restrictions and conditions set out herein.

  "Subdivision" has the meaning ascribed thereto in Section 3.2.

  "Subsidiary" means, with respect to a specified person, any entity, whether incorporated or unincorporated, in which such person owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such person otherwise has the power to direct.

  "Support Agreement" means a support agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares among US Gold, Callco and the Corporation, as may be amended, supplemental or otherwise modified from time to time in accordance with the terms thereof, the purpose of which will be for US Gold (for itself and on behalf of Callco) and the Corporation to covenant to do all things reasonably necessary and desirable to enable and permit the Corporation or Callco to perform its obligations hereunder.

  "Tax" and "Taxes" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers' compensation, employment/unemployment insurance or compensation taxes, mandatory pension and other social fund taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges or any kind whatsoever, and any instalments in respect thereof, together with any interest, fines and any penalties or additional amounts imposed by any Taxing Authority (domestic or foreign) and any interest, fines, penalties, additional Taxes and additions to Tax imposed by any Taxing Authority (domestic or foreign) with respect to the foregoing and including any amount in respect of the foregoing as a transferee or successor, guarantor or surety or in a similar capacity under any Contract or by operation of Law.

  "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

  "Taxing Authority" means any Governmental Entity exercising regulatory authority in respect of any Taxes.

  "Transfer Agent" means any Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

  "Trustee" means the trustee chosen by US Gold to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

  "TSX" means the Toronto Stock Exchange.

  "US Gold" means US Gold Corporation, a corporation incorporated under the Laws of the State of Colorado.

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  "US Gold Call Notice" has the meaning ascribed thereto in Section 6.2(b).

  "US Gold Common Stock" means the shares of common stock of US Gold, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not US Gold shall be the issuer of such securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares.

  "US Gold Control Transaction" shall be deemed to have occurred if:

  (a)
  any Person, firm or corporation acquires (including by way of plan of arrangement) directly or indirectly any voting security of US Gold and immediately after such acquisition, the acquirer has voting securities representing more than 50 per cent of the total voting power of all the then outstanding voting securities of US Gold on a fully-diluted basis;

  (b)
  the shareholders of US Gold shall approve a merger, consolidation, recapitalization or reorganization of US Gold, other than any such transaction which would result in the holders of outstanding voting securities of US Gold immediately prior to such transaction having more than 50 per cent of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction;

  (c)
  the shareholders of US Gold shall approve a liquidation of US Gold; or

  (d)
  US Gold sells or disposes of all or substantially all of its assets.

  "US Gold Dividend Declaration Date" means the date on which the board of directors of US Gold declares any dividend or other distribution on the shares of US Gold Common Stock.

  "US Gold Successors" has the meaning ascribed thereto in Section 12.2(b).

  "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

  "Voting and Exchange Trust Agreement" means the agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares made between US Gold, Callco, the Corporation and the Trustee, the purpose of which will be to create a trust for the benefit of the registered holders of Exchangeable Shares that will enable the Trustee to exercise voting rights on behalf of the holders of Exchangeable Shares similar to those of holders of US Gold Common Stock.

1.2    Sections and Headings

        The division of these Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Share Provisions. Unless otherwise indicated, any reference in these Share Provisions to an article or section refers to the specified article or section of these Share Provisions.

1.3    Number Gender and Persons

        In these Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

        References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

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1.4    Date for any Action

        If any date on which any action is required to be taken under these Share Provisions is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5    Payments

        All payments to be made hereunder shall be made without interest and less any Tax required by Canadian or U.S. Law to be deducted and withheld.

1.6    Currency

        In these Share Provisions, unless stated otherwise, all references to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and "$" or "US$" refers to United States dollars and "C$" refers to Canadian dollars.

2.    RANKING OF EXCHANGEABLE SHARES

2.1    Ranking

        The Exchangeable Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in ARTICLE 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in ARTICLE 5.

3.    DIVIDENDS

3.1    Dividends

        A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on each US Gold Dividend Declaration Date, declare a dividend on each Exchangeable Share:

  (a)
  in the case of a cash dividend or distribution declared on the shares of US Gold Common Stock, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each share of US Gold Common Stock on the US Gold Dividend Declaration Date;

  (b)
  in the case of a stock dividend or distribution declared on the shares of US Gold Common Stock to be paid in shares of US Gold Common Stock, subject to Section 3.2, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of US Gold Common Stock to be paid on each share of US Gold Common Stock; or

  (c)
  in the case of a dividend or distribution declared on the shares of US Gold Common Stock in property other than cash or shares of US Gold Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6 hereof) the type and amount of property declared as a dividend or distribution on each share of US Gold Common Stock.

        Such dividends or distributions shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of

8

the Corporation, as applicable. Subject to Section 3.2, the holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2    Subdivision on Stock Dividend

        In the case of a stock dividend declared on the shares of US Gold Common Stock to be paid in shares of US Gold Common Stock, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the Subdivision becomes a number of Exchangeable Shares equal to the sum of: (i) one share of US Gold Common Stock; and (ii) the number of shares of US Gold Common Stock to be paid as a share dividend on each share of US Gold Common Stock. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares (other than US Gold and its Subsidiaries). In such instance, and notwithstanding any other provision hereof, such Subdivision, shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, subject to applicable Law; no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3    Payment of Dividends

        Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable Law and any applicable requirements of a central depository for securities, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section 3.1(b) hereof or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend or distribution that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of five years from the date on which such dividend was first payable.

3.4    Record and Payment Dates

        The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of US Gold Common Stock. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and

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payment date, respectively, for the corresponding dividend or distribution declared on the shares of US Gold Common Stock.

3.5    Partial Payment

        If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

3.6    Economic Equivalence

        For the purposes of Section 3.1 and Section 3.2 hereof, the Board of Directors shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

  (a)
  in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

  (b)
  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of shares of US Gold Common Stock and the term of any such instrument;

  (c)
  in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 3.6(b), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the Board of Directors in the manner contemplated above) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price;

  (d)
  in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the shares of US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

  (e)
  in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares compared to holders of shares of US Gold Common Stock (including to the extent that such consequences may differ as a result of differences between taxation Laws of Canada and the United States) except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares.

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4.    CERTAIN RESTRICTIONS

4.1    Certain Restrictions

        So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 hereof:

  (a)
  pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Shares, as the case may be;

  (b)
  redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

  (c)
  redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

  (d)
  issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, and (iii) any other shares ranking junior to the Exchangeable Shares, other than by way of stock dividends to the holders of such Exchangeable Shares, provided that the restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared and paid to date on the shares of US Gold Common Stock shall have been declared and paid in full on the Exchangeable Shares.

5.    LIQUIDATION

5.1    Participation Upon Liquidation, Dissolution or Winding Up of the Corporation

  (a)
  Subject to applicable Law and the due exercise by US Gold or Callco of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount.

  (b)
  In the case of a distribution on Exchangeable Shares under this Section 5.1 and provided the Liquidation Call Right has not been exercised by US Gold or Callco, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together

11

    with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be satisfied by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares on behalf of the Corporation of the Exchangeable Share Consideration representing the aggregate Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the shares of US Gold Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of US Gold Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by the holder in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (less any amounts withheld on account of Tax required to be deducted and withheld therefrom), the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the US Gold Common Stock delivered to them or the custodian on their behalf.

  (c)
  After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2    Liquidation Call Rights

  (a)
  Subject to the limitations set forth in Section 5.2(b), including that Callco shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right, US Gold and Callco shall each have the overriding right (a "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs pursuant to Section 5.1 hereof, to purchase from all but not less than all

12

    of the holders of Exchangeable Shares on the Liquidation Date (other than US Gold and its Subsidiaries) all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Callco is exercising such right (the "LCR Exercising Party") of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") which shall be satisfied in full by delivery to such holder of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price. In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to the holder of the Liquidation Call Purchase Price for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by the LCR Exercising Party.

  (b)
  Callco shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right. In order to exercise its Liquidation Call Right, an LCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, the Trustee and the Corporation of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the LCR Exercising Party and such form of notice to be provided by US Gold to the Transfer Agent) forthwith after the earlier of: (i) the date notice of exercise has been provided to the Transfer Agent; and (ii) the expiry of the date by which the same may be exercised. If an LCR Exercising Party exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date such LCR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

  (c)
  For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the LCR Exercising Party shall deposit or cause to be deposited, with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price less any required Tax withholdings. Provided that the aggregate Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date holders of the Exchangeable Shares (other than US Gold and its Subsidiaries) shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive such holder's proportionate part of the total Liquidation Call Purchase Price payable by the LCR Exercising Party, without interest, upon presentation and surrender of certificates representing the Exchangeable Shares held by such holder and the holder shall be deemed for all purposes to be holders of US Gold Common Stock to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the LCR

13

    Exercising Party shall deliver to such holder, the Exchangeable Share Consideration representing the Liquidation Call Purchase Price. If neither US Gold nor Callco exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

6.    RETRACTION AT OPTION OF HOLDER

6.1    Retraction at Option of Holder

  (a)
  Subject to applicable Law and the due exercise by either US Gold or Callco of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "Retraction Date"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the Corporation's articles and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation.

  (b)
  In the case of a redemption of Exchangeable Shares under this Section 6.1, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(a) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(e) and that neither US Gold or Callco has exercised the Retraction Call Right, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent, as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless such cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new

14

    certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

  (c)
  On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

  (d)
  Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither US Gold nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(b) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(b) hereof. If the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(e) and neither US Gold nor Callco shall have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(b) as a result of solvency requirements or other provisions of applicable Law shall be deemed by giving the Retraction Request to have exercised its Exchange Right so as to require US Gold or, at the option of US Gold, Callco to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by US Gold or, at the option of US Gold, Callco to such holder of the Retraction Price, all as more specifically provided in the Voting and Exchange Trust Agreement.

  (e)
  A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to US Gold or Callco shall be deemed to have been revoked.

15

  (f)
  Notwithstanding any other provision of this ARTICLE 6, if:

  (i)
  exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this ARTICLE 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of NYSE or TSX to the listing and trading (subject to official notice of issuance) of, the shares of US Gold Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

  (ii)
  as a result of (i) above, it would not be practicable (notwithstanding the reasonable endeavours of US Gold) to obtain such approvals in time to enable all or any of such shares of US Gold Common Stock to be admitted to listing and trading by NYSE or TSX (subject to official notice of issuance) when so delivered, the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in Section 6.1(f)(i) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these Share Provisions to such Retraction Date shall be construed accordingly.

6.2    Retraction Call Rights

  (a)
  In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(b), including that Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right, US Gold and Callco shall each have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of US Gold or Callco is exercising such right (the "RCR Exercising Party") of an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the Retraction Date (the "Retraction Call Purchase Price") which shall be satisfied in full by the RCR Exercising Party causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Purchase Price. In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to the RCR Exercising Party on the Retraction Date on payment by the RCR Exercising Party of an amount per share equal to the Retraction Call Purchase Price for each such share in the form of Exchangeable Share Consideration.

  (b)
  Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify US Gold and Callco thereof. Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right. In order to exercise its Retraction Call Right, the RCR Exercising Party must notify the Corporation in writing of its determination to do so (a "US Gold Call Notice") within five Business Days of notification to such RCR Exercising Party by the Corporation of the receipt by the Corporation of the Retraction Request. If neither US Gold nor Callco so notifies the Corporation within such five Business Day period, the Corporation shall notify the holder as soon as possible thereafter that neither will exercise the Retraction Call Right. If either US Gold or Callco delivers a US Gold Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6.2, the obligation of the Corporation to redeem the Retracted

16

    Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(e), the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price in the form of Exchangeable Share Consideration. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(c), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither US Gold nor Callco delivers a US Gold Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(e), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1(b).

  (c)
  For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the RCR Exercising Party shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of the RCR Exercising Party shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless such cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

  (d)
  On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

7.    REDEMPTION BY THE CORPORATION

7.1    Redemption by the Corporation

  (a)
  Subject to applicable Law and the due exercise by either US Gold or Callco of a Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price on the last Business Day prior to such Redemption Date (the "Redemption Price") which shall be satisfied in full by the Corporation causing to be delivered the Exchangeable Share Consideration representing the Redemption Price.

17

  (b)
  In any case of a redemption of Exchangeable Shares under this Section 7.1, the Corporation shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a US Gold Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by US Gold or Callco under its Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than US Gold and its Subsidiaries in the case of a purchase by US Gold or Callco). In the case of a Redemption Date established in connection with a US Gold Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event the written notice of redemption by the Corporation or the purchase by US Gold or Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, such Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

  (c)
  On or after the Redemption Date and subject to the exercise by US Gold or Callco of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price (in the form of Exchangeable Share Consideration) for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the aggregate Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

  (d)
  The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Redemption Date shall be

18

    limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of US Gold Common Stock delivered to them.

7.2    Redemption Call Rights

  (a)
  Subject to the limitations set forth in Section 7.2(b), including that Callco shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right, US Gold and Callco shall each have the overriding right (a "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) on the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Callco is exercising such right (the "Redemption CR Exercising Party") of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to such Redemption Date (the "Redemption Call Purchase Price") which shall be satisfied in full by causing to be delivered to such holder the Exchangeable Share Consideration representing the Redemption Call Purchase Price. In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the Redemption CR Exercising Party on the Redemption Date on payment by the Redemption CR Exercising Party to such holder of the Redemption Call Purchase Price for each such share (in the form of Exchangeable Share Consideration).

  (b)
  Callco shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption CR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 30 days before the Redemption Date, except in the case of a redemption occurring as a result of an US Gold Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case US Gold or Callco, as the case may be, shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Redemption Call Right has been exercised (such notice to specify the Redemption CR Exercising Party and such form of notice to be provided by US Gold to the Transfer Agent) forthwith after the earlier of: (i) the date notice of exercise has been provided to the Transfer Agent; and (ii) the expiry of the date by which the same may be exercised. If a Redemption CR Exercising Party duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to Section 7.1 on the Redemption Date shall terminate at such time and on the Redemption Date such Redemption CR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price (in the form of Exchangeable Share Consideration).

19

  (c)
  For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, the Redemption CR Exercising Party shall deposit with the Transfer Agent, on or before the Redemption Date, the aggregate Exchangeable Share Consideration representing the Redemption Call Purchase Price deliverable by the Redemption CR Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive such holder's proportionate part of the total Redemption Call Purchase Price, without interest, payable by the Redemption CR Exercising Party upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock which such holder is entitled. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Redemption CR Exercising Party shall deliver to such holder, the Exchangeable Share Consideration representing the Redemption Call Purchase Price. If neither US Gold nor Callco exercises the Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.

8.    PURCHASE FOR CANCELLATION

8.1    Purchase for Cancellation

  (a)
  Subject to applicable Law and the articles of the Corporation and notwithstanding Section 8.1(b) the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

  (b)
  Subject to applicable Law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price per share by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.1(b), more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares

20

    represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

9.    VOTING RIGHTS

9.1    Voting Rights

        Subject to the provisions of Section 9.2, the holders of Exchangeable Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat, except those meetings where only holders of a specified class or particular series of shares are entitled to vote, and each holder thereof shall be entitled to one (1) vote per share in person or by proxy.

9.2    Election or Appointment of a Single Director

        With respect to the rights of shareholders to elect or appoint directors as outlined in the ABCA, the rights attaching to the Exchangeable Shares provided by these Share Provisions shall give the holders of the Exchangeable Shares a limited right to vote (and each holder thereof shall be entitled to one (1) vote per share in person or by proxy) on the election or appointment of one (1) out of the three (3) directors of the Corporation and, for clarification, the holders of the Exchangeable Shares shall have no right to vote on the election or appointment of the remaining two (2) directors of the Corporation, being a right attaching to the Common Shares.

10.    AMENDMENT AND APPROVAL

10.1    Amendment

        The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2    Approval

        Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares as a separate class (other than the election of a single director as provided in Section 9.2 for which quorum shall be determined in accordance with the by-laws of the Corporation) shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries. If at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such reconvened meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such reconvened meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries shall constitute the approval or consent of the holders of the Exchangeable Shares. For purposes of this Section 10.2, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

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11.    RECIPROCAL CHANGES, ETC. IN RESPECT OF US GOLD COMMON STOCK

11.1    Reciprocal Changes

  (a)
  Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof:

  (i)
  issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock, by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends or pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

  (ii)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

  (iii)
  issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock:

  (A)
  shares or securities of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities);

  (B)
  rights, options or warrants other than those referred to in Section 11.1(a)(ii) above;

  (C)
  evidences of indebtedness of US Gold; or

  (D)
  assets of US Gold,

    unless (x) the Corporation is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares and (y) the Corporation shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

  (b)
  Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof:

  (i)
  subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock;

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    (ii)
    reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

    (iii)
    reclassify or otherwise change the rights, privileges or other terms of the then outstanding shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the US Gold Common Stock, unless (x) the Corporation is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof.

  (c)
  Notwithstanding the foregoing provisions of this ARTICLE 11, in the event of a US Gold Control Transaction:

  (i)
  in which US Gold merges or amalgamates with, or in which all or substantially all of the then outstanding shares of US Gold Common Stock are acquired by one or more other corporations to which US Gold is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Tax Act (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

  (ii)
  which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

  (iii)
  in which all or substantially all of the then outstanding US Gold Common Stock are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such US Gold Control Transaction, owns or controls, directly or indirectly, US Gold, then all references herein to "US Gold" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to shares of "US Gold Common Stock" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these Share Provisions or exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the US Gold Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these Share Provisions, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the US Gold Control Transaction and the US Gold Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

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12.    ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1    Actions by the Corporation

        The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by US Gold and Callco with all provisions of the Support Agreement applicable to US Gold, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2    Changes to Support Agreement

        The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

  (a)
  adding to the covenants of any or all of the parties to the Support Agreement if the board of directors of each of the Corporation, Callco and US Gold shall be of the opinion that such additions will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders;

  (b)
  evidencing the succession of successors to US Gold either by operation of Law or agreement to the liabilities and covenants of US Gold under the Support Agreement ("US Gold Successors") and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3 of the Support Agreement;

  (c)
  making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation, Callco and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole; or

  (d)
  making such changes or corrections which, on the advice of counsel to the Corporation, Callco and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation, Callco and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders.

13.    LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1    Legend

        The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including, but not limited to the provisions with respect to the call rights, voting rights and exchange rights thereunder).

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13.2    Call Rights

        Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, Change of Law Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of US Gold and Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or a Change of Law or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of US Gold or Callco, as the case may be, as herein provided.

13.3    Withholding Rights

        US Gold, Callco, the Corporation and the Transfer Agent shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares such amounts as US Gold, Callco, the Corporation or the Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. The Transfer Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Callco, the Corporation and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Callco, the Corporation or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Callco, the Corporation or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

14.    NOTICES

14.1    Notices

        Subject to applicable Law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2    Certificates

        Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

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14.3    Notices to Shareholders

        Subject to applicable Law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

        In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by Law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation or the Transfer Agent may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSX for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

        Notwithstanding any other provisions of these Share Provisions, notices, other communications and deliveries need not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Corporation has determined that delivery by mail will no longer be delayed. The Corporation will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 14.3. Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

15.    DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1    Disclosure of Interests

        The Corporation shall be entitled to require any Person whom the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share (i) to confirm that fact or (ii) to give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of "equity securities" of Exchangeco) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of US Gold or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States as if, and only to the extent that, the Exchangeable Shares were US Gold Common Stock.

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SCHEDULE A

RETRACTION REQUEST

To:
US Gold Corporation ("US Gold"), McEwen Mining (Alberta) ULC ("Callco") and McEwen Mining—Minera Andes Acquisition Corp. (the "Corporation"), care of the Trustee

        This notice is given pursuant to ARTICLE 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

        The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with ARTICLE 6 of the Share Provisions:

                all share(s) represented by this certificate; or

                            share(s) only represented by this certificate.

        The undersigned acknowledges the Retraction Call Right of US Gold and Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to US Gold or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 6.2 of the Share Provisions. If neither US Gold nor Callco determines to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to US Gold or Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

        The undersigned acknowledges that if, as a result of solvency provisions of applicable Law, the Corporation is unable to redeem all Retracted Shares and provided that neither US Gold nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right so as to require US Gold or, at the option of US Gold, Callco to purchase the unredeemed Retracted Shares.

        The undersigned hereby represents and warrants to the Corporation, US Gold and Callco that the undersigned:

        ☐    is

        (select one)

        ☐    is not

a resident in Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

        The undersigned hereby represents and warrants to the Corporation, US Gold and Callco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, US Gold or Callco, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

(Date)
(Signature of Shareholder)
(Guarantee of Signature)

        ☐    Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario or Calgary, Alberta, failing which such securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

        NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario or Calgary, Alberta. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print)
Street Address or P.O. Box
Signature of Shareholder
City, Province and Postal Code
Signature Guaranteed by

        NOTE: If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

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 EXHIBIT B

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT is made as of    •    , 2011 (this "Agreement"), among US Gold Corporation ("US Gold"), a corporation existing under the laws of the State of Colorado, McEwen Mining (Alberta) ULC ("Callco"), a corporation existing under the laws of the Province of Alberta and McEwen Mining—Minera Andes Acquisition Corp. ("Exchangeco"), a corporation existing under the laws of the Province of Alberta.

        WHEREAS, in connection with an arrangement agreement dated as of    •    , 2011 (such agreement as may be amended or restated is hereinafter referred to as the "Arrangement Agreement"), by and among US Gold, Exchangeco and Minera Andes Inc., a corporation existing under the laws of the Province of Alberta ("Minera Andes"), Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to the holders of common shares of Minera Andes ("Minera Andes Common Shares") pursuant to an arrangement (the "Arrangement") under Section 193 of the Business Corporations Act (Alberta) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement);

        WHEREAS, holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by Exchangeco for one share of common stock of US Gold ("US Gold Common Stock");

        WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby US Gold will take certain actions and make certain payments and deliveries necessary to ensure that Exchangeco and Callco will be able to make certain payments and to deliver or cause to be delivered shares of US Gold Common Stock in satisfaction of the obligations of Exchangeco and/or Callco under the Share Provisions (as hereinafter defined) and this Agreement.

        AND WHEREAS, pursuant to the Arrangement Agreement, US Gold, Callco and Exchangeco are required to execute a support agreement substantially in the form of this Agreement.

        NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1   Defined Terms

        In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares as set out in the articles of Exchangeco, which Share Provisions are set out in Exhibit 1 to the Plan of Arrangement which is Exhibit "A" to the Arrangement Agreement. The following terms shall have the following meanings:

  "including" means "including without limitation" and "includes" means "includes without limitation".

  "Special Voting Share" means the one share of Series B Special Voting Preferred Stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

1.2   Interpretation Not Affected By Headings

        The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to an "Article" or "Section" refer to the specified Article or Section of this Agreement.

1.3   Number, Gender, etc.

        In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

        References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

1.4   Date for any Action

        If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5   Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and "US$" refers to United States dollars and "C$" refers to Canadian dollars.

1.6   Payments

        All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Law to be deducted and withheld.

ARTICLE 2
COVENANTS OF US GOLD AND EXCHANGECO

2.1   Covenants Regarding Exchangeable Shares

        So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, US Gold will:

  (a)
  not declare or pay any dividend on the US Gold Common Stock unless

  (i)
  Exchangeco shall:

  (A)
  simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend"); and

  (B)
  have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the terms of the Share Provisions, of any such Equivalent Dividend; or

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    (ii)
    if the dividend is a stock dividend or distribution of stock, in lieu of such a dividend, Exchangeco shall:

    (A)
    effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as determined in accordance with the Share Provisions) (an "Equivalent Stock Subdivision"); and

    (B)
    have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

  (b)
  advise Exchangeco sufficiently in advance of the declaration by US Gold of any dividend on US Gold Common Stock and take all such other actions as are reasonably necessary, in co-operation with Exchangeco, to ensure that:

  (i)
  the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the US Gold Common Stock; and

  (ii)
  the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend or distribution of stock, in lieu of such a dividend, on the shares of US Gold Common Stock and that such Equivalent Stock Subdivision on the Exchangeable Shares shall comply with any requirements of the stock exchange on which the Exchangeable Shares are listed;

  (c)
  ensure that the record date for determining shareholders entitled to receive any dividend declared on the US Gold Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period as may be permitted under applicable Law and the requirements of any stock exchange on which the Exchangeable Shares are listed;

  (d)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

  (e)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the delivery of a Retraction Request by a holder of any Exchangeable Shares or a redemption of Exchangeable Share by Exchangeco, including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares, in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

  (f)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco or US Gold, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco or US Gold to cause to

3

    be delivered shares of US Gold Common Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be together with a cheque in respect of any cash portion of the Liquidation Call Purchase Price, Retraction Call Purchase Price, Redemption Call Purchase Price or Change of Law Call Right, as the case may be; and

  (g)
  not (and will ensure that Callco or any of its affiliates do not) exercise its vote as a shareholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2   Segregation of Funds

        US Gold will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this Agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and Exchangeco will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding Tax obligations and for the remittance of such withholding Tax obligations.

2.3   Reservation of US Gold Common Stock

        US Gold hereby represents, warrants and covenants in favour of Exchangeco and Callco that US Gold has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Gold Common Stock (or other shares or securities into which US Gold Common Stock may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of US Gold, Callco and Exchangeco to meet its obligations under the Voting and Exchange Trust Agreement, the Share Provisions and any other security or commitment pursuant to the Arrangement with respect to which US Gold, Callco and Exchangeco may now or hereafter be required to issue and/or deliver shares of US Gold Common Stock to the Non-Affiliated Holders.

2.4   Notification of Certain Events

        In order to assist US Gold to comply with its obligations hereunder and to permit Callco or US Gold to exercise the Liquidation Call Right, Retraction Call Right, Redemption Call Right and Change of Law Call Right, as applicable, Exchangeco will notify US Gold and Callco of each of the following events at the time set forth below:

  (a)
  in the event of any determination by the board of directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the

4

    purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

  (b)
  promptly upon the earlier of (i) receipt by Exchangeco of notice of, and (ii) Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

  (c)
  immediately upon receipt by Exchangeco of a Retraction Request;

  (d)
  on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

  (e)
  promptly upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares or rights to acquire Exchangeable Shares pursuant to the Arrangement); and

  (f)
  promptly, upon receiving notice of a Change of Law (as such term is defined in the Plan of Arrangement).

2.5   Delivery of US Gold Common Stock

        Upon notice from Exchangeco or Callco of any event that requires Exchangeco or Callco to cause to be delivered shares of US Gold Common Stock to any holder of Exchangeable Shares, US Gold shall, forthwith issue and deliver or cause to be delivered the requisite number of shares of US Gold Common Stock to Exchangeco or Callco, as appropriate, and Exchangeco or Callco, as the case may be, shall forthwith deliver or cause to be delivered the requisite number of shares of US Gold Common Stock to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such shares of US Gold Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance. In consideration for the issuance and delivery of each such share of US Gold Common Stock, Exchangeco or Callco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the shares of US Gold Common Stock, and US Gold shall contribute or cause to be contributed to the capital of Exchangeco or Callco, as the case may be, the cash necessary for Exchangeco or Callco, as the case may be, to effect such subscription or payment.

2.6   Qualification of US Gold Common Stock

        US Gold covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals as are necessary so that the shares of US Gold Common Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be issued in compliance with the applicable securities Laws in Canada and the United States and may be freely traded thereafter (other than by reason of a holder being a "control person" of US Gold for purposes of Canadian federal, provincial or territorial securities Laws or by holders who are Affiliates of US Gold within the meaning of U.S. securities Laws). US Gold will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of US Gold Common Stock to be delivered hereunder to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding shares of US Gold Common Stock have been listed by US Gold and remain listed and are quoted or posted for trading at such time.

        Notwithstanding any other provision of the Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no shares of US Gold Common Stock shall be issued (and US Gold will not be required to issue any shares of US Gold Common

5

Stock) in connection with any liquidation, dissolution or winding-up of Exchangeco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of shares of US Gold Common Stock would not be permitted by applicable Laws.

2.7   Economic Equivalence

        So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding:

  (a)
  US Gold will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

  (i)
  issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to holders of shares of US Gold Common Stock who: (A) exercise an option to receive dividends in shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement; or

  (ii)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

  (iii)
  issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock (A) shares or securities of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of US Gold; or (D) assets of US Gold;

    unless (x) Exchangeco is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Exchangeco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

  (b)
  US Gold will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

  (i)
  subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock; or

  (ii)
  reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

6

    (iii)
    reclassify or otherwise change the rights, privileges or other terms of the then outstanding shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of US Gold Common Stock;

    unless (x) Exchangeco is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

  (c)
  US Gold will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by US Gold (with simultaneous notification thereof by US Gold to Exchangeco).

  (d)
  The board of directors of Exchangeco shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on US Gold. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of Exchangeco:

  (i)
  in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

  (ii)
  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the shares of US Gold Common Stock and the term of any such instrument;

  (iii)
  in the case of the issuance or distribution of any other form of property (including any shares or securities of US Gold of any class other than shares of US Gold Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price;

  (iv)
  in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

  (v)
  in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares compared to holders of US Gold Common Stock (including to the

7

      extent that such consequences may differ as a result of differences between taxation Laws of Canada and the United States) except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares.

  (e)
  Exchangeco agrees that, to the extent required, upon due notice from US Gold, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the shares of US Gold Common Stock and the Exchangeable Shares as provided for in this Section 2.7.

2.8   Tender Offers

        In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Gold Common Stock (an "Offer") is proposed by US Gold or is proposed to US Gold or its shareholders and is recommended by the board of directors of US Gold, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Gold, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco pursuant to the Redemption Call Right, US Gold and Exchangeco will use reasonable best efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of US Gold Common Stock, without discrimination. Without limiting the generality of the foregoing, US Gold and Exchangeco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Exchangeco to redeem, or US Gold or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a US Gold Control Transaction.

2.9   US Gold and Affiliates Not To Vote Exchangeable Shares

        US Gold and Callco each covenant and agree that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of US Gold and Callco further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares, provided however, for further clarity, that this Section 2.9 shall not in any way restrict Callco's right to vote its common shares of Exchangeco in accordance with the Share Provisions.

2.10 Stock Exchange Listing

        US Gold covenants and agrees in favour of Exchangeco that US Gold will use its reasonable best efforts to maintain a listing of the Exchangeable Shares on the Toronto Stock Exchange or another designated stock exchange in Canada for the purposes of the Tax Act.

2.11 Issue of Additional Shares

        During the term of this Agreement, US Gold will not issue any Special Voting Shares other than the one Special Voting Share to be issued to the Trustee.

8

2.12 Ownership of Outstanding Shares

        Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, US Gold covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, US Gold will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Exchangeco and Callco. Notwithstanding the foregoing, US Gold shall not be in violation of this Section 2.12 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of US Gold or the shares of US Gold Common Stock pursuant to any merger of US Gold pursuant to which US Gold was not the surviving corporation.

2.13 Ordinary Market Purchases

        For greater certainty, nothing contained in this Agreement, including without limitation the obligations of US Gold contained in Section 2.8, shall limit the ability of US Gold (or any of its Subsidiaries (including without limitation, Callco or Exchangeco) to make ordinary market purchases of shares of US Gold Common Stock in accordance with applicable Laws and regulatory or stock exchange requirements.

2.14 Due Performance

        On and after the Effective Date, US Gold, Callco and Exchangeco shall duly and timely perform all of their obligations under the Share Provisions.

ARTICLE 3
US GOLD SUCCESSORS

3.1   Certain Requirements in Respect of Combination, etc.

        US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

  (a)
  such other Person or continuing corporation (the "US Gold Successor") by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this Agreement; and

  (b)
  such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2   Vesting of Powers in Successor

        Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Gold Successor and such other person that may then be the issuer of the shares of US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this Agreement in the name of US Gold or otherwise

9

and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

3.3   Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another direct or indirect wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this Article 3.

3.4   Successor Transaction

        Notwithstanding the foregoing provisions of Article 3, in the event of a US Gold Control Transaction:

  (a)
  in which US Gold merges or amalgamates with, or in which all or substantially all of the then outstanding shares of US Gold Common Stock are acquired by, one or more other corporations to which US Gold is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

  (b)
  which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

  (c)
  in which all or substantially all of the then outstanding shares of US Gold Common Stock are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such US Gold Control Transaction, owns or controls, directly or indirectly, US Gold, then all references herein to "US Gold" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to shares of "US Gold Common Stock" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the US Gold Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the US Gold Control Transaction and the US Gold Control Transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

10

 ARTICLE 4
GENERAL

4.1   Term

        This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by Non-Affiliated Holders.

4.2   Changes in Capital of US Gold and Exchangeco

        Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the shares of US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the shares of US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3   Severability

        Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4   Amendments, Modifications

        Subject to Section 4.2, Section 4.3, and Section 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Callco and US Gold and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5   Ministerial Amendments

        Notwithstanding the provisions of Section 4.4 hereof, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all of the parties hereto if the board of directors of each of Exchangeco, Callco and US Gold shall be of the opinion that such additions will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole;

  (b)
  evidencing the succession of US Gold Successors and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3;

  (c)
  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of

11

    directors of each of Exchangeco, Callco and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole; or

  (d)
  making such changes or corrections which, on the advice of counsel to Exchangeco, Callco and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Exchangeco, Callco and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole.

4.6   Meeting to Consider Amendments

        Exchangeco, at the request of US Gold, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable Laws.

4.7   Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8   Assignment

        No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of Law or otherwise) except that Callco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of US Gold.

4.9   Notices to Parties

        Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

  (a)
  in the case of US Gold, to the following address:

      99 George Street, 3rd Floor
      Toronto, Ontario
      M5A 2N4

      Facsimile No.:    •
      Attention:    •

    with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

      Fraser Milner Casgrain LLP
      Toronto-Dominion Centre
      77 King Street West, Suite 400
      Toronto, Ontario
      M5K 0A1

      Attention: Michael Melanson
      Fax: (416) 863-4592

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    and a copy to, which shall not constitute notice for the purposes of this Agreement, to:

      Hogan Lovells US LLP
      One Tabor Centre, Suite 1500
      1200 Seventeenth Street
      Denver, Colorado 80202

      Attention: George Hagerty
      Fax: (303) 899-7333

  (b)
  in the case of Callco, to the following address:

      2900 Manulife Place
      10180-101 Street
      Edmonton, Alberta
      T5J 3V5

      Facsimile No.: (780) 423-7276
      Attention: Corporate Secretary

    with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

      Fraser Milner Casgrain LLP
      Toronto-Dominion Centre
      77 King Street West, Suite 400
      Toronto, Ontario
      M5K 0A1

      Attention: Michael Melanson
      Fax: (416) 863-4592

  (c)
  in the case of Exchangeco, to the following address:

      2900 Manulife Place
      10180-101 Street
      Edmonton, Alberta
      T5J 3V5

      Facsimile No.: (780) 423-7276
      Attention: Corporate Secretary

    with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

      Fraser Milner Casgrain LLP
      Toronto-Dominion Centre
      77 King Street West, Suite 400
      Toronto, Ontario
      M6K 0A1

      Attention: Michael Melanson
      Fax: (416) 863-4592

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

13

4.10 Counterparts

        This Agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 Jurisdiction

        This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

        [Remainder of this page left intentionally blank.]

14

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

US GOLD CORPORATION
Per:
Name:
Title:
MCEWEN MINING (ALBERTA) ULC
Per:
Name:
Title:
MCEWEN MINING—MINERA ANDES ACQUISITION CORP.
Per:
Name:
Title:

15

 EXHIBIT C

VOTING AND EXCHANGE TRUST AGREEMENT

        This VOTING AND EXCHANGE TRUST AGREEMENT made as of    •    , 2011 (this "Agreement"), among US Gold Corporation ("US Gold"), a corporation existing under the laws of the State of Colorado, McEwen Mining (Alberta) ULC ("Callco"), an unlimited liability corporation existing under the laws of the Province of Alberta, McEwen Mining—Minera Andes Acquisition Corp. ("Exchangeco"), a corporation existing under the laws of the Province of Alberta, and Computershare Trust Company of Canada, (the "Trustee"), a trust company incorporated under the federal laws of Canada.

RECITALS:

        WHEREAS, in connection with an arrangement agreement dated as of     •    , 2011, by and among US Gold, Exchangeco and Minera Andes Inc., a corporation existing under the laws of the Province of Alberta ("Minera Andes") (such agreement as may be amended or restated is hereinafter referred to as the "Arrangement Agreement"), Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to the holders of common shares of Minera Andes pursuant to an arrangement (the "Arrangement") under Section 193 of the Business Corporations Act (Alberta) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement);

        WHEREAS, holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for one share of common stock of US Gold ("US Gold Common Stock");

        WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in US Gold shall be exercisable by Beneficiaries (as hereinafter defined) from time to time by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries;

        WHEREAS, pursuant to the Arrangement Agreement, US Gold, Callco, Exchangeco and the Trustee are required to execute a voting and exchange trust agreement substantially in the form of this Agreement;

        AND WHEREAS, these recitals and any statements of fact in this Agreement are made by US Gold, Callco and Exchangeco and not by the Trustee.

        NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1   Definitions

        In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares as set out in the articles of Exchangeco, which Share Provisions are set out in Exhibit 1 to the Plan of Arrangement which is Exhibit "A" to the Arrangement Agreement. The following terms shall have the following meanings:

        "ABCA" means the Business Corporations Act (Alberta), including the regulations promulgated thereunder, in either case as amended from time to time.

        "Agreement" has the meaning ascribed thereto in the introductory paragraph.

        "Arrangement" has the meaning ascribed thereto in the Recitals.

        "Arrangement Agreement" has the meaning ascribed thereto in the Recitals.

        "Automatic Exchange Right" has the meaning ascribed thereto in Section 5.11(2).

        "Beneficiaries" mean the registered holders from time to time of Exchangeable Shares, other than US Gold and its Subsidiaries.

        "Beneficiary Votes" has the meaning ascribed thereto in Section 4.2.

        "Callco" has the meaning ascribed thereto in the introductory paragraph.

        "Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of shares of US Gold Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of US Gold Common Stock is entitled with respect to such matter, proposition or question.

        "Exchange Right" has the meaning ascribed thereto in Section 5.1.

        "Exchangeable Shares" has the meaning ascribed thereto in the Recitals.

        "Exchangeco" has the meaning ascribed thereto in the introductory paragraph.

        "including" means "including without limitation" and "includes" means "includes without limitation".

        "Indemnified Parties" has the meaning ascribed thereto in Section 8.1(1).

        "Insolvency Event" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Exchangeco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous Laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable Law, to redeem any Retracted Shares pursuant to Section 6.1(d) of the Share Provisions specified in a retraction request delivered to Exchangeco in accordance with Article 6 of the Share Provisions.

        "List" has the meaning ascribed thereto in Section 4.6.

        "Minera Andes" has the meaning ascribed thereto in the Recitals.

        "Officer's Certificate" means, with respect to US Gold, Callco or Exchangeco, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other executive officer of US Gold, Callco or Exchangeco, as the case may be.

        "Other Corporation" has the meaning ascribed thereto in Section 10.4(c).

        "Other Shares" has the meaning ascribed thereto in Section 10.4(c).

        "Plan of Arrangement" has the meaning ascribed thereto in the Recitals.

        "Privacy Laws" has the meaning ascribed thereto in Section 6.19.

        "Retracted Shares" has the meaning ascribed thereto in Section 5.7.

        "Special Voting Share" means the one share of Series B special voting preference stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to

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a number of votes at meetings of holders of shares of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.

        "Trust" means the trust created by this Agreement.

        "Trust Estate" means the Special Voting Share, the Automatic Exchange Right, the Exchange Right and any money or other securities, rights or assets that may be held by the Trustee from time to time pursuant to this Agreement.

        "Trustee" means Computershare Trust Company of Canada and, subject to the provisions of ARTICLE 9, includes any successor trustee.

        "US Gold" has the meaning ascribed thereto in the introductory paragraph.

        "US Gold Common Stock" has the meaning ascribed thereto in the Recitals.

        "US Gold Consent" has the meaning ascribed thereto in Section 4.2.

        "US Gold Liquidation Event" has the meaning ascribed thereto in Section 5.11(1).

        "US Gold Liquidation Event Effective Date" has the meaning ascribed thereto in Section 5.11(3).

        "US Gold Meeting" has the meaning ascribed thereto in Section 4.2.

        "US Gold Successor" has the meaning ascribed thereto in Section 10.1.

        "Voting Rights" means the voting rights attached to the Special Voting Share.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an "Article" or "Section" refers to the specified Article or Section of this Agreement.

1.3   Number, Gender, etc.

        In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

        References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

1.4   Date for any Action

        If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5   Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and "$" or "US$" refers to United States dollars and "C$" refers to Canadian dollars.

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1.6   Payments

        All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Tax Law to be deducted and withheld.

ARTICLE 2
TRUST

2.1   Establishment of Trust

        The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights and will hold the other rights granted in or resulting from the Trustee being a party to this Agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
SPECIAL VOTING SHARE

3.1   Issue and Ownership of the Special Voting Share

        Immediately following the execution and delivery of this Agreement, US Gold will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. US Gold hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by US Gold to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall: (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2   Legended Share Certificates

        Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3   Safekeeping of Certificate

        The certificate representing the Special Voting Share shall at all times be held in safekeeping by the Trustee or its agent.

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 ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1   Voting Rights

        The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of US Gold at a US Gold Meeting or in connection with a US Gold Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement. Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this ARTICLE 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the US Gold Consent is sought or the US Gold Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights. For certainty, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time (excluding those Exchangeable Shares held by US Gold and its Subsidiaries).

4.2   Number of Votes

        With respect to all meetings of stockholders of US Gold at which holders of shares of US Gold Common Stock are entitled to vote (each, a "US Gold Meeting") and with respect to all written consents sought from the holders of shares of US Gold Common Stock (a "US Gold Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by US Gold or by applicable Law for such US Gold Meeting or US Gold Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such US Gold Meeting or to be consented to in connection with such US Gold Consent.

4.3   Mailings to Shareholders

  (1)
  With respect to each US Gold Meeting and US Gold Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Gold utilizes in communications to holders of shares of US Gold Common Stock, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, on the same day as the mailing or notice (or other communication) with respect thereto is commenced by US Gold to its stockholders:

  (a)
  a copy of such notice, together with any related materials, including any proxy or information statement or listing particulars, to be provided to shareholders of US Gold but excluding proxies to vote shares of US Gold Common Stock;

  (b)
  a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such US Gold Meeting or US Gold Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such US Gold Meeting and to exercise personally the Beneficiary Votes thereat;

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    (c)
    a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

    (i)
    a proxy to such Beneficiary or his, her or its designee to exercise personally such holder's Beneficiary Votes; or

    (ii)
    a proxy to a designated agent or other representative of the management of US Gold to exercise such Beneficiary Votes;

    (d)
    a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

    (e)
    a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

    (f)
    a statement of: (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Gold Meeting shall not be later than the close of business on the Business Day immediately prior to the date by which US Gold has required proxies to be deposited for such meeting; and (ii) of the method for revoking or amending such instructions.

  (2)
  The materials referred to in this Section 4.3 are to be provided to the Trustee by US Gold, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, US Gold shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of shares of US Gold Common Stock. US Gold agrees not to communicate with holders of shares of US Gold Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, US Gold may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

  (3)
  For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any US Gold Meeting or US Gold Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by US Gold or by applicable Law for purposes of determining shareholders entitled to vote at such US Gold Meeting. US Gold will notify the Trustee of any decision of the board of directors of US Gold with respect to the calling of any US Gold Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4   Copies of Shareholder Information

        US Gold will deliver to the Trustee copies of all proxy materials (including notices of US Gold Meetings but excluding proxies to vote shares of US Gold Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by US Gold from time to time to holders of shares of US Gold Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to

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holders of shares of US Gold Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold) received by the Trustee from US Gold contemporaneously with the sending of such materials to holders of shares of US Gold Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office(s) in Toronto, Ontario or Calgary, Alberta all proxy materials, information statements, reports and other written communications that are:

  (a)
  received by the Trustee as the registered holder of the Special Voting Share or made available by US Gold generally to the holders of shares of US Gold Common Stock; or

  (b)
  specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold.

        Notwithstanding the foregoing, US Gold at its option may exercise the duties of Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations set forth in this Section 4.4.

4.5   Other Materials

        As soon as reasonably practicable after receipt by US Gold or stockholders of US Gold (if such receipt is known by US Gold) of any material sent or given by or on behalf of a third party to holders of shares of US Gold Common Stock generally, including dissident proxy and information circulars (and related information and material) and take-over bid, tender offer and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, US Gold shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials received by the Trustee from US Gold. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office(s) in Toronto, Ontario or Calgary, Alberta copies of all such materials. Notwithstanding the foregoing, US Gold at its option may exercise the duties of Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.5 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations set forth in this Section 4.5.

4.6   List of Persons Entitled To Vote

        Exchangeco shall:    (a) prior to each annual, general and special US Gold Meeting or the seeking of any US Gold Consent; and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Gold Meeting or a US Gold Consent, at the close of business on the record date established by US Gold or pursuant to applicable Law for determining the holders of shares of US Gold Common Stock entitled to receive notice of and/or to vote at such US Gold Meeting or to give consent in connection with a US Gold Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this Agreement.

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US Gold agrees to give Exchangeco written notice (with a copy to the Trustee) of the calling of any US Gold Meeting or the seeking of any US Gold Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Exchangeco to perform its obligations under this Section 4.6.

4.7   Entitlement To Direct Votes

        Subject to Sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any US Gold Meeting or any US Gold Consent will be entitled to: (a) instruct the Trustee in the manner described in Section 4.2 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (b) attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled; or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary's voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8   Voting By Trustee and Attendance of Trustee Representative at Meeting

  (1)
  In connection with each US Gold Meeting and US Gold Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

  (2)
  The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each US Gold Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either: (i) has not previously given the Trustee instructions pursuant to Section 4.2 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9   Distribution of Written Materials

        Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as US Gold utilizes in communications to holders of shares of US Gold Common Stock subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

  (1)
  a current List; and

  (2)
  upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

        Exchangeco's obligations under this Section 4.9 shall be deemed satisfied to the extent US Gold exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Exchangeco provides the required information and materials to US Gold.

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4.10 Termination of Voting Rights

        Except as otherwise provided in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to US Gold or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon: (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right; or (ii) the occurrence of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock, as specified in ARTICLE 5 hereof; or (iii) upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions; or (iv) upon the effective date of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions; or (v) upon the purchase of Exchangeable Shares from the holder thereof by US Gold or Callco pursuant to the exercise by US Gold or Callco of the Retraction Call Right, the Redemption Call Right, the Change of Law Call Right or the Liquidation Call Right (unless, in any case, US Gold or Callco, as applicable, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11 Disclosure of Interest in Exchangeable Shares

        The Trustee or Exchangeco shall be entitled to require any Beneficiary or any Person whom the Trustee or Exchangeco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share: (a) to confirm that fact; or (b) to give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of "equity securities" of Exchangeco) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of US Gold or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States as if, and only to the extent that, the Exchangeable Shares were shares of US Gold Common Stock.

        If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of US Gold may take any action permitted under the articles of US Gold or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to that the extent that, the Exchangeable Shares were shares of US Gold Common Stock.

ARTICLE 5
EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT

5.1   Grant and Ownership of the Automatic Exchange Right and the Exchange Right

        US Gold, and Callco, in the case of the Exchange Right, hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right upon the occurrence and during the continuance of an Insolvency Event, to require US Gold or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement (the "Exchange Right"). US Gold hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by US Gold to the Trustee. Callco hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by

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Callco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

  (a)
  hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

  (b)
  except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2   Legended Share Certificates

        Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.

5.3   Exercise of Exchange Right

        The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this ARTICLE 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4   Purchase Price

        The purchase price payable by US Gold or Callco, as the case may be, for each Exchangeable Share to be purchased by US Gold or Callco, as the case may be, under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by US Gold or Callco delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price.

5.5   Exercise Instructions

        Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office(s) in Toronto, Ontario or Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires US Gold or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the by-laws of Exchangeco and such additional documents and instruments as the Trustee or Exchangeco may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the

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reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require US Gold or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by US Gold or Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing shares of US Gold Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and US Gold of payment) of the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a portion of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by US Gold or Callco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6   Delivery of Shares of US Gold Common Stock; Effect of Exercise

        Promptly after receipt by the Trustee of the certificates representing the Exchangeable Shares that a Beneficiary desires US Gold or Callco to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of Taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to US Gold or Callco, the Trustee shall notify US Gold, Callco and Exchangeco of its receipt of the same, which notice to US Gold, Callco and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and US Gold or Callco shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco, Callco and US Gold of the payment of) the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to US Gold, Callco and Exchangeco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to US Gold (or, at US Gold's option, to Callco) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Exchangeable Share Consideration therefor, unless such Exchangeable Share Consideration is not delivered by US Gold or Callco to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered and any such cheque or other property comprising a portion of the Exchangeable Share Consideration is paid. Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it pursuant to the Exchange Right.

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5.7   Exercise of Exchange Right Subsequent to Retraction

        In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Exchangeco pursuant to Section 6.1(d) of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable Law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Exchangeco and provided that neither US Gold nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to Section 6.1(e) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to notify the Trustee of such prohibition against Exchangeco and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the Transfer Agent (including a copy of the retraction request delivered pursuant to Section 6.1(a) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require US Gold or, at US Gold's option, Callco, to purchase such shares in accordance with the provisions of this ARTICLE 5.

5.8   Stamp or Other Transfer Taxes

        Upon any sale of Exchangeable Shares to US Gold or Callco pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing shares of US Gold Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary: (a) shall pay (and none of US Gold, Callco, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar Taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary; or (b) shall have established to the satisfaction of the Trustee, US Gold, Callco and Exchangeco that such Taxes, if any, have been paid.

5.9   Notice of Insolvency Event

        As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and US Gold shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Exchangeco or US Gold or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of US Gold, a notice of such Insolvency Event in the form provided by US Gold, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10 Call Rights

        The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Change of Law Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of US Gold under this Agreement.

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5.11 Automatic Exchange Right

  (1)
  US Gold shall give the Trustee written notice of each of the following events (each a "US Gold Liquidation Event") at the time set forth below:

  (a)
  in the event of any determination by the board of directors of US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

  (b)
  promptly following the earlier of (i) receipt by US Gold of notice of and (ii) US Gold otherwise becoming aware of any instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs in each case where US Gold has failed to contest in good faith any such proceeding commenced in respect of US Gold within 30 days of becoming aware thereof.

  (2)
  Promptly following receipt by the Trustee from US Gold of notice of any US Gold Liquidation Event contemplated by Section 5.11(1)(a) or 5.11(1)(b), the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided by US Gold to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock provided for in Section 5.11(3) below (the "Automatic Exchange Right").

  (3)
  In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of shares of US Gold Common Stock in the distribution of assets of US Gold in connection with a US Gold Liquidation Event, immediately prior to the effective date (the "US Gold Liquidation Event Effective Date") of a US Gold Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by US Gold or its Subsidiaries) shall be automatically exchanged for shares of US Gold Common Stock. To effect such automatic exchange, US Gold shall purchase each Exchangeable Share outstanding on the last Business Day immediately prior to the US Gold Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell free and clear of any liens, claims or encumbrances the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price on the last Business Day immediately prior to the US Gold Liquidation Event Effective Date, which shall be satisfied in full by US Gold delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price.

  (4)
  On the Business Day immediately prior to the US Gold Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to US Gold all of such Beneficiary's right, title and interest in and to such Exchangeable Shares free and clear of any liens, claims or encumbrances and shall cease to be a holder of such Exchangeable Shares and US Gold shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the Exchangeable Share Consideration deliverable upon the automatic exchange of the Exchangeable Shares. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for shares of US Gold Common Stock and the certificates held by such Beneficiary previously

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    representing the Exchangeable Shares exchanged by such Beneficiary with US Gold pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Gold Common Stock delivered to such Beneficiary by US Gold pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of US Gold Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Gold may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of US Gold Common Stock of which such Beneficiary is the holder and the remainder of the Exchangeable Share Consideration, if any.

5.12 US Gold Common Stock

        The obligations of US Gold to issue shares of US Gold Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable Laws and regulatory or stock exchange requirements.

5.13 Withholding Rights

        US Gold, Callco, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares or US Gold Common Stock such amounts as US Gold, Callco, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of federal, provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Callco, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Callco, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Callco, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14 No Fractional Entitlements

        Notwithstanding anything contained in this Agreement, including, without limitation, ARTICLE 5, no Beneficiary (or the Trustee as trustee for and on behalf of, and for the use and benefit of a Beneficiary) shall be entitled to, and US Gold and Callco will not deliver, fractions of shares of US Gold Common Stock. Where the application of the provisions of this Agreement, including, without limitation, ARTICLE 5, would otherwise result in a Beneficiary (or the Trustee, on behalf of the Beneficiary) receiving a fraction of a share of US Gold Common Stock the Beneficiary (or the Trustee on behalf of the Beneficiary) shall be entitled to receive the nearest whole number of shares of US Gold Common Stock.

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 ARTICLE 6
CONCERNING THE TRUSTEE

6.1   Powers and Duties of the Trustee

  (1)
  The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

  (a)
  receipt and deposit of the Special Voting Share from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (b)
  granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

  (c)
  voting the Beneficiary Votes in accordance with the provisions of this Agreement;

  (d)
  receiving the grant of the Exchange Right and the Automatic Exchange Right from US Gold and, in the case of the Exchange Right, Callco, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (e)
  exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of US Gold Common Stock and cheques and other property, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

  (f)
  holding title to the Trust Estate;

  (g)
  investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

  (h)
  taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of US Gold, Callco and Exchangeco under this Agreement and under the Share Provisions; and

  (i)
  taking such other actions and doing such other things as are specifically provided in this Agreement.

  (2)
  In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.

  (3)
  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

  (4)
  The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively

15

    assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2   No Conflict of Interest

        The Trustee represents to US Gold, Callco and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in ARTICLE 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as trustee hereunder.

6.3   Dealings With Transfer Agents, Registrars, Etc.

  (1)
  Each of US Gold, Callco and Exchangeco irrevocably authorizes the Trustee, from time to time, to:

  (a)
  consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and shares of US Gold Common Stock; and

  (b)
  requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it, which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

  (2)
  Each of US Gold and Callco covenant that it will supply the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire shares of US Gold Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

6.4   Books and Records

        The Trustee shall keep available for inspection by US Gold, Callco and Exchangeco at the Trustee's principal office(s) in Toronto, Ontario and Calgary, Alberta correct and complete books and records of account relating to the Trustee's actions under this Agreement, including all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Right, for the term of this Agreement. On or before    •    , and on or before    •    in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to US Gold, Callco and Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

  (a)
  the property and funds comprising the Trust Estate as of that date;

  (b)
  the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by US Gold or Callco of shares of US Gold Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

16

  (c)
  all other actions taken by the Trustee in the performance of its duties under this Agreement that it had not previously reported.

6.5   Income Tax Returns and Reports

        The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable Law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. US Gold shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6   Indemnification Prior To Certain Actions By Trustee

  (1)
  The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to ARTICLE 4, subject to Section 6.15 and with respect to the Exchange Right pursuant to ARTICLE 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to ARTICLE 5, subject to Section 6.15.

  (2)
  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7   Action of Beneficiaries

        No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including under the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at Law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8   Reliance By Trustee Upon Declarations

        The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificates and officer certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if

17

such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9   Evidence and Authority To Trustee

  (1)
  US Gold, Callco and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by US Gold, Callco and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Automatic Exchange Right or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of US Gold, Callco and/or Exchangeco forthwith if and when:

  (a)
  such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

  (b)
  the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives US Gold, Callco and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

  (2)
  Such evidence shall consist of an Officer's Certificate of US Gold, Callco and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

  (3)
  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of US Gold, Callco and/or Exchangeco and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of US Gold, Callco and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

  (4)
  Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

  (a)
  declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

  (b)
  describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

  (c)
  declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10 Experts, Advisers and Agents

        The Trustee may:

  (a)
  in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether

18

    retained by the Trustee or by US Gold, Callco and/or Exchangeco or otherwise, and may retain or employ such assistance as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

  (b)
  employ such agents and other assistance as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

  (c)
  pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11 Investment of Moneys Held By Trustee

        Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the Laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Exchangeco. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the Laws of Canada or any province thereof at the rate of interest then current on similar deposits. All interest on monies held by or on behalf of the Trustee shall be for the account of Exchangeco and held by Trustee in trust for the benefit of Exchangeco.

6.12 Trustee Not Required to Give Security

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13 Trustee Not Bound to Act on Request

        Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of US Gold, Callco and/or Exchangeco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine. The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided that: (a) the Trustee's written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

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6.14 Authority to Carry on Business

        The Trustee represents to US Gold, Callco and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right, the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in ARTICLE 9.

6.15 Conflicting Claims

  (1)
  If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

  (a)
  the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

  (b)
  all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

  (2)
  If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16 Acceptance of Trust

        The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by Law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17 Maintenance of Office or Agency

        US Gold will maintain in Toronto, Ontario and Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon US Gold or Exchangeco in respect of the Exchangeable Shares may be served. US Gold will give prompt written notice to the Trustee of the

20

location, and any change in the location, of such office or agency. If at any time US Gold shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and US Gold and Exchangeco hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all US Gold proxy materials will be made available for inspection by any Beneficiary at such office or agency.

6.18 Third Party Interests

        Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to held by the Trustee in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

6.19 Privacy

        The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7
COMPENSATION

7.1   Fees and Expenses of the Trustee

        The Trustee will invoice US Gold for its fees and expenses under this Agreement. US Gold, Callco and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including Taxes other than Taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any US Gold Meeting, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that US Gold, Callco and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

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 ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1   Indemnification of the Trustee

  (1)
  US Gold, Callco and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by US Gold, Callco or Exchangeco pursuant hereto.

  (2)
  US Gold, Callco or Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim; provided that the omission to so notify US Gold, Callco or Exchangeco shall not relieve US Gold, Callco or Exchangeco of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which US Gold, Callco or Exchangeco have under this indemnity. Subject to (ii) below, US Gold, Callco and Exchangeco shall be entitled to participate at their own expense in the defence and, if US Gold, Callco and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Gold, Callco or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and US Gold, Callco or Exchangeco and the Trustee shall have been advised by counsel acceptable to US Gold, Callco or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to US Gold, Callco or Exchangeco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case US Gold, Callco and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this ARTICLE 8 shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2   Limitation of Liability

        The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

8.3   Force Majeure

        Except for the payment obligations of US Gold, Callco and Exchangeco contained herein, no party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered or delayed in the performance or observance of any provision contained herein by reason of act of God, riots,

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terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 8.3.

ARTICLE 9
CHANGE OF TRUSTEE

9.1   Resignation

        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Gold, Callco and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless US Gold, Callco and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the Laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, US Gold, Callco and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2   Removal

        The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than thirty (30) days' prior notice by written instrument executed by US Gold, Callco and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3   Successor Trustee

        Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to US Gold, Callco and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of US Gold, Callco and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Gold, Callco, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

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9.4   Notice of Successor Trustee

        Upon acceptance of appointment by a successor trustee as provided herein, US Gold, Callco and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If US Gold, Callco or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Gold, Callco and Exchangeco

ARTICLE 10
US GOLD SUCCESSORS

10.1 Certain Requirements in Respect of Combination, etc.

        US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if: (i) such other person or continuing corporation (the "US Gold Successor") by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this Agreement; and (ii) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2 Vesting of Powers in Successor

        Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 10.1 and thereupon the US Gold Successor and such other person that may then be the issuer of the shares of US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this Agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

10.3 Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another direct or indirect wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this ARTICLE 10.

10.4 Successor Transaction

        In the event of an US Gold Control Transaction:

  (a)
  in which US Gold merges or amalgamates with, or in which all or substantially all of the then outstanding shares of US Gold Common Stock are acquired by, one or more other corporations to which US Gold is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

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  (b)
  which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

  (c)
  in which all or substantially all of the then outstanding shares of US Gold Common Stock are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such US Gold Control Transaction, owns or controls, directly or indirectly, US Gold, then:

  (i)
  all references herein to "US Gold" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to shares of "US Gold Common Stock" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to this Agreement immediately subsequent to the US Gold Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to this Agreement had occurred immediately prior to the US Gold Control Transaction and the US Gold Control Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any sub-division, consolidation or reduction of share capital) without any need to amend the terms and conditions of this Agreement and without any further action required; and

  (ii)
  US Gold shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1 Amendments, Modifications, etc.

        Subject to Section 11.2 thereof, this Agreement may not be amended or modified except by an agreement in writing executed by US Gold, Callco, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions.

11.2 Ministerial Amendments

        Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Exchangeco, Callco and US Gold shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries as a whole;

  (b)
  evidencing the succession of a US Gold Successor and the covenants of the obligations assumed by each such US Gold Successor in accordance with the provisions of ARTICLE 10;

  (c)
  making such amendments or modifications not inconsistent with this Agreement, as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of US Gold, Callco and Exchangeco and in the opinion of the

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    Trustee, in reliance upon a certificate of Exchangeco, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting in reliance upon a certificate of Exchangeco, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries as a whole; or

  (d)
  making such changes or corrections which, on the advice of counsel to US Gold, Callco, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of US Gold, Callco and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries as a whole.

11.3 Meeting To Consider Amendments

        Exchangeco, at the request of US Gold, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable Laws.

11.4 Changes in Capital of US Gold and Exchangeco

        At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either the shares of US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the shares of US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5 Execution of Supplemental Trust Agreements

        Notwithstanding Section 11.1, from time to time Exchangeco (when authorized by a resolution of its board of directors), Callco (when authorized by a resolution of its board of directors), US Gold (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof for any one or more of the following purposes:

  (a)
  evidencing the succession of a US Gold Successor and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of ARTICLE 10 and the successors of any successor trustee in accordance with the provisions of ARTICLE 9;

  (b)
  making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to US Gold, Exchangeco, the Trustee or this Agreement; and

  (c)
  for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

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        In executing or accepting the supplemental trusts created by any supplemental agreement permitted by this ARTICLE 11, the Trustee will be entitled to receive and (subject to ARTICLE 6) will be fully protected in relying upon an Officer's Certificate and opinions of counsel stating that the execution of such supplemental agreement is authorized or permitted in this Agreement.

ARTICLE 12
TERMINATION

12.1 Term

        The Trust created by this Agreement shall continue until the earliest to occur of the following events:

  (a)
  no outstanding Exchangeable Shares are held by a Beneficiary;

  (b)
  each of US Gold, Callco and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

  (c)
  21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2 Survival of Agreement

        This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of ARTICLE 7 and ARTICLE 8 shall survive any termination of this Agreement.

ARTICLE 13
GENERAL

13.1 Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2 Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3 Assignment

        No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) except that Callco may assign in its sole discretion any or all of its rights, interests and obligations hereunder to any wholly owned subsidiary of US Gold.

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13.4 Notices to Parties

        Any notice and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

    If to Exchangeco or Callco:

    2900 Manulife Place
    10180-101 Street
    Edmonton, Alberta
    T5J 3V5

    Facsimile No.: (780) 423-7276
    Attention: Corporate Secretary

    If to US Gold:

    99 George Street, 3rd Floor
    Toronto, Ontario
    M5A 2N4

    Facsimile No.: (647) 258-0408
    Attention: Perry Ing

    In the case of Exchangeco, Callco and US Gold, with copy to:

    Fraser Milner Casgrain LLP
    Toronto-Dominion Centre
    77 King Street West, Suite 400
    Toronto, Ontario
    M5K 0A1

    Attention: Michael Melanson
    Fax: (416) 863-4592

    If to the Trustee:

    Computershare Trust Company of Canada
    600, 530—8th Avenue SW
    Calgary, Alberta
    T2P 3S8

    Attention: Manager, Corporate Trust
    Fax: (403) 267-6598

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a Business Day or at any time on a day that is not a Business Day, such notice or other communication shall be deemed to have been given or delivered and received on the following Business Day.

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13.5 Notice to Beneficiaries

        Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.6 Risk of Payments By Post

        Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Exchangeco, Callco, US Gold or by such Beneficiary to the Trustee or to US Gold or Callco or Exchangeco, the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Exchangeco, in the case of payments made or documents by the Trustee or Exchangeco or Callco or US Gold and the Beneficiary, in the case of payments made or documents by the Beneficiary.

13.7 United States Tax Characterization

        The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar Tax purposes, the Trust will be disregarded as an entity separate from US Gold pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

13.8 Counterparts

        This Agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.9 Jurisdiction

        This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein.

13.10  Attornment

        Each of the Trustee, US Gold, Callco and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and each of US Gold and Callco hereby appoint Exchangeco at its registered office in the Province of Alberta as attorney for service of process. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of this page left intentionally blank.]

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        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

US GOLD CORPORATION
By:	Name: Title:
MCEWEN MINING (ALBERTA) ULC
By:	Name: Title:
MCEWEN MINING—MINERA ANDES ACQUISITION CORP.
By:	Name: Title:
COMPUTERSHARE TRUST COMPANY OF CANADA
By:	Name: Title:
By:	Name: Title:

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QuickLinks

  EXECUTION COPY
ARRANGEMENT AGREEMENT
Article 1 INTERPRETATION
Article 2 THE ARRANGEMENT
Article 3 REPRESENTATIONS AND WARRANTIES
Article 4 COVENANTS
Article 5 CONDITIONS PRECEDENT
Article 6 AMENDMENT AND TERMINATION
Article 7 NON-SOLICITATION
Article 8 GENERAL
EXHIBIT A
PLAN OF ARRANGEMENT UNDER SECTION 193 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
ARTICLE 1 INTERPRETATION
ARTICLE 2 ARRANGEMENT AGREEMENT
ARTICLE 3 ARRANGEMENT
ARTICLE 4 DISSENT PROCEDURES
ARTICLE 5 OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES
ARTICLE 6 AMENDMENTS
ARTICLE 7 WITHHOLDING RIGHTS
ARTICLE 8 CERTAIN RIGHTS OF US GOLD AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES
ARTICLE 9 GENERAL
EXHIBIT 1 EXCHANGEABLE SHARE PROVISIONS
AUTHORIZED CAPITAL
SCHEDULE A RETRACTION REQUEST
EXHIBIT B
SUPPORT AGREEMENT
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 COVENANTS OF US GOLD AND EXCHANGECO
ARTICLE 3 US GOLD SUCCESSORS
ARTICLE 4 GENERAL
EXHIBIT C
VOTING AND EXCHANGE TRUST AGREEMENT
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 TRUST
ARTICLE 3 SPECIAL VOTING SHARE
ARTICLE 4 EXERCISE OF VOTING RIGHTS
ARTICLE 5 EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT
ARTICLE 6 CONCERNING THE TRUSTEE
ARTICLE 7 COMPENSATION
ARTICLE 8 INDEMNIFICATION AND LIMITATION OF LIABILITY
ARTICLE 9 CHANGE OF TRUSTEE
ARTICLE 10 US GOLD SUCCESSORS
ARTICLE 11 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS
ARTICLE 12 TERMINATION
ARTICLE 13 GENERAL